Exhibit 4.6
                                                           [Execution Copy]



                           $150,000,000

             REVOLVING CREDIT AND TERM LOAN AGREEMENT

                    dated as of October 7, 1994




                -----------------------------------

                   NATIONAL PROPANE CORPORATION

                -----------------------------------







                       THE BANK OF NEW YORK,
                      as Administrative Agent


                        __________________



                 THE FIRST NATIONAL BANK OF BOSTON

                                and

      INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,
                           as Co-Agents


                              PAGE

                         TABLE OF CONTENTS

                                                             Page

                             ARTICLE I

                            DEFINITIONS

Section 1.01.  Definitions


                            ARTICLE II

           THE REVOLVING CREDIT LOANS; LETTERS OF CREDIT

Section 2.01.  The Revolving Credit Loans
Section 2.02.  Procedure for Revolving Credit Borrowings
Section 2.03.  Revolving Credit Notes
Section 2.04.  Revolving Credit Commitment Fee
Section 2.05.  Cancellation or Reduction of Revolving Credit
               Commitment
Section 2.06.  Optional and Mandatory Prepayment
Section 2.07.  Conversion to Term Loans
Section 2.08.  Letters of Credit


                            ARTICLE III

                          THE TERM LOANS

Section 3.01.  The Tranche A Term Loans
Section 3.02.  The Tranche B Term Loans
Section 3.03.  The Tranche C Term Loans
Section 3.04.  The Tranche D Term Loans
Section 3.05.  Procedure for Making Term Loans
Section 3.06.  Repayment
Section 3.07.  Optional and Mandatory Prepayments
Section 3.08.  Special Mandatory Prepayment
Section 3.09.  Additional Prepayment Provisions


                            ARTICLE IV

           INTEREST, METHOD OF PAYMENT, USE OF PROCEEDS

Section 4.01.  Interest on ABR Loans
Section 4.02.  Interest on Eurodollar Loans
Section 4.03.  Procedure for Interest Determination
Section 4.04.  Post Default Interest
Section 4.05.  Maximum Interest Rate
Section 4.06.  Uses of Proceeds


                             ARTICLE V

                     DISBURSEMENT AND PAYMENT

Section 5.01.  Pro Rata Treatment
Section 5.02.  Method of Payment
Section 5.03.  Compensation for Losses
Section 5.04.  Additional Costs; Capital Adequacy
Section 5.05.  Unavailability


                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

Section 6.01.  Incorporation, Good Standing and Due Qualification
Section 6.02.  Corporate Power and Authority; No Conflicts
Section 6.03.  Legally Enforceable Agreements
Section 6.04.  Litigation
Section 6.05.  Financial Statements
Section 6.06.  Taxes
Section 6.07.  ERISA
Section 6.08.  Operation of Business
Section 6.09.  Environmental Protection
Section 6.10.  Margin Regulations
Section 6.11.  No Material Misstatements
Section 6.12.  Monthly Financial Statements
Section 6.13.  Pro Forma Financial Statements


                            ARTICLE VII

                       CONDITIONS OF LENDING

Section 7.01   Conditions to the Making of the Initial Loans
Section 7.02.  Conditions Precedent to the Making of the
               Tranche C Term Loans
Section 7.03.  Conditions to the Making of Each Loan
Section 7.04. Conditions Precedent to Revolving Credit Loans Constituting Acquisition Borrowings

                           ARTICLE VIII

                             COVENANTS

Section 8.01.  Affirmative Covenants
Section 8.02.  Negative Covenants
Section 8.03.  Financial Covenants


                            ARTICLE IX

                    EVENTS OF DEFAULT; SECURITY

Section 9.01.  Events of Default

                             ARTICLE X

             THE ADMINISTRATIVE AGENT AND THE LENDERS

Section 10.01. Appointment, Powers and Immunities
Section 10.02. The Administrative Agent's Liabilities
Section 10.03. Defaults and Events of Default
Section 10.04. Rights as a Lender
Section 10.05. Lender Credit Decision
Section 10.06. Indemnification
Section 10.07. Failure to Act
Section 10.08. Resignation or Removal of Administrative Agent
Section 10.09. Agent Fee


                            ARTICLE XI

           CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 11.01. Consent to Jurisdiction
Section 11.02. WAIVER OF JURY TRIAL


                            ARTICLE XII

                           MISCELLANEOUS

Section 12.01. APPLICABLE LAW
Section 12.02. Set-off
Section 12.03. Expenses; Indemnification
Section 12.04. Sharing of Payments and Expenses
Section 12.05. Amendments
Section 12.06. Cumulative Rights and No Waiver
Section 12.07. Notices
Section 12.08. Separability
Section 12.09. Assignments and Participations
Section 12.10. Execution in Counterparts

                             SCHEDULES

Schedule 1          Revolving Credit Commitments

Schedule 2          Tranche A Term Loan Commitments

Schedule 3          Tranche B Term Loan Commitments

Schedule 4          Tranche C Term Loan Commitments

Schedule 5          Subsidiaries of the Borrower

Schedule 6          Environmental Protection

Schedule 7          Certain Permitted Liens

Schedule 8          Certain Indebtedness of the Borrower


                             EXHIBITS

Exhibit A      Form of Guarantee

Exhibit B      Pro-Forma Historical EBITDA Calculation

Exhibit C      Form of Mortgage, Mortgage Deed and Security
               Agreement

Exhibit D      Form of Pledge and Security Agreement of Guarantor

Exhibit E      Form of Security Agreement

Exhibit F      Form of Trademark Security Agreement

Exhibit G      Form of Notice of Borrowing for Revolving Credit
               Loans

Exhibit H      Form of Revolving Credit Note

Exhibit I      Form of Tranche A Term Note

Exhibit J      Form of Tranche B Term Note

Exhibit K      Form of Tranche C Term Note

Exhibit L      Form of Tranche D Term Note

Exhibit M      Form of Notice of Borrowing for Tranche A and
               Tranche B Term Loans

Exhibit N      Form of Notice of Borrowing for Tranche C Term
               Loans

Exhibit O      Form of Notice of Interest Election

Exhibit P      Form of Opinions of Counsel for the Borrower and
               the Guarantor

Exhibit Q      Form of Public Gas Management Agreement

Exhibit R      Form of Assignment and Assumption Agreement

         REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, this "Agreement"), among NATIONAL PROPANE CORPORATION, a Delaware corporation
(the
"Borrower"), each of the several lenders from time to time parties hereto (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as Administrative Agent for the Lenders (as defined below, the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON and INTERNATIONALE
NEDERLANDEN
(U.S.) CAPITAL CORPORATION, as Co-Agents (in such capacity, the "Co-Agents").


                       W I T N E S S E T H:


          WHEREAS, the Borrower has requested the Lenders to provide up to $150,000,000 in credit facilities to the Borrower; and

          WHEREAS, the Lenders are willing to provide such credit facilities on the terms and condition hereinafter provided;

          NOW, THEREFORE, the parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS

          Section 1.01.  Definitions.

          (a) Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VIII, such terms shall be construed in accordance with GAAPas in effect on the date of this Agreement applied on a basis consistentwith the construction thereof applied in preparing the Borrower's auditedfinancial statements referred to in Section 6.05. In the event there shalloccur a change in GAAP which but for the foregoing proviso would affect thecomputation used to determine compliance with any covenant set forth inArticle VIII, the Borrower and the Lenders agree to negotiate in good faithin an effort to agree upon an amendment to this Agreement that will permitcompliance with such covenant to be determined by reference to GAAP as sochanged while affording the Lenders the protection afforded by such covenantprior to such change (it being understood, however, that such covenant shallremain in full force and effect in accordance with its existing termspending the execution by the Borrower and the Lenders of any suchamendment).

          (b) Other Terms. The following terms shall have the meaningsascribed to them below or in the Sections of this Agreement indicated belowand include the plural as well as the singular:

          "ABR Loans" means ABR Revolving Loans and ABR Term Loans.

          "ABR Revolving Loans" means Revolving Credit Loans or portions thereof which bear interest at the rate and in the manner set forth in
Section 4.01.

          "ABR Term Loans" means Term Loans or portions thereof which bear interest at the rate and in the manner set forth in Section 4.01.

          "Acquisition Borrowing" means a Borrowing under the Acquisition Sublimit.

          "Acquisition Sublimit" means the $15 million portion of the Total Revolving Credit Commitment which may at any one time be borrowed for the purpose of making Permitted Acquisitions.

          "Administrative Agent" means The Bank of New York as administrative agent for the Lenders and as Secured Party (or any similar capacity) under any of the Security Documents.

          "Adverse Environmental Condition" means any of the matters referred to in clauses (i), (ii) or (iii) of the definition of Environmental Claim.

          "Affiliate" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the beneficial or record ownership of equity interests.

          "Applicable Margin" means the following margins in respect of Eurodollar Loans and ABR Loans:

                                                 Applicable Margin
                                             Eurodollar
Type of Loan                                    Loans     ABR Loans

Revolving Credit Loans and                     2.25%         1.00%
Tranche D Term Loans

Tranche A Term Loans                           2.50%         1.25%

Tranche B Term Loans                           2.75%         1.50%

Tranche C Term Loans                           3.50%         2.25%;


provided, however, that the Applicable Margin for Revolving Credit Loans, Tranche D Term Loans and Tranche A Term Loans outstanding after the Margin Adjustment Date (as defined below) shall be reduced by .50% if, but only so long as, the Leverage Ratio is less than 2.50:1.00 and the Interest Coverage Ratio is greater than 3.75:1.00, any reduction or increase to be effective at the close of business on the fifth Business Day (the "Margin Adjustment Date") after the date on which the Borrower shall have delivered to the Administrative Agent annual or quarterly financial statements of the Borrower, as provided in Section 8.01(a), demonstrating that the Leverage Ratio and the Interest Coverage Ratio, as of the date of such financial statements, satisfy, or fail to satisfy, the foregoing conditions.

          "Asset Sale" means the sale, lease or disposition of any assets of the Borrower or any Subsidiary other than in the ordinary course of business.

          "Assignee" has the meaning ascribed to such term in Section
12.09(c).

          "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the rate of interest publicly announced by The Bank of New York from time to time at its Principal Office as its prime commercial lending rate and (ii) the Federal Funds Rate plus 1/2 of 1%.

          "Borrowed Money" means, as to any Person and without duplication, the amount of (a) any obligation of such Person to repay money borrowed, (b) any indebtedness of such Person evidenced by notes (other than trade debt incurred in the ordinary course of business and payable on terms not longer than 150 days), bonds, debentures or similar instruments, (c) any obligation of such Person to pay for goods or services under a conditional sale or other title retention agreement, (d) any obligation of others constituting Borrowed Money secured by any asset of such Person, whether or not such obligation is assumed by such Person, (e) any contingent or non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable (currently or in the future) under a letter of credit, bankers' acceptance or similar instrument,
(f) any obligation for Borrowed Money of others guaranteed by such Person and (g) all Capital Lease Obligations of such Person.

          "Borrower Management Agreement" means the management agreement, dated as of April 23, 1993, between the Guarantor and the Borrower (as such agreement may be amended, restated or supplemented from time to time).

          "Borrowing" means any borrowing made by the Borrower, or reimbursement obligation of or undrawn amount available to the Borrower in respect of a Letter of Credit, under this Agreement.

          "Borrowing Date" has the meaning ascribed to such term in
Section 2.02; provided that each "Borrowing Date" shall be a Business Day.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

          "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement containing the right to use) real or personal property, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the outstanding amount thereof, determined in accordance with GAAP.

          "Closing Date" means the date of the initial Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, as to any Lender, its Revolving Credit Commitment (if any) and Term Loan Commitment (if any).

          "Consolidated" and "consolidated" refer to the consolidation of financial statements in accordance with GAAP.

          "Consolidated Capital Expenditures" means, for the Borrower for any period, the aggregate of all expenditures (whether paid or accrued) during such period that, in conformity with GAAP, are included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding expenditures for the acquisition of any other Person (or any stock or other equity interests therein) or of substantially all of the assets used in the business of any other Person.

          "Consolidated Current Assets" means, for the Borrower at any date of determination, consolidated current assets determined in accordance with GAAP, less cash, investments with maturities of less than one year and the current portion of the amounts shown as "due from Triarc Companies, Inc." on the Borrower's most recent financial statements as of such date.

          "Consolidated Current Liabilities" means, for the Borrower at any date of determination, consolidated current liabilities determined in accordance with GAAP, less the sum of (a) the current portion of, and any accrued interest on, Subordinated Debt, (b) the Restructuring Charge and (c) the current portion of Borrowed Money of the Borrower.

          "Consolidated EBITDA" means, for the Borrower for any period, the sum (without duplication) of (a) the consolidated net income of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, adjusted to exclude non-recurring gains and losses on unusual items (including, without limitation, Asset Sales) and (b) income taxes, Consolidated Interest Expense, depreciation, and amortization (including, without limitation, amortization associated with goodwill, deferred debt expenses, restricted stock and option costs and non-competition agreements) for such period.

          "Consolidated Interest Expense" means, for the Borrower for any period, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP, but excluding that attributable to the Subordinated Debt), whether paid or accrued, of the Borrower and its Subsidiaries, determined on a consolidated basis, with respect to all outstanding Borrowed Money of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers' acceptance financing, but excluding non-cash costs (or benefits) under Interest Rate Agreements.

          "Consolidated Scheduled Debt Amortization" means, for the Borrower at any time of determination, the sum, without duplication, of the scheduled maturity principal payments, as adjusted to reflect mandatory prepayments made on or prior to the date of determination, of all Borrowed Money for the next succeeding four fiscal quarters.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any regulated constituent of any such substance or waste, including any such substance regulated under any applicable Environmental Law.

          "Contingent Liabilities" has the meaning ascribed to such term in Section 8.02(c).

          "Credit Documents" means this Agreement, the Security Documents, the Guarantee and the Notes, as any of them may be amended or supplemented from time to time.

          "Default" means any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Effective Date" means the first Business Day on which all of the conditions precedent in Section 7.01 have been satisfied.
          "Election Date" has the meaning ascribed to such term in Section
4.03.

          "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden, accidental or non-accidental releases), of, or exposure to, any substance, chemical, material, pollutant contaminant, odor or audible noise or other release or emission in, into or onto the environment including, without limitation, the air, ground, water or any surface) at, in, by, from, or related to a Person's property, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of such property or
(iii) the violation, or alleged violation, of any applicable Environmental Laws, ordinances, orders, permits or licenses of or from any Governmental Authority or court relating to environmental matters connected with a Person's property.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, permits, agency requirements, and the like, which are directed at the protection of human health or the environment from Contaminants.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

          "Eurodollar Base Rate" means, with respect to any Interest
Period for a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of the offered rates for U.S. dollar deposits with a term comparable to such Interest Period that appear on the Reuters LIBO Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Reuters LIBO Page, "Eurodollar Base Rate" shall mean, with respect to any Interest Period for a Eurodollar Loan, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) quoted as the rate at which U.S.dollar deposits are offered by the Administrative Agent to leading banks in the London interbank deposit market at approximately 11:00A.M., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the amount of the related Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) for a term equal to such Interest Period. "Reuters LIBO Page" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurodollar Loans" means Eurodollar Revolving Loans and
Eurodollar Term Loans.

          "Eurodollar Reserve Percentage" means, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency liabilities.

          "Eurodollar Revolving Loans" means Revolving Credit Loans or portions thereof which bear interest at the rate and in the manner set forth in Section 4.02.

          "Eurodollar Term Loans" means Term Loans or portions thereof which bear interest at the rate and in the manner set forth in Section 4.02.

          "Event of Default" has the meaning ascribed thereto in Section
9.01.

          "Excess Cash Flow" means, for the Borrower for any period, the amount, if positive, of (a) the sum, without duplication, of (i) consolidated net income of the Borrower for such period, (ii) to the extent deducted in determining such consolidated net income for such period, non-cash interest expense, non-cash income tax expense, depreciation expense, amortization expense, other non-cash charges and any net losses on Asset Sales, (iii) the decrease, if any, in Net Working Capital (including the effect, if any, of the Restructuring Charge) during such period, minus (b) the sum, without duplication, of (i) any non-cash gain during such period (to the extent included in consolidated net income) and non-cash interest income, (ii) the increase, if any, in Net Working Capital (including the effect, if any, of the Restructuring Charge) during such period, (iii) cash Consolidated Capital Expenditures, (iv) net gains on Asset Sales (to the extent included in determining consolidated net income) and (v) the amount of repayment of amounts on all Borrowed Money (except for repayments of Revolving Credit Loans) in such period.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between a fully informed and willing seller and a fully informed and willing buyer.

          "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to or by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
          "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA for the four most recently completed fiscal quarters of the Borrower less Consolidated Capital Expenditures and less any increase in, or plus any decrease in Net Working Capital, for such four fiscal quarters to (b) the sum of Consolidated Interest Expense for such four fiscal quarters and Consolidated Scheduled Debt Amortization at such date of determination.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

          "General Purpose Borrowing" means a Borrowing under the General Purposes Sublimit, other than a reimbursement obligation of, or undrawn amount available to, the Borrower in respect of a Letter of Credit.

          "General Purposes Sublimit" means the $25 million portion of the Total Revolving Credit Commitment which may at any one time be borrowed for general corporate purposes or issued as a Letter or Letters of Credit pursuant to Section 2.08 hereof, and which is not part of the Acquisition Sublimit.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means the unconditional guarantee by the Guarantor of the obligations of the Borrower hereunder, substantially in the form of Exhibit A.

          The term "guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in connection with the incurrence of any such obligation. The amount of any guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

          "Guarantor" means Triarc Companies, Inc., a Delaware corporation.

          "Interest Coverage Ratio" means, for the Borrower at any date of determination, the ratio of Consolidated EBITDA to Consolidated Interest Expense during the four fiscal quarters of the Borrower then most recently completed.

          "Interest Period" means each one-, two-, three- or six-month period, as to a Eurodollar Loan, selected by the Borrower pursuant to Sec-tions 2.02, 3.05 or 4.02 hereof and commencing on the date such Eurodollar Loan is made or a Loan of another type is converted to such Eurodollar Loan or the last day of the current Interest Period for such Eurodollar Loan, as the case may be.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or similar arrangement used by a Person to fix or cap a floating rate of interest on indebtedness for Borrowed Money to a negotiated maximum rate or amount.

          "Issuance Date" means the Business Day set forth in each Letter of Credit Request as the date upon which the Borrower desires to have the Administrative Agent issue a Letter of Credit for its account pursuant to
Section 2.08.
          "Issuance Fee" has the meaning ascribed to such term in Section
2.08(f).

          "Lender Class" means, as of any date, each of the Revolving
Credit Lenders, Tranche A Lenders, Tranche B Lenders, Tranche C Lenders or Tranche D Lenders on such date, in each case taken as a group with all other such Lenders.

          "Letter of Credit" has the meaning ascribed to such term in
Section 2.08.

          "Letter of Credit Fee" has the meaning ascribed to such term in
Section 2.08(f).

          "Letter of Credit Obligations" means, with respect to any Lender at any date of determination, the sum of (i) such Lender's participating share of the maximum aggregate amount which is, or at any time thereafter may become, available for drawings under all Letters of Credit then outstanding plus (ii) the aggregate amount such Lender is obligated to fund or has funded to the Administrative Agent as a result of such Lender's participating share in all drawings under Letters of Credit honored by the Administrative Agent and not theretofore reimbursed by the Borrower.

          "Letter of Credit Request" has the meaning ascribed to such term in Section 2.08(a).

          "Letter of Credit Sublimit" means the $5 million portion of the General Purposes Sublimit which may at any one time be outstanding in the form of a Letter or Letters of Credit.

          "Leverage Ratio" means, for the Borrower at any date of determination, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA of the Borrower (as adjusted to give pro forma effect to any business combinations or acquisitions consummated during the most recent four fiscal quarters in the manner set forth in Exhibit B) for the four fiscal quarters of the Borrower most recently completed prior to such date.

          "LIBOR" means, with respect to any Interest Period, the rate per annum determined pursuant to the following formula:

     LIBOR =          Eurodollar Base Rate
                  ---------------------------------
               1 - Eurodollar Reserve Percentage.

LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loans" means the Revolving Credit Loans and Term Loans.

          "Material Adverse Effect" means (i) any material adverse effect on the business, properties, conditions (financial or otherwise), or operations, present or prospective, of the Borrower and its Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of the Borrower to perform its respective obligations hereunder and under the other Credit Documents, (iii) any material adverse effect on the legality, validity, binding effect or enforceability of this Agreement or any other Credit Document, or (iv) any adverse effect on the perfection or priority of the Lenders' Liens upon a material portion of the collateral described in the Security Documents.

          "Mortgages" means certain mortgages of real property of the Borrower, each substantially in the form of Exhibit C.

          "Net Proceeds" means, as to the issuance of equity securities, gross proceeds reduced by any ordinary and usual issuance or sale costs actually incurred.

          "Net Working Capital" means, for the Borrower at any date of determination, the excess of (a) the Consolidated Current Assets of the Borrower over (b) the Consolidated Current Liabilities of the Borrower, all determined as of such date.

          "Notes" means, collectively, the Revolving Credit Notes and the Term Notes.

          "Participant" has the meaning ascribed to such term in Section
12.09.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Acquisition" means the acquisition by the Borrower or a Subsidiary of the Borrower, of any Person (or any stock or other equity interests therein) or a substantial part of the assets used in the business of any Person; provided that (a) the Person (or the assets) being acquired is engaged or used in the distribution of propane gas; (b) such acquisition shall not be opposed by the boards of directors (or other person or persons performing similar functions) of any of the parties to such acquisition; (c) if the purchase price for such acquisition exceeds $10,000,000 in cash, property, net assumption of liabilities for Borrowed Money or otherwise (or $5,000,000 if such acquisition is to be financed, directly or indirectly, in whole or in part with proceeds of Loans), the written approval of the Required Lenders shall have been obtained prior to consummation of such acquisition; (d) after giving effect to such acquisition, the Leverage Ratio shall not exceed 4.25x (on or before December 30, 1995) or the maximum Leverage Ratio permitted by Section 8.03(b) (after December 30, 1995); and
(e) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing.

          "Permitted Investments" means (a) direct obligations of the United States of America, or of any agency or instrumentality thereof which is guaranteed fully as to principal, premium (if any) and interest by the United States of America, in any case with a maturity not exceeding one year, (b) certificates of deposit and other time deposits with a maturity not exceeding one year issued by a commercial bank, including any Lender, having a combined capital and surplus of at least $100,000,000 or the equivalent thereof and a member of the Federal Reserve System, provided that the short-term debt of such commercial bank (other than a Lender) has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Guarantor or the Borrower) organized and existing under the laws of the United States of America or any State thereof with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Group or any successor rating agency, (d) any money market deposit accounts issued or offered by a commercial bank (including any Lender) having capital and surplus in excess of $100,000,000 or the equivalent thereof, provided that the short-term debt of such commercial bank (other than a Lender) has a rating, at the time of investment, of "P-1" (or higher) according to Moody's Investors Service Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Group or any successor rating agency and (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(a) above entered into with any financial institution.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" means any employee benefit plan established by the Borrower or any ERISA Affiliate which is subject to Title IV of ERISA.

          "Pledge and Security Agreement" means the pledge and security agreement, substantially in the form of Exhibit D, delivered by the Guarantor pursuant to Section 7.01.

          "Principal Office" means, with respect to the Administrative Agent, its principal office located at One Wall Street, New York, New York 10286.

          "Public Gas" means Public Gas Company, a Florida corporation.

          "Public Gas Management Agreement" has the meaning ascribed to such term in Section 8.01(q).

          "Public Gas Merger" has the meaning ascribed to such term in
Section 7.02(b).

          "Public Gas Promissory Note" has the meaning set forth in
Section 8.02(e).

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

          "Required Lenders" means, on any date, Lenders holding, in the aggregate, greater than 50% of (i) the Total Revolving Credit Commitment on such date, (ii) the aggregate unpaid principal amount of Tranche A Loans or, if no such Loans are outstanding, the Tranche A Term Loan Commitments, on such date, (iii) the aggregate unpaid principal amount of Tranche B Term Loans or, if no such Loans are outstanding, the Tranche B Term Loan Commitments, on such date, (iv) the aggregate unpaid principal amount of Tranche C Term Loans or, if no such Loans are outstanding, the Tranche C Term Loan Commitments, on such date, and (v) the aggregate unpaid principal amount of Tranche D Term Loans on such date. Notwithstanding anything to the contrary in the Credit Documents, for so long as any Lender shall be in default with respect to the making or funding of any Loan, such Lender and the Commitments and Loans of such Lender, shall not be counted in determining whether any approval or consent of the Required Lenders has been obtained.

          "Restricted Payments" means (a) the declaration or payment of any dividends (other than a non-cash dividend effected by forgiveness of indebtedness) or distributions on any shares of any class of capital stock of the Borrower, application of any property or assets of the Borrower to the purchase or acquisition, redemption or other retirement of, or setting apart of any sum for the payment of any distributions on, or for the purchase, redemption or other retirement of, any shares of any class of capital stock of the Borrower or of any Subsidiary of the Borrower (other than a Wholly Owned Subsidiary) and (b) any payment or other advance made, directly or indirectly, by the Borrower to any Affiliate (other than a Wholly Owned Subsidiary) of the Borrower; provided that "Restricted Payments" shall not include any payments made by the Borrower (i) pursuant to the Tax Sharing Agreement, (ii) to the Guarantor of the lease termination portion of the Restructuring Charge in an amount not exceeding $1,400,000,
(iii) to the Guarantor in settlement of liabilities representing obligations of the Borrower owing to the Guarantor for past-due management fees (not exceeding $1,044,000) and advances for the payment of the September 1, 1994 installment of interest on the Subordinated Debt (not exceeding $3,215,000), to the extent such liabilities are accrued on the Borrower's balance sheet dated as of September 30, 1994, (iv) in satisfaction of Borrower's obligations under employee benefit programs for employees of the Borrower and its Subsidiaries or (v) to Chesapeake Insurance Company pursuant to that certain Promissory Note, dated June 1, 1994, of the Borrower (without giving effect to any amendment or modification thereof) in an amount not exceeding $1,250,000.

          "Restructuring Charge" means, for the Borrower at any date of determination, the current liability item on the consolidated balance sheet of the Borrower and its Subsidiaries which resulted from the facilities relocation and corporate restructuring provision and other charges set forth in note (10) to the Borrower's consolidated financial statements contained in the Borrower's Annual Report on Form 10-K for the year ended April 30, 1993.

          "Revolving Credit Borrowing" means the aggregate principal amount of Revolving Credit Loans made on a particular Borrowing Date.
          "Revolving Credit Commitment" has the meaning ascribed to such term in Section 2.01.

          "Revolving Credit Commitment Fee" has the meaning ascribed to such term in Section 2.04.

          "Revolving Credit Lenders" means, collectively, as of any date, Lenders having a Revolving Credit Commitment or an outstanding Revolving Credit Loan on such date.

          "Revolving Credit Loans" has the meaning ascribed to such term in Section 2.01.

          "Revolving Credit Notes" has the meaning ascribed to such term in Section 2.03.

          "Revolving Credit Termination Date" has the meaning ascribed to such term in Section 2.01.

          "Security Agreement" means a security agreement, substantially in the form of Exhibit E, delivered pursuant to Section 7.01(k) or 8.01(o).

          "Security Documents" means the Security Agreements, the
Trademark Security Agreement, the Pledge and Security Agreement, the Mortgages, any related financing statements, UCC filings, bank acknowledgements and similar instruments and documents.

          "SEPSCO" means Southeastern Public Service Company, a Delaware corporation.

          "Solvent" means, when used with respect to any Person, that at the date of determination:

          (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's probable liabilities on its existing debts and obligations (including contingent liabilities) as they become absolute and matured;

          (b)  such Person is able to pay its debts as they become due;
     and

          (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person then is about to engage.

          "Subordinated Debt" means the 13 % Subordinated Debentures of the Borrower outstanding on the date hereof.

          "Subsidiary" means, as to any Person, any corporation, partnership, joint venture, trust, estate or other entity of which (or in which) more than 50% of:

          (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

          (b) the interest in the capital or profits of such partnership or joint venture; or
          (c) the beneficial interest in such trust, estate or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Syndication Period" means the period of time ending on November 15, 1994, or such earlier date as decided by the Administrative Agent and Co-Agents.

          "Tax Sharing Agreement" means the Tax Sharing Agreement, dated April 30, 1993, between the Borrower and the Guarantor, as such may be amended, restated or supplemented from time to time.

          "Term Loan" means any of the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan and the Tranche D Term Loan.

          "Term Loan Commitment" means, for any Lender any of the Tranche
A Term Loan Commitment, the Tranche B Term Loan Commitment and the Tranche C Term Loan Commitment.

          "Term Note" means any of the Tranche A Term Notes (as defined in
Section 3.01), Tranche B Term Notes (as defined in Section 3.02), Tranche C Term Notes (as defined in Section 3.03) and Tranche D Term Notes (as defined in Section 3.04).

          "Total Debt" means, without duplication, the obligations for Borrowed Money (other than Subordinated Debt and Capital Lease Obligations) of the Borrower and its Subsidiaries.

          "Total Revolving Credit Commitment" has the meaning ascribed to such term in Section 2.01.

          "Trademark Security Agreement" means the trademark security agreement, substantially in the form of Exhibit P, to be delivered by the Borrower pursuant to Section 8.01(p).

          "Tranche A Lenders" means, collectively as of any date, Lenders having a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan on such date.

          "Tranche A Term Loan" has the meaning ascribed to such term in
Section 3.01.

          "Tranche A Term Loan Commitment" has the meaning ascribed to such term in Section 3.01.

          "Tranche B Lenders" means, collectively as of any date, Lenders having a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan on such date.

          "Tranche B Term Loan" has the meaning ascribed to such term in
Section 3.02.

          "Tranche B Term Loan Commitment" has the meaning ascribed to such term in Section 3.02.

          "Tranche C Commitment Fee" has the meaning ascribed to such term in Section 3.03(b).
          "Tranche C Lenders" means, collectively as of any date, Lenders having a Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan on such date.

          "Tranche C Term Loan" has the meaning ascribed to such term in
Section 3.03.

          "Tranche C Term Loan Commitment" has the meaning ascribed to such term in Section 3.03.

          "Tranche D Lenders" means, collectively as of any date, Lenders having an outstanding Tranche D Term Loan on such date.

          "Tranche D Term Loan" has the meaning ascribed to such term in
Section 3.04.

          "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

          "Wholly Owned Subsidiary" means, as to any Person, any corporation, partnership, joint venture, trust, estate or other entity of which (or in which) more than 100% of:

          (a)  the outstanding capital stock of such corporation;

          (b) the interest in the capital or profits of such partnership or joint venture; or

          (c) the beneficial interest in such trust, estate or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.


                            ARTICLE II

           THE REVOLVING CREDIT LOANS; LETTERS OF CREDIT

          Section 2.01. The Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each of the Revolving Credit Lenders, severally and not jointly with the other Lenders, agrees to make loans ("Revolving Credit Loans") to the Borrower from time to time during the period from the Effective Date until March 31, 2000 (the "Revolving Credit Termination Date") in an aggregate principal amount at any one time outstanding not to exceed in the case of each Revolving Credit Lender the amount set forth opposite such Revolving Credit Lender's name on Schedule 1, as such amount may be changed from time to time pursuant to the terms of this Agreement (for each Revolving Credit Lender, its "Revolving Credit Commitment" and for all the Revolving Credit Lenders, the "Total Revolving Credit Commitment"). The aggregate principal amount of Acquisition Borrowings outstanding at any time shall not exceed the Acquisition Sublimit; the aggregate principal amount of General Purpose Borrowings, together with the aggregate amount of Letter of Credit Obligations, outstanding at any time shall not exceed the General Purposes Sublimit; and the aggregate amount of Letter of Credit Obligations outstanding at any time shall not exceed the Letter of Credit Sublimit.

          Section 2.02.  Procedure for Revolving Credit Borrowings.  (a)
The Borrower may borrow pursuant to this Article II by giving written notice by telecopier to the Administrative Agent prior to 11:00 A.M., New York time, on the Borrowing Date, in the case of ABR Revolving Loans, and at least three Business Days' prior to the Borrowing Date, in the case of Eurodollar Revolving Loans, of its request for Revolving Credit Loans, which borrowing shall, be (x) in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Revolving Loans, or (y) in the aggregate principal amount of $500,000 or an integral multiple thereof, in the case of ABR Revolving Loans, such notice to be substantially in the form of Exhibit G. Such notice shall specify (i) the date of the proposed borrowing (the "Borrowing Date"), (ii) the amount of such Revolving Credit Borrowing, (iii) whether the Revolving Credit Loans are to bear interest as ABR Revolving Loans or Eurodollar Revolving Loans, (iv) if the Revolving Credit Loans are to bear interest as Eurodollar Revolving Loans, the initial Interest Period therefor, and (v) whether such Revolving Credit Borrowing is to be a General Purpose Borrowing or an Acquisition Borrowing.

          (a) Upon receipt of any such notice from the Borrower, the Administrative Agent shall forthwith give notice to each Lender of the substance of such notice. Subject to the foregoing sentence, and upon satisfaction of the applicable conditions set forth in Article VII hereof, not later than 1:00 P.M., New York time, on the Borrowing Date specified in such notice, each Revolving Credit Lender shall make available to the Administrative Agent in immediately available funds at the Principal Office of the Administrative Agent, such Revolving Credit Lender's pro rata share (based on the Total Revolving Credit Commitment) of the requested Revolving Credit Borrowing.

          (b) Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the Borrower the Revolving Credit Borrowing requested in such notice. The Administrative Agent may, but shall not be required to, advance on behalf of any Revolving Credit Lender such Revolving Credit Lender's Revolving Credit Loan on a Borrowing Date unless such Revolving Credit Lender shall have notified the Administrative Agent prior to the Borrowing Date that it does not intend to make available its Revolving Credit Loan on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Revolving Credit Lender on whose behalf such advance was made, and if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower shall promptly pay such amount to the Administrative Agent. The Administrative Agent shall be entitled to recover from the Revolving Credit Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day such amount is made available at a rate per annum equal to the applicable rate on the Revolving Credit Loans made on the Borrowing Date.

          Section 2.03.  Revolving Credit Notes.  The Borrower's
obligation to repay the Revolving Credit Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit H (each, a "Revolving Credit Note"), one such payable to the order of each Revolving Credit Lender. The Revolving Credit Note of each Revolving Credit Lender shall be in the principal amount of such Revolving Credit Lender's Revolving Credit Commitment, dated the date of the initial Revolving Credit Loan and be stated to mature on the Revolving Credit Termination Date and bear interest from the date thereof until maturity on the principal balance from time to time outstanding thereunder at the rates provided herein. Each Revolving Credit Lender is authorized to indicate upon the grid attached to its Revolving Credit Note the principal amount of all Revolving Credit Loans made by it pursuant to this Agreement, all interest elections and payments of principal and interest thereon. Such notations shall be presumed correct absent manifest error, but the failure by such Revolving Credit Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Notes.

          Section 2.04. Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the pro rata (based on the Total Revolving Credit Commitment) account of the Revolving Credit Lenders a fee (the "Revolving Credit Commitment Fee") equal to 1/2 of 1% per annum (on the basis of a 360-day year for the actual number of days elapsed) on the daily average unutilized amount of the Total Revolving Credit Commitment from the date hereof to the Revolving Credit Termination Date. Such fee shall be payable in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the date hereof, and on the Revolving Credit Termination Date.

          Section 2.05. Cancellation or Reduction of Revolving Credit Commitment. (a) Optional Reductions. The Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent and upon payment of the Revolving Credit Commitment Fee accrued through the date of such cancellation or reduction, to cancel the Total Revolving Credit Commitment in full or to reduce the amount thereof in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof at any time; provided that the amount of the Total Revolving Credit Commitment shall at no time be less than the unpaid principal amount of all Revolving Credit Loans and Letter of Credit Obligations then outstanding. All cancellations or reductions shall be permanent.

          (b)  Mandatory Reductions; Termination.  (i)  The General
Purpose Sublimit, and the Total Revolving Credit Commitment, shall be reduced by $10,000,000 on the first anniversary of the Effective Date if the Tranche C Term Loan shall not have been borrowed in full prior to that date. On the third anniversary of the Closing Date, the Acquisition Sublimit will terminate, and the Total Revolving Credit Commitment will be reduced by the amount of the Acquisition Sublimit then in effect. The Revolving Credit Commitment shall be reduced to $0 pursuant to the mandatory prepayment described in Section 3.08. All such reductions shall be permanent.

          (ii) In the event that (A) the aggregate unpaid principal amount of the outstanding Revolving Credit Loans together with aggregate Letter of Credit Obligations shall at any time exceed the Total Revolving Credit Commitment, (B) the aggregate unpaid principal amount of outstanding General Purpose Borrowings, together with the aggregate amount of Letter of Credit Obligations, shall at any time exceed the General Purposes Sublimit or (C) the aggregate unpaid principal amount of the Acquisition Borrowings shall at any time exceed the Acquisition Sublimit, then in each case, such excess shall be immediately due and payable to the Revolving Credit Lenders, pro rata (based on the Total Revolving Credit Commitment).

          Section 2.06. Optional and Mandatory Prepayment. The Borrower shall have the right, on not less than three Business Days' written notice to the Administrative Agent, in the case of Eurodollar Revolving Loans, and not less than one Business Day's written notice to the Administrative Agent, in the case of ABR Revolving Loans, to prepay Revolving Credit Loans of the Revolving Credit Lenders bearing interest on the same basis and having the same Interest Periods, if any, in whole or in part, without premium or penalty, and if in part, in the aggregate principal amount of (x) $5,000,000 or in integral multiples of $1,000,000, in the case of Eurodollar Revolving Loans and (y) $500,000 or in integral multiples thereof, in the case of ABR Revolving Loans, in each case together with accrued interest on the principal being prepaid to the date of prepayment, and in the case of Eurodollar Revolving Loans, any amounts required by Section 5.03. Subject to Section 2.01, amounts prepaid may be reborrowed. Revolving Loans also are subject to the special mandatory prepayment provisions set forth in
Section 3.08.

          Section 2.07.  Conversion to Term Loans.  On the third
anniversary of the Closing Date, all outstanding Acquisition Borrowings shall automatically convert to a term loan (the "Tranche D Term Loan"), as provided in Section 3.04.

          Section 2.08. Letters of Credit. (a) From time to time until but not including the Revolving Credit Termination Date, the Administrative Agent agrees to issue Letters of Credit, upon written notice to the Administrative Agent by the Borrower (a "Letter of Credit Request"), which notice shall (i) specify, with respect to such requested Letter of Credit,
(x) the requested Issuance Date, (y) the aggregate amount of the Letter of Credit Obligations with respect to the requested Letter of Credit, and (z) the expiration date of the requested Letter of Credit, (ii) certify that, after issuance of the requested Letter of Credit, the sum of the aggregate amount of the Letter of Credit Obligations of all the Revolving Credit Lenders then outstanding (x) will not exceed the Letter of Credit Sublimit and (y) together with the aggregate principal amount of outstanding General Purpose Borrowings and the outstanding Letter of Credit Obligations, will not exceed the General Purposes Sublimit of the Total Revolving Credit Commitment then in effect, and (iii) be accompanied by such application and agreement for a letter of credit, and such other documents, as the Administrative Agent may reasonably specify to such Borrower from time to time, all in form and substance reasonably satisfactory to the Administrative Agent. The amount stated to be available for drawing under any such Letter of Credit shall be deemed usage of such amount of the Letter of Credit Sublimit and the General Purposes Sublimit. The aggregate amount of Letter of Credit Obligations outstanding at any time shall not exceed the Letter of Credit Sublimit. Each Letter of Credit shall be for a period of no longer than one year and shall expire on or prior to the Revolving Credit Termination Date. The other terms and conditions in respect of such Letters of Credit shall be as may be agreed upon between the Administrative Agent
and the Borrower.        (b)  Procedure for Requesting Letters of Credit.
The Borrower may request that the Administrative Agent issue a Letter of Credit pursuant to Section 2.08(a) by delivering a Letter of Credit Request to the Administrative Agent prior to 10:00 A.M., New York City time, not less than five Business Days prior to the proposed Issuance Date of the Letter of Credit. Upon receipt of any Letter of Credit Request from the Borrower, the Administrative Agent shall forthwith give notice to each Revolving Credit Lender of the substance thereof. On the Issuance Date specified by the Borrower in such notice, the Administrative Agent will issue such Letter of Credit substantially as specified in such Letter of Credit Request.

          (c) Participation by Lenders. Immediately upon the issuance of a Letter of Credit, each Revolving Credit Lender other than the Administrative Agent shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Revolving Credit Lender's pro rata share (based on the Total Revolving Credit Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

          (d) Deposit upon Acceleration. If an Event of Default shall have occurred and any loan is declared due and payable prior to the scheduled maturity thereof, then the Borrower shall deposit funds in a cash collateral account maintained with the Administrative Agent in an aggregate amount equal to the then outstanding amount of Letter of Credit Obligations; or if available amounts under outstanding Letters of Credit exceed the amount of the Letter of Credit Sublimit, then the Borrower shall deposit funds in a cash collateral account maintained with the Administrative Agent in an aggregate amount equal to such excess. The Borrower hereby grants the Administrative Agent a security interest in all such funds and in any investments made therewith or proceeds thereof to secure payment to the Administrative Agent of reimbursement obligations with respect to outstanding Letters of Credit. In the event that the Administrative Agent pays any drawing under a Letter of Credit, the Administrative Agent may withdraw funds on deposit to make reimbursement of such drawing, in an amount equal to such drawing. Upon payment by the Borrower of all reimbursement obligations with respect to Letters of Credit, the termination or other expiration of all Letters of Credit and the termination of the Total Revolving Credit Commitment, remaining funds on deposit in the cash collateral account shall be returned promptly to the Borrower, subject to
Section 12.02 hereof.

          (e) Drawings and Reimbursement. (i) In the event of any drawing under a Letter of Credit by the beneficiary thereof, the Administrative Agent shall promptly notify the Borrower. By not later than 3:00 P.M., New York time, on the day on which such drawing is honored (or, if such drawing occurs after 3:00 P.M., New York time, on the next succeeding Business Day) the Borrower shall reimburse the Administrative Agent in an amount equal to the amount of such drawing in immediately available funds. All unreimbursed drawings under Letters of Credit shall automatically convert to and be deemed to be ABR Revolving Loans held proportionately by the Revolving Credit Lenders.

          (ii) If the Borrower shall fail to reimburse the Administrative Agent as provided in Section 2.08(e)(i), in an amount equal to the amount of any drawing honored by the Administrative Agent under a Letter of Credit, the Administrative Agent shall promptly notify each Revolving Credit Lender of the unreimbursed amount of such drawing and of such Revolving Credit Lender's respective participation therein. Not later than 12:00 P.M., New York time, on the Business Day after the date notified by the Administrative Agent, each Revolving Credit Lender shall make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent an amount equal to its respective participation. In the event that any Revolving Credit Lender fails to make available to the Administrative Agent on such Business Day the amount of such Revolving Credit Lender's participation in such Letter of Credit as provided in this 2.08(e)(ii), the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at a rate per annum equal to (i) from (and including) such Business Day to (and including) the third Business Day thereafter, the Federal Funds Rate, and (ii) from (but excluding) such third Business Day, the sum of 2% and the Base Rate.

          (f) Letter of Credit Fees. Borrower agrees to pay to the Administrative Agent a fee (an "Issuance Fee") equal to .25% per annum and to Administrative Agent for the pro rata accounts (based on the Total Revolving Credit Commitment) of the Revolving Credit Lenders a fee (a "Letter Of Credit Fee") equal in the aggregate to 2.25% per annum (on the basis of the actual number of days elapsed over a year of 360 days) on the daily amount stated to be available from time to time for drawing under each Letter of Credit from (and including) the Issuance Date until (but excluding) the expiration date of such Letter of Credit, payable in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the applicable Issuance Date, and on such expiration date.

          (g) Unconditional Reimbursement Obligation. The obligation of the Borrower to reimburse the Administrative Agent for drawings made under Letters of Credit issued for the account of the Borrower and the obligations of the Revolving Credit Lenders under Section 2.08(e)(ii) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement or otherwise, the transactions contemplated herein or therein or any unrelated transaction;

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of this Agreement or such Letter of Credit; provided that this subsection shall not relieve the Administrative Agent of any liability determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent; or

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; provided that this subsection shall not relieve the Administrative Agent of any liability determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent.

                            ARTICLE III

                          THE TERM LOANS

          Section 3.01. The Tranche A Term Loans. Subject to the terms and conditions hereof, on the Closing Date each Tranche A Lender, severally and not jointly with the other Lenders, agrees to make a Tranche A term loan to the Borrower (each, a "Tranche A Term Loan") in a single borrowing in an amount equal to the principal amount set forth opposite such Tranche A Lender's name on Schedule 2, as such amount may be changed from time to time pursuant to the terms of this Agreement (for each Tranche A Lender, its "Tranche A Term Loan Commitment"). The Borrower's obligation to repay the Tranche A Term Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit I (each, a "Tranche A Term Note"), one such promissory note payable to the order of each Tranche A Lender. The Tranche A Term Note of each Tranche A Lender shall be in the principal amount of such Tranche A Lender's Tranche A Term Loan, dated the date on which the Tranche A Term Loan is made and be stated to mature in installments as set forth in Section 3.06(a) and bear interest from the date thereof until maturity on the unpaid principal amount of the Tranche A Term Loan, payable at the rates and in the manner determined pursuant to Section 4.03.

          Section 3.02. The Tranche B Term Loans. Subject to the terms and conditions hereof, on the Closing Date each Tranche B Lender, severally and not jointly with the other Lenders, agrees to make a Tranche B term loan to the Borrower (each, a "Tranche B Term Loan") in a single borrowing in an amount equal to the principal amount set forth opposite such Tranche B Lender's name on Schedule 3, as such amount may be changed from time to time pursuant to the terms of this Agreement (for each Tranche B Lender, its "Tranche B Term Loan Commitment"). The Borrower's obligation to repay the Tranche B Term Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit J (each, a "Tranche B Term Note"), one such promissory note payable to the order of each Tranche B Lender. The Tranche B Term Note of each Tranche B Lender shall be in the principal amount of such Tranche B Lender's Tranche B Term Loan, dated the date on which the Tranche B Term Loan is made and be stated to mature in installments as set forth in Section 3.06(b) hereof and bear interest from the date thereof until maturity on the unpaid principal amount of the Tranche B Term Loan, payable at the rates and in the manner determined pursuant to Section 4.03.

          Section 3.03. The Tranche C Term Loans. (a) Subject to the terms and conditions hereof, during the period from the Effective Date until the first anniversary of the Effective Date, each Tranche C Lender, severally and not jointly with the other Lenders, agrees to make a term loan to the Borrower (each, a "Tranche C Term Loan") in a single borrowing in an amount equal to the principal amount set forth opposite such Tranche C Lender's name on Schedule 4, as such amount may be changed from time to time pursuant to the terms of this Agreement (for each Tranche C Lender, its "Tranche C Term Loan Commitment"). The Borrower's obligation to repay the Tranche C Term Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit K (each, a "Tranche C Term Note"), one such promissory note payable to the order of each Tranche C Lender. The Tranche C Term Note of each Tranche C Lender shall be in the principal amount of such Tranche C Lender's Tranche C Term Loan, dated the date on which the Tranche C Term Loan is made and be stated to mature in installments as set forth in Section 3.06(c) and bear interest from the date thereof until maturity on the unpaid principal amount of the Tranche C Term Loan, payable at the rates and in the manner determined pursuant to Section 4.03.

          (b) The Borrower shall pay to the Administrative Agent for the pro rata account (based on the respective Tranche C Term Loan Commitments) of the Tranche C Lenders a fee (the "Tranche C Commitment Fee") equal to 1/2 of 1% per annum (on the basis of a 360-day year for the actual number of days elapsed) on the daily average unutilized amount of the Tranche C Term Loan Commitment from the date hereof to the date on which the Tranche C Term Loans are made or on which the Tranche C Term Loan Commitments expire or are cancelled. Such fee shall be payable in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the date hereof, and on the date on which the Tranche C Term Loans are made or, if the Tranche C Term Loans are not made, the Tranche C Term Loan Commitments expire or are cancelled.

          Section 3.04. The Tranche D Term Loans. Subject to the terms and conditions hereof, all Acquisition Borrowings outstanding on the third anniversary of the Closing Date shall automatically be converted to term loans (the "Tranche D Term Loans"). The Borrower's obligation to repay the Tranche D Term Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit L (each, a "Tranche D Term Note"), one such promissory note payable to the order of each Tranche D Lender. The Tranche D Term Note of each Tranche D Lender shall be executed and delivered on the third anniversary of the Closing Date, in the principal amount of such Lender's Tranche D Term Loan, dated the third anniversary of the Closing Date and stated to mature in installments as set forth in Section 3.06(d) hereof and bear interest from the date thereof until maturity on the unpaid principal amount payable at the rates and in the manner determined pursuant to Section 4.03.

          Section 3.05. Procedure for Making Term Loans. (a) The Borrower may borrow Tranche A Term Loans and Tranche B Term Loans pursuant to this Article III by giving the Administrative Agent written notice by telecopier prior to 12:00 noon, New York time, not less than one Business Day prior to the Effective Date of its request for such Term Loans, such notice to be substantially in the form of Exhibit M.

          (b) The Borrower may borrow Tranche C Term Loans pursuant to this Article III by giving the Administrative Agent prior to 12:00 noon, New York time, not less than one Business Day's written notice by telecopier, in the case that the Tranche C Term Loans are to be borrowed as ABR Term Loans, and three Business Days' written notice, in the case that the Tranche C Term Loans are to be borrowed as Eurodollar Term Loans, of its request for Tranche C Term Loans, which shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Term Loans, and in the aggregate amount of $500,000 or an integral multiple thereof, in the case of ABR Term Loans, such notice to be substantially in the form of Exhibit N. Such notice shall specify (i) the date of the proposed borrowing of Tranche C Term Loans (the "Borrowing Date"), (ii) the amount of such Tranche C Term Loans, (iii) whether the Tranche C Term Loans are to bear interest as ABR Term Loans or Eurodollar Term Loans and (iv) if the Tranche C Term Loans are to bear interest as Eurodollar Term Loans, the term of the initial Interest Period therefor.

          (c) Upon receipt of any notice referred to in subsections (a) or (b) from the Borrower, the Administrative Agent shall promptly give notice to each Lender of the relevant Lender Class of the substance of such notice. Not later than 1:00 P.M., New York time, on the Borrowing Date specified in such notice, and upon satisfaction of the applicable conditions set forth in Article VII hereof, each Lender shall make available to the Administrative Agent in immediately available funds at the Principal Office of the Administrative Agent, such Lender's pro rata share (based on the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Tranche C Term Loan Commitments, as the case may be) of the requested Term Loans.

          (d) Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the Borrower the Term Loans requested in such notice. The Administrative Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Term Loan on a Borrowing Date unless such Lender shall have notified the Administrative Agent prior to the Borrowing Date that it does not intend to make available its Term Loan on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the
Admistrative Agent the amount of such advance on demand, the Borrower shall promptly pay such amount to the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day such amount is made available at a rate per annum equal to the applicable rate on the Term Loans made on the Borrowing Date.

          Section 3.06. Repayment. (a) The principal of the Tranche A Term Loans shall be due and payable in the following installments:
$4,250,000 on June 30, 1995; $4,250,000 on December 31, 1995; $4,500,000 on
June 30, 1996; $4,500,000 on December 31, 1996; $4,625,000 on June 30, 1997;
$4,625,000 on December 31, 1997; $5,937,500 on June 30, 1998; $5,937,500 on
December 31, 1998; $6,062,500 on June 30, 1999; $6,062,500 on December 31,
1999; and $9,250,000 (together with any and all amounts then due and payable under the Credit Documents but unpaid) on March 31, 2000.

          (b) The principal of the Tranche B Term Loans shall be due and payable in the following installments: eleven installments of $125,000 each on June 30 and December 31 of each year, commencing on June 30, 1995 and continuing through June 30, 2000; $4,000,000 on December 31, 2000; $7,000,000 on June 30, 2001; $7,000,000 on December 31, 2001; and
$10,625,000 (together with any and all amounts then due and payable under the Credit Documents but unpaid) on March 31, 2002.

          (c) The principal of the Tranche C Term Loans shall be due and payable in the following installments: $4,000,000 on December 31, 2002; and $16,000,000 (together with any and all amounts then due and payable under the Credit Documents but unpaid) on March 31, 2003.

          (d) The principal of the Tranche D Term Loans shall be due and payable in six equal installments as follows: (i) semi-annually on June 30 and December 31 in each year, commencing December 31, 1997 and ending on December 31, 1999 and (ii) on March 31, 2000 (together with any and all amounts then due and payable under the Credit Documents).

          Section 3.07.  Optional and Mandatory Prepayments.  (a)
Optional Prepayments. The Borrower shall have the right, on not less than three Business Days' written notice to the Administrative Agent in the case of Eurodollar Term Loans, and not less than one Business Day's written notice to the Administrative Agent in the case of ABR Term Loans, to prepay portions of the Term Loans of the Lenders bearing interest on the same basis and having the same Interest Periods in whole or in part, without premium or penalty, (i) in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Term Loans and (ii) in the aggregate amount of $500,000 or an integral multiple thereof in the case of ABR Term Loans, in each case together with accrued interest on the principal being prepaid to the date of prepayment, and, in the case of Eurodollar Term Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by Section 5.03. All prepayments pursuant to this Section 3.07(a) shall be permanent.

          (b) Mandatory Prepayments. (i) The Borrower shall prepay the Loans within 20 days after receipt of the audit report delivered pursuant to
Section 8.01(a)(ii) for each fiscal year, commencing with the fiscal year ending December 31, 1995, in an amount equal to 75% of Excess Cash Flow for each such fiscal year ending prior to the drawdown of the Tranche C Term Loan and 50% of Excess Cash Flow for each fiscal year thereafter.
         (ii) Subject to the immediately following sentence, within 5 Business Days after any Asset Sale permitted hereunder, the Borrower shall prepay Loans in an amount equal to the net after-tax proceeds in the form of cash or cash equivalents received by the Borrower or a Subsidiary of the Borrower from such Asset Sale. The Borrower may, in any one-year period, use or designate to be used an aggregate of up to $5,000,000 of net after-tax proceeds of Asset Sales received in the form of cash or cash equivalents (and segregate such proceeds until such time as such proceeds are so used or the Borrower determines that the applicable acquisition will not occur) to fund Permitted Acquisitions or Consolidated Capital Expenditures (in either case, with respect to a Person not an Affiliate of the Borrower); provided, however, that in the event that such net after-tax proceeds shall not be so used within 180 days after the date of the Asset Sale to which such proceeds relate, such proceeds shall immediately be applied to prepay Loans pursuant to the preceding sentence (or upon any earlier determination by the Borrower not to use such proceeds to fund Permitted Acquisitions or Consolidated Capital Expenditures with respect to a Person not an Affiliate of the Borrower).

        (iii) The Borrower shall prepay Loans, within 5 Business Days after receipt thereof by the Borrower, in an amount equal to (x) 100% of the value of Net Proceeds of issuances of equity securities to Guarantor and its

Affiliates and (y) 50% of the Net Proceeds of issuances of equity securities to others, in each case to the extent such Net Proceeds are not used or designated to be used (and segregated by the Borrower until such time as such funds are so used or the Borrower determines that the applicable acquisition will not occur) to fund Permitted Acquisitions with respect to a Person not an Affiliate of the Borrower; provided, however, that in the event such Net Proceeds shall not be so used within 180 days after receipt of such Net Proceeds by the Borrower, such Net Proceeds shall be applied so to prepay Loans immediately (or upon any earlier determination by the Borrower not so to use such Net Proceeds).

          Section 3.08. Special Mandatory Prepayment. At the request of the Required Lenders, all outstanding Loans shall be prepaid in full and all outstanding Commitments shall be reduced to $0 if either (i) the Guarantor ceases to be the direct or indirect beneficial owner of more than 50% of the issued and outstanding shares of the Borrower's voting stock, or (ii) any Person, other than Nelson Peltz, Peter May, or any Person controlled by one or both of them, shall at any time acquire, directly or indirectly, beneficial ownership or control of 50% or more of the issued and outstanding shares of the Guarantor's voting stock, or (iii) less than a majority of the members of the Board of Directors of the Borrower or the Guarantor shall be Persons who either (a) were serving as directors on the Closing Date or (b) were nominated as directors and approved by the vote of the majority of the directors who are or were directors referred to in clause (a) above or this clause (b).

          Section 3.09. Additional Prepayment Provisions. (a) Pro Rata Reduction. Each prepayment (i) shall reduce pro rata each of the Tranche A Term Loans, Tranche B Term Loans and Tranche D Term Loans (to the extent they exist) and thereafter shall reduce pro rata the Tranche C Loans and thereafter shall reduce pro rata the Total Revolving Credit Commitment and
(ii) shall reduce the installments of each such Loan pro rata among their maturities; provided that any such reduction in the Total Revolving Credit Commitment shall first be applied to the Acquisition Sublimit and thereafter to the General Purposes Sublimit. At the time of each such reduction of the Total Revolving Credit Commitment, the Borrower shall be required to prepay Revolving Credit Loans to the extent that the aggregate outstanding principal amount of Revolving Credit Loans and outstanding Letter of Credit Obligations would otherwise exceed the reduced Total Revolving Credit Commitment.
          (b) Breakage Costs. All prepayments shall be without any premium or penalty, but the Borrower shall pay the amounts, if any, required to be paid under Section 5.03 at the time of prepayment of any Eurodollar Loans.


                            ARTICLE IV

           INTEREST, METHOD OF PAYMENT, USE OF PROCEEDS

          Section 4.01. Interest on ABR Loans. Each ABR Loan shall bear interest from the date of such ABR Loan until maturity or earlier conversion to a Eurodollar Loan, as the case may be, payable in arrears on the last Business day of each calendar quarter of each year, commencing with the first such date after the date hereof and at maturity at a rate per annum (on the basis of a 360-day year for the actual number of days involved whenever the Base Rate is based on the Federal Funds Rate and otherwise on the basis of a 365/6-day year for the actual number of days involved) equal to the sum of (i) the Applicable Margin and (ii) the Base Rate in effect from time to time, which rate shall change as and when said Base Rate or Applicable Margin shall change.

          Section 4.02.  Interest on Eurodollar Loans.    (a) Each
Eurodollar Loan shall bear interest from the date of such Eurodollar Loan during any applicable Interest Period, payable in arrears with respect to Interest Periods of three months or less, on the last day of the applicable Interest Period, and with respect to Interest Periods longer than three months, on the three-month anniversary of the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Administrative Agent with respect to each applicable Interest Period, equal to the sum of (i) the Applicable Margin and (ii) LIBOR, which rate shall change as and when said Applicable Margin shall change.

          (b) The Interest Period for each Eurodollar Loan shall be initially selected by the Borrower at least three Business Days prior to the beginning of such Interest Period in its notice of borrowing pursuant to
Section 2.02, in the case of Eurodollar Revolving Loans, or pursuant to
Section 4.03, in the case of Eurodollar Term Loans. Subsequent Interest Periods shall be selected pursuant to the procedures set forth in Section 4.03.

          (c) Notwithstanding the foregoing: (i) if any Interest Period for a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and (ii) no Interest Period for a Eurodollar Revolving Loan may extend beyond the Revolving Credit Termination Date and no Interest Period for a Eurodollar Term Loan may extend beyond the maturity of the respective Term Loans.

          (d) Eurodollar Loans shall be made by each Lender from its branch or Affiliate identified as its Eurodollar Lending Office on the signature page hereto, or such other branch or Affiliate as it may hereafter designate in writing to the Borrower and the Administrative Agent as its Eurodollar Lending Office.

          Section 4.03.  Procedure for Interest Determination.  (a)
Unless the Borrower shall make an election pursuant to subsection (b) of this Section 4.03 that the Loans or portions thereof shall bear interest as Eurodollar Loans, the Loans shall bear interest as ABR Loans. Notwithstanding anything hereunder to the contrary, all Loans shall be ABR Loans during the Syndication Period.
          (b) The Borrower shall give the Administrative Agent not less than three Business Days' written notice of its request for portions of the Loans to bear interest as Eurodollar Loans. Such notice shall be in the form of Exhibit O attached hereto and shall specify (i) the date on which such election is to take effect (the "Election Date"), (ii) the aggregate amount of the Loans which are to bear interest as ABR Loans or Eurodollar Loans, and (iii) the term of the Interest Period therefor; provided, however, that there shall at no time be Eurodollar Loans outstanding having more than 10 different Interest Periods.

          (a) Upon receipt of any such notice from the Borrower, the Administrative Agent shall forthwith give notice to each Lender of the substance thereof. Effective on such Election Date, the Loans or portions thereof as to which the election was made, shall commence to accrue interest as set forth in this Article IV for the interest rate selected by the Borrower.

          Section 4.04. Post Default Interest. After the occurrence of any payment or financial covenant Event of Default (whether by acceleration or otherwise), (i) all Applicable Margins shall increase by 2% per annum and all Loans shall be maintained as ABR Loans at the end of each then existing Interest Period, and (ii) such interest shall be payable on demand.

          Section 4.05. Maximum Interest Rate. (a) Nothing in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 12.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. Federal law.

          (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article IV, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

          (c) If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.
          Section 4.06. Uses of Proceeds. It is understood and agreed that funds provided by (a) Revolving Credit Loans made and Letters of Credit issued under the General Purposes Sublimit may be used for general corporate purposes of the Borrower, (b) Revolving Credit Loans made under the Acquisition Sublimit may be used only for the purpose of making Permitted Acquisitions, (c) Tranche A Term Loans and Tranche B Term Loans may be used for the purpose of repaying the Subordinated Debt in full, (d) Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans may be used for the purpose of making a Restricted Payment or Restricted Payments to the Guarantor or its Affiliates in an aggregate amount not to exceed $45,000,000 and (e) Tranche C Term Loans may be used only for the purpose of making all or part of a Restricted Payment or Payments to the Guarantor or its Affiliates in an amount of up to $30 million in accordance with Section 8.02(e).


                             ARTICLE V

                     DISBURSEMENT AND PAYMENT

          Section 5.01. Pro Rata Treatment. All payments of interest and principal on the Revolving Credit Loans and the Tranche D Term Loans, each payment of the Revolving Credit Commitment Fee and each reduction of the Total Revolving Credit Commitment shall be apportioned among the Revolving Credit Lenders pro rata in the proportion which their respective outstanding Revolving Credit Commitments bear to the Total Revolving Credit Commitments. All payments of interest and principal on the Tranche A Loans, and all reductions of the Tranche A Term Loan Commitments, shall be apportioned among the Tranche A Lenders pro rata in the proportion which their respective Tranche A Term Loan Commitments bear to all of the Tranche A Term Loan Commitments. All payments of interest and principal on the Tranche B Term Loans, and all reductions of the Tranche B Term Loan Commitments, shall be apportioned among the Tranche B Lenders pro rata in the proportion which their respective Tranche B Term Loan Commitments bear to all of the Tranche B Term Loan Commitments. All payments of interest and principal on the Tranche C Term Loans, each payment of the Tranche C Term Loan Commitment Fee and each reduction of the Tranche C Term Loan Commitment shall be apportioned among the Tranche C Lenders pro rata in the proportion which their respective Tranche C Commitments bear to all of the Tranche C Term Loan Commitments.

          Section 5.02. Method of Payment. All payments hereunder and under the Notes shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto in lawful money of the United States and in immediately available funds at the Principal Office of the Administrative Agent at or prior to 1:00 P.M., New York time, on the date when due. Any payment received after 1:00 P.M., New York time, shall be deemed to have been made on the next succeeding Business Day.

          Section 5.03. Compensation for Losses. In the event that the Borrower makes any prepayment of a Eurodollar Loan (including upon acceleration of the Notes as provided in Section 9.01) or in the event an Election Date selected pursuant to Section 4.03 falls on a day other than the last day of the Interest Period for the amount so prepaid or as to which an election is made, or in the event the Borrower revokes any notice given under Section 2.02, 3.05 or 4.03, the Borrower shall pay to each Lender upon its demand an amount which will compensate such Lender for any loss or premium or penalty reasonably incurred by such Lender (or, subject to Section 12.09(b), any Participant in the related Eurodollar Loan) as a result of such prepayment, election or revocation of notice in respect of funds obtained for the purpose of making or maintaining such Eurodollar Loan, or any part thereof. Such compensation shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed, for the period from the date of such payment or prepayment or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Eurodollar Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender or Participant on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market; provided that such Lender shall have delivered to the Borrower, within 60 days after the date of such payment or prepayment or failure to borrow, a certificate as to the amount of such loss or expense, which certificate shall set forth in reasonable detail the basis for such loss or expense and shall be conclusive in the absence of error.

          Section 5.04.  (a) Additional Costs; Capital Adequacy.
Additional Costs. In the event that (i) any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof subjects any Lender to any tax of any kind whatsoever with respect to this Agreement or changes the basis of taxation of payments to any Lender of principal or interest payable on any Eurodollar Loan (except for changes in (A) taxes based on or measured by the net income of such Lender or (B) franchise taxes imposed on such Lender, including without limitation, any branch profits taxes or any income taxes imposed by means of withholding at the source) or (ii) there shall be imposed on any Lender, directly or indirectly, any other condition affecting this Agreement or any Note or the cost of U.S. dollar deposits obtained by such Lender in the London interbank market and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurodollar Loan by an amount which such Lender deems to be material, then the Borrower shall pay to such Lender upon its demand the additional amount or amounts necessary to compensate such Lender for such additional cost; provided, that no such compensation shall be payable to the extent that, in the reasonable opinion of such Lender, the Eurodollar Base Rate has been adjusted to account for such increased cost.

          (a) Capital Adequacy. If any Lender shall have reasonably determined that the adoption, effectiveness or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any written change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time, upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Lending Office Designations. Before giving any notice to the Borrower pursuant to this Section 5.04, a Lender shall, if possible, designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

          (d) Certificate, Etc. Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make any payment pursuant to this Section
5.04. When requesting payment pursuant to this Section 5.04, each Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Determinations and allocations by such Lender for purposes of this Section 5.04 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. In the absence of manifest error, such certificate shall be conclusive and binding on the Borrower as to the amount so required to be paid by the Borrower to such Lender.

          Section 5.05. Unavailability. If at any time any Lender shall have determined in good faith (which determination shall be conclusive in the absence of manifest error) that the making or maintenance of any part of such Lender's Eurodollar Loans has been made impracticable or unlawful because of compliance by such Lender in good faith with any law or written guideline or interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), because U.S. dollar deposits in the amount and requested maturity of a Eurodollar Loan are not available to the Lender in the London Eurodollar interbank market or because of any other reason, then the Administrative Agent, upon notification to it of such determination by such Lender, shall forthwith advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loan shall automatically and without requirement of notice by the Borrower be converted to an ABR Loan and (ii) the obligation of such Lender to allow borrowing, elections and renewals of Eurodollar Loans shall be suspended, and, if the Borrower shall in a notice of borrowing or election request that such Lender make a Eurodollar Loan, the loan requested to be made by such Lender shall instead be made as an ABR Loan.


                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          Section 6.01.  Incorporation, Good Standing and Due
Qualification. (a) Each of the Borrower, its Subsidiaries and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where failure to be so qualified would materially and adversely affect the business, properties or financial condition of the Borrower, its Subsidiaries or the Guarantor, as the case may be.

          (b) As of the date hereof the Borrower has, and as of the Effective Date the Borrower will have, no Subsidiaries other than the Subsidiaries listed in Schedule 5.

          Section 6.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrower, its Subsidiaries and the Guarantor of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filings necessary to perfect the security interests granted by the Security Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulations G, T, U or X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or the Guarantor; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument (which other agreements, leases or instruments, individually or in the aggregate, are material in respect of the Borrower or the Guarantor) to which the Borrower or the Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than the Liens to be created under the Security Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, any Subsidiary or the Guarantor; or (f) cause the Borrower or the Guarantor to violate or be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          Section 6.03. Legally Enforceable Agreements. Each Credit Document to which the Borrower, a Subsidiary of the Borrower or the Guarantor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower, such Subsidiary or the Guarantor, as the case may be, enforceable against the Borrower, such Subsidiary or the Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 6.04.  Litigation.  Except as disclosed in the
Borrower's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower, any Subsidiary of the Borrower or the Guarantor before any court, governmental agency or arbitrator, which, based upon the opinion of counsel to the Borrower, are likely, in any one case or in the aggregate, materially and adversely to affect the financial condition, operations, properties or business of the Borrower and its Subsidiaries, taken as a whole, or the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Borrower, any Subsidiary of the Borrower or the Guarantor to perform its obligations under the Credit Documents to which it is a party.

          Section 6.05. Financial Statements. The consolidated financial statements of the Borrower and Public Gas for the year ended December 31, 1993 and the six-month period ended June 30, 1994, complete and true copies of which have been furnished to each of the Lenders, fairly present the financial condition of the Borrower and Public Gas as at such dates and the results of the operations of the Borrower and Public Gas for the periods covered by such statements, all in accordance with GAAP consistently applied. At such dates, there were no material liabilities of the Borrower and Public Gas, fixed or contingent, that are not reflected in the financial statements or in the notes thereto. Since December 31, 1993, there has been no material adverse change in the condition (financial or otherwise), business, prospects or operations of the Borrower and its Subsidiaries, taken as a whole.

          Section 6.06. Taxes. The Borrower and the Guarantor have filed all tax returns (federal, state and local) required to be filed (other than any such returns the failure of which to be filed could not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for any of the foregoing which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves are maintained. As of the date of this Agreement, the federal income tax liability of the Borrower consolidated for federal tax purposes has been finally determined and satisfied for all taxable years up to and including the taxable year ended April 30, 1984.

          Section 6.07. ERISA. Each of the Plans is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, the termination of which would result in liability to the Borrower or any Subsidiary of the Borrower in an amount which could have a Material Adverse Effect; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan which withdrawal would result in liability to the Borrower or any Subsidiary in an amount which could have a Material Adverse Effect; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities in an amount which could have a Material Adverse Effect; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount which could have a Material Adverse Effect, which liability has not been satisfied.

          Section 6.08. Operation of Business. The Borrower, each Subsidiary of the Borrower and the Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, material to the conduct of their respective businesses substantially as now conducted, and, to the best knowledge of the Borrower, neither the Borrower nor any such Subsidiary nor the Guarantor is in violation of any material rights of others with respect to any of the foregoing.

          Section 6.09.  Environmental Protection.  Except as set forth on
Schedule 6: all real property owned leased or operated by the Borrower is free of contamination from any substance, or constituent thereof, currently identified or listed as hazardous or toxic pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any other Environmental Laws, that could result in the incurrence of material liabilities, or any other substance which could at any time cause or constitute a health, safety or environmental hazard to any person or property, including asbestos in any building, petroleum products, PCBs, pesticides, or radioactive materials; the Borrower has not caused or suffered to occur any release or discharge of any Contaminant into the environment or any other conditions that could result in the incurrence of material liabilities or any material violations of any Environmental Laws; the Borrower has not caused or suffered to occur any condition on any of the Borrower's property that could give rise to the imposition of any Lien under applicable Environmental Laws; and the Borrower is not engaged in any manufacturing or any other operations, other than the distribution of propane products and the provision of lawn care services, that require the use, handling, transportation, storage or disposal of any Contaminant, where such operations require permits or are otherwise regulated pursuant to applicable Environmental Laws.

          Section 6.10. Margin Regulations. The making and repayment of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate any of the provisions of Regulation U, G, T or X of the Board of Governors of the Federal Reserve System.

          Section 6.11. No Material Misstatements. The information relating to the Guarantor, the Borrower or their Subsidiaries contained in the Credit Documents or the Security Documents (including all exhibits and schedules) or delivered pursuant thereto are true and accurate in all material respects, and the projected financial statements contained in the Confidential Information Memorandum distributed to prospective Lenders were based on estimates or assumptions that are believed by management of the Borrower to have been reasonable on the date as of which such information is stated or certified. There are no matters (other than matters of a general economic, political or social nature which do not affect the Guarantor or the Borrower uniquely) of which the Borrower has actual knowledge which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except as has been disclosed to the Lenders in writing.

          Section 6.12. Monthly Financial Statements. True and complete copies of the monthly financial statements of the Borrower and Public Gas for the period from January 1992 to July 1994 have heretofore been delivered to the Lenders.

          Section 6.13. Pro Forma Financial Statements. A true and complete copy of the pro forma financial statement of the Borrower for the year ended December 31, 1993 consolidating the operations of the Borrower and Public Gas has heretofore been delivered to the Lenders.


                            ARTICLE VII

                       CONDITIONS OF LENDING

               Section 7.01. Conditions to the Making of the Initial Loans. The obligations of the Lenders to make the initial Revolving Credit Loans, the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, or to issue Letters of Credit, are subject to the conditions precedent that the Administrative Agent shall have received:

          (a) This Agreement, duly executed by the Borrower and the Lenders;

          (b) The Notes, as set forth in Sections 2.03, 3.01 and 3.02 hereof, duly executed by the Borrower;

          (c) A certificate executed by the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, (i) attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Credit Documents to which the Borrower is a party; and (ii) certifying the names and true signatures of the officers of the Borrower, authorized to sign the Credit Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (d) A certificate executed by the Secretary or Assistant Secretary of the Guarantor, dated the Closing Date, (i) attesting to all corporate action taken by the Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Credit Documents to which the Guarantor is a party; and (ii) certifying the names and true signatures of the officers of the Borrower, authorized to sign the Credit Documents to which it is a party and the other documents to be delivered by the Guarantor under this Agreement;

          (e) Copies of the certificate of incorporation and by-laws, each as amended, of each of the Borrower and the Guarantor, certified, in the case of each such certificate of incorporation, as of a recent date by the Secretary of State of the State of Delaware, and, in the case of such by-laws, as of the Closing Date by the Secretary or Assistant Secretary of the Borrower or the Guarantor, as applicable, as true, correct and complete;

          (f) A certificate executed by the Chief Financial Officer of the Borrower, dated the Closing Date, certifying as to (i) the accuracy of the representations and warranties of the Borrower in the Credit Documents to which it is a party as though made on and as of the Closing Date and (ii) the absence of any event occurring and continuing that would constitute a Default or an Event of Default;

          (g) The favorable written opinion of Sullivan & Cromwell, counsel to the Administrative Agent, with respect to documents received by the Lenders and such legal matters as the Administrative Agent may reasonably require;

          (h)  The favorable written opinions of Stuart I. Rosen,
Associate General Counsel of the Guarantor, and Moyer and Bergman, P.L.C., special counsel for the Borrower, each dated the Closing Date, in substantially the forms contained in Exhibit P;

          (i)  The Guarantee, duly executed by the Guarantor;

          (j) A true and complete copy of the Tax Sharing Agreement, as in effect on the date of this Agreement;

          (k) A duly executed Security Agreement in favor of the Administrative Agent, as agent for the Lenders, together with:

          (i) certificates representing the Securities referred to therein accompanied by undated stock powers executed in blank,

          (ii) executed financing statements, in form or forms appropriate for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable to perfect and protect the security interests created by the Security Agreement,

          (iii) completed requests for information, dated on or before the Closing Date, listing the effective financing statements filed in the jurisdictions referred to in clause (ii) above and such other jurisdictions as the Administrative Agent may request that name the Borrower or any Subsidiary as debtor, together with copies of such other financing statements, and

          (iv) evidence reasonably satisfactory to the Administrative Agent that all other action that the Administrative Agent may deem necessary or desirable to perfect and protect the security interests created by the Security Agreement has been taken;

          (l) A duly executed Pledge and Security Agreement between the Guarantor and the Administrative Agent, as agent for the Lenders, together with the securities referred to therein (accompanied by undated stock powers endorsed in blank and all required stock transfer tax stamps) and evidence reasonably satisfactory to the Administrative Agent that all other action that the Administrative Agent may deem necessary, or desirable to perfect and protect the security interests created by the Pledge and Security Agreement has been taken;

          (m) All fees due and payable on or prior to the Closing Date by the Borrower to the Administrative Agent or the Lenders;

          (n) The financial statements described in Section 6.05 and projected financial statements of the Borrower, satisfactory to the Lenders, showing the projected financial position, results of operations, changes in capital and cash flows of the Borrower, its Subsidiaries and Public Gas through the final maturity of the Loans;

          (o) A certificate, dated the date of such initial Loans, executed by the Chief Financial Officer or Controller of the Borrower, to the effect that, on such date and after giving effect to such Loans and use of the proceeds thereof, the Borrower is Solvent;

          (p) A true and complete copy of the Borrower Management Agreement, as in effect on the date hereof;

          (q) Certificates of insurance with respect to all policies maintained by or for the benefit of the Borrower or its Subsidiaries; and

          (r) Such other approvals, opinions, instruments or documents as the Lenders may reasonably request.

          Section 7.02  Conditions Precedent to the Making of the Tranche
C Term Loans. The obligations of the Tranche C Term Lenders to make the Tranche C Term Loans hereunder are subject to the further conditions precedent that prior to or simultaneously with the funding of the Tranche C Term Loans:

          (a) Either (i) The SEPSCO 11-7/8% Bonds shall have been repaid in full or irrevocably called for redemption or (ii) an amount sufficient to repay such Bonds shall have been irrevocably deposited with the trustee with respect to such Bonds in accordance with the terms thereof;

          (b) The Borrower will have completed a merger with Public Gas (the "Public Gas Merger"), and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and the Administrative Agent shall have received a certificate, dated the Borrowing Date and signed by a senior officer of the Borrower, to such effect, and, in the event that the Borrower is not the surviving corporation in such merger, an opinion of counsel, in form and substance reasonably acceptable to the Lenders, to the effect that the merger has been consummated in accordance with the terms and conditions set forth in the merger agreement and that the Credit Documents to which the Borrower or a Subsidiary is a party, after consummation of the Public Gas Merger, will constitute valid and legally binding agreements of the surviving corporation enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reor-ganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (c) The Administrative Agent shall have received copies of a duly executed merger agreement pertaining to the Public Gas Merger, together with copies of such other agreements, documents, instruments and opinions pertaining to the Public Gas Merger as the Administrative Agent may request, and such merger agreement and such other agreements, documents, instruments and opinions each shall be in form and substance reasonably satisfactory to the Administrative Agent;

          (d) The Administrative Agent shall have received a pro forma combined balance sheet of the Borrower as of the end of the last quarter preceding the Tranche C Term Loan funding reflecting the Public Gas Merger and in form reasonably satisfactory to the Administrative Agent;

          (e) The Administrative Agent shall have received the Tranche C Term Notes, as set forth in Section 3.03 hereof, duly executed by the Borrower;

          (f) The Administrative Agent shall have received a certificate, dated the Borrowing Date, signed by the Chief Financial Officer or the Controller of the Borrower to the effect that, on such date and after giving effect to the Tranche C Loans and the use of the proceeds thereof, the Borrower is Solvent; and

          (g) There shall not have occurred any material adverse change in the condition (financial or otherwise), business, prospects or operations of Public Gas since December 31, 1993; and the Administrative Agent shall have received a certificate, dated the Borrowing Date and executed by a senior officer of the Borrower, to such effect.

          Section 7.03. Conditions to the Making of Each Loan. The obligation of each Lender to make each of its Revolving Credit Loans and the Term Loans (including its initial Revolving Credit Loan and initial Term
Loan) and of the Administrative Agent to issue Letters of Credit hereunder is subject to the further conditions precedent that, on the Borrowing Date or issuance Date and after giving effect to such Loan or Letter of Credit issuance, (a) the Borrower shall have complied and shall then be in compliance in all material respects with all the terms, covenants and conditions of this Agreement which are binding upon it and all of the Credit Documents shall be in full force and effect (other than in accordance with the terms thereof), (b) there shall have occurred and be continuing no Default or Event of Default and (c) the representations and warranties contained in Article VI shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Loan or Letter of Credit issuance. The Borrower's notice of borrowing pursuant to Section 2.02 or 3.05(a) and its Letter of Credit Request pursuant to Section 2.08(a), and the Borrower's acceptance of proceeds of Loans or of a Letter of Credit, each shall be deemed to constitute a certification to the effect set forth in subsections (a), (b) and (c) of this section.

          Section 7.04. Conditions Precedent to Revolving Credit Loans Constituting Acquisition Borrowings. The obligations of the Revolving Credit Lenders to make any Revolving Credit Loan that will constitute an Acquisition Borrowing is subject to the further conditions precedent that, in addition to the conditions specified in Section 7.03:

          (a) In the case of a Permitted Acquisition for which the purchase price (in cash, property, net assumption of liabilities for Borrowed Money or otherwise) exceeds $3,500,000, not less than ten Business Days prior to the Borrowing Date, the Lenders shall have received calculations prepared by the Borrower indicating that on a pro forma basis after giving effect to the proposed acquisition, (i) all representations and warranties under this Agreement remain true in all material respects, (ii) the Borrower will be in compliance with all covenants in this Agreement, (iii) no Default or Event of Default shall have occurred and (iv) the purchase price for the Permitted Acquisition shall not exceed five times the pro forma EBITDA of the entity to be acquired (or the assets of which are to be acquired), calculated in the manner set forth in Exhibit B;

          (b) In the case of a Permitted Acquisition for which the purchase price (in cash, property, net assumption of liabilities for Borrowed Money or otherwise) exceeds $3,500,000, not later than ten Business Days prior to the Borrowing Date, the Lenders shall have received historical financial statements of the entity to be acquired (or the assets of which are to be acquired) prepared in accordance with GAAP (or, if historical financial statements are not available, such other documents (including, without limitation, tax returns) that contain information similar to that which would be contained in historical financial statements prepared in accordance with GAAP) and pro forma combined financial statements of the Borrower showing the pro forma effect of such Permitted Acquisition on the Borrower at the end and for the fiscal period most recently ended;

          (c) The aggregate principal amount of Revolving Credit Loans drawn under the Acquisition Sublimit, after giving effect to the requested Loan, in any 12-month period shall not have exceeded $8,000,000;

          (d) The purchase price for the acquisition (in cash, property, net assumption of liabilities for Borrowed Money or otherwise) shall not exceed, on a pro forma basis, five times the average EBITDA of the entity to be acquired (or the assets of which are to be acquired), during the two fiscal years of such entity most recently ended as of the Borrowing Date;

          (e) On or prior to the Borrowing Date, the Borrower shall have delivered to the Administrative Agent such security agreements, pledges and other documents and instruments as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, evidencing the pledge by the Borrower to the Administrative Agent on behalf of the Lenders of (A) all of the shares of capital stock of, and the assets and property, real and personal, tangible and intangible, of, the entity to be acquired (if such acquisition be in the form of an acquisition of capital stock) or (B) the assets and property, real and personal, tangible and intangible, of the entity to be acquired (if such acquisition be in the form of an acquisition of assets) as security for the Loans, together with evidence reasonably satisfactory to the Administrative Agent that all other action that the Administrative Agent reasonably may deem necessary or desirable to perfect and protect the security interests created by the security agreements, pledges and other documents and instruments referred to in this clause
     (v) has been taken; and

          (f) The Administrative Agent shall have received a certificate, dated the Borrowing Date, executed by the Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller of the Borrower with respect to the items referred to in clauses (a), (b), (c) and (d) of this Section 7.04.


                           ARTICLE VIII

                             COVENANTS
          Section 8.01. Affirmative Covenants. So long as the Borrower may borrow hereunder and until payment in full of the Notes and performance of all other obligations of the Borrower hereunder, the Borrower will, and, to the extent applicable, will cause each Subsidiary of the Borrower to:

          (a) Financial Statements of Borrower. Furnish to the Administrative Agent and each Lender (i) as soon as available, but in no event more than 50 days after the end of each of its first three fiscal quarters in each year, a balance sheet of the Borrower (consolidated and consolidating) as of the end of such period, statements of operations of the Borrower (consolidated and consolidating) from the beginning of the then current fiscal year and from the beginning of such fiscal quarter to the end of such period, and a statement of cash flows of the Borrower (consolidated) from the beginning of the then current fiscal year to the end of such period, certified by the Chief Financial Officer or Controller of the Borrower; (ii) as soon as available, but in no event more than 95 days after the end of its fiscal year, annual financial statements of the Borrower in reasonable detail and satisfactory to the Administrative Agent and prepared in accordance with GAAP, including a consolidated balance sheet as of the end of such fiscal year and a consolidated statement of operations and retained earnings and a consolidated statement of cash flows for such fiscal year accompanied by a supplemental consolidating balance sheet as of the end of such fiscal year and a supplemental consolidating statement of operations for such fiscal year, together with an audit report of Deloitte & Touche, LLP or other independent auditors reasonably satisfactory to the Administrative Agent; (iii) together with (a) the financial statements delivered pursuant to clause (i) above, a schedule providing calculations of the Leverage Ratio as of the end of the relevant period and the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and Consolidated EBITDA of the Borrower with respect to the preceding four fiscal quarters, and a certificate executed by the Chief Financial Officer or Controller of the Borrower stating whether any event has occurred which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto, and
(b) the financial statements delivered pursuant to clause (ii) above, a schedule providing calculations of the Leverage Ratio as of the end of the relevant fiscal year, Excess Cash Flow for the relevant fiscal year, and the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and Consolidated EBITDA with respect to the preceding four fiscal quarters, and a letter from or opinion of the auditors who prepared the annual financial statements stating whether anything in their audit has revealed the occurrence of any event which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto; (iv) as soon as available, but in no event more than 30 days after the end of each month, consolidated balance sheets and statements of income and expense and cash flows of the Borrower in respect of such month, certified by the Chief Financial Officer or Controller of the Borrower; (v) as soon as available, but in no event later than (x) ten Business Days after the Borrowing Date for an Acquisition Borrowing relating to a Permitted Acquisition for which the purchase price (in cash, property, net assumption of liabilities for Borrowed Money or otherwise) is less than or equal to $3,500,000 if such Permitted Acquisition is financed, directly or indirectly, in whole or in part using the proceeds of Loans or (y) ten Business Days after the date of a Permitted Acquisition for which the purchase price is not financed, directly or indirectly, in whole or in part using the proceeds of Loans, the information referred to in Sections 7.04(a)(i), (ii) and (iii) and (b) with respect to such Permitted Acquisition; (vi) at least annually, updated projected financial statements for the Borrower through the final maturity of the Loans; and (vii) such other information concerning the Borrower and its Affiliates as the Administrative Agent, at the request of Lenders, reasonably may require.

          (b) Financial Statements of Public Gas. Prior to the consummation of the Public Gas Merger, furnish to the Administrative Agent and each Lender: (i) as soon as available, but in no event more than 50 days after the end of each of its first three fiscal quarters in each year, a balance sheet of Public Gas as of the end of such period, statements of operations of Public Gas from the beginning of the then current fiscal year and from the beginning of such fiscal quarter to the end of such period, and a statement of cash flows from the beginning of the then current fiscal year to the end of such period, certified by the Chief Financial Officer or Controller of Public Gas; (ii) as soon as available, but in no event more than 95 days after the end of its fiscal year, annual financial statements of Public Gas in reasonable detail and satisfactory to the Administrative Agent and prepared in accordance with GAAP, including a balance sheet as of the end of such fiscal year and a statement of operations and retained earnings and a statement of cash flows for such fiscal year, together with an audit report of Deloitte & Touche, LLP or other independent auditors reasonably satisfactory to the Administrative Agent; and (iii) as soon as available, but in no event more than 30 days after the end of each month, true and complete copies of consolidated balance sheets and statements of income and expense and cash flows of Public Gas in respect of such month.

          (c) Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) (x) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower (or a Subsidiary, as the case may be) and (y) reserves which are adequate under GAAP are maintained by the Borrower (or a Subsidiary, as the case may be) with respect thereto or (ii) any failure to pay and discharge such taxes, assessments and governmental charges could not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Insurance. Maintain, for itself and its Subsidiaries, insurance with responsible insurance companies against such risks, on such properties and in such amounts as is customarily maintained by Persons engaged in the same or similar businesses. The Borrower shall deliver to the Administrative Agent upon its request a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, and related certificates of insurance.

          (e) Notice of Litigation. Promptly after the commencement thereof, provide notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary of the Borrower which would, in the opinion of counsel to the Borrower, if determined adversely to the Borrower, in any one case or in the aggregate, likely have a Material Adverse Effect.

          (f) Notice of Defaults and Events of Default. As soon as possible and in any event within 5 Business Days after the occurrence of each Default or Event of Default of which a senior officer of the Borrower knows or should have known, furnish to the Lenders a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

          (g) Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries are made of all dealings or transactions of or in relation to its business and affairs in accordance with GAAP.

          (h) Inspection. Permit, and cause each of its Subsidiaries to permit, the Administrative Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Administrative Agent or the Lenders, upon reasonable prior notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries and to examine the minute books, books of account and other records of the Borrower or any of its Subsidiaries and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Lenders, with the Borrower's independent accountants, during normal business hours and at such other reasonable times and as often as the Lenders may reasonably desire.

          (i) Maintenance of Property, Etc. The Borrower shall maintain, keep and preserve, and shall cause each of its Subsidiaries to maintain, keep and preserve, all of its properties in good repair, working order and condition, except where the failure so to do, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (j) Notice of ERISA Events. Within a reasonable time after the Borrower knows that any of the events described in the following sentence have occurred with respect to the Borrower or any of its Subsidiaries, the Borrower shall furnish to the Lenders a statement signed by a senior officer of the Borrower describing such event in reasonable detail and the action, if any, proposed to be taken with respect thereto. The events referred to in the preceding sentence are, with respect to any
Plan: (i) any reportable event described in Section 4043 of ERISA, other than a reportable event for which the 30-day notice requirement has been waived by the PBGC; (ii) the filing with any affected party of a notice of intent to terminate a Plan; (iii) the adoption of an amendment to a Plan if, after giving effect to such amendment, the Plan is a plan described in
Section 4021(b)(i) of ERISA; (iv) receipt of notice of an application by the PBGC to institute proceedings to terminate a Plan pursuant to Section 4042 of ERISA; (v) withdrawal from or termination of a Plan during a plan year for which the Borrower or any of its Subsidiaries is or could be subject to material liability under Sections 4063 or 4064 of ERISA; and (vi) receipt of notice of withdrawal liability pursuant to Section 4202 of ERISA; if the aggregate current value of the benefits which are guaranteed under Title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) for all such affected Plans exceeds the then current value of the assets allocable to such benefits, by more than $1,000,000.

          (k) Environmental Matters. (i) Comply, and cause each of its Subsidiaries to comply with all applicable Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) notify the Administrative Agent promptly after becoming aware thereof of any material release, Adverse Environmental Condition or Environmental Claim in connection with the Borrower's or any of its Subsidiaries' facilities, and
(iii) promptly forward to the Administrative Agent a copy of any order, notice, permit, application, or any other communication or report received by the Borrower or any of its Subsidiaries in connection with any such matters as they may affect such premises, and the response or planned response thereto of the Borrower or any of its Subsidiaries.

          (l) Interest Rate Agreements. Within six months after the Closing Date, enter into Interest Rate Agreements hedging the interest on 50% of the outstanding Term Loans to a fixed rate on terms and documentation reasonably satisfactory to the Administrative Agent.

          (m) Cash Concentration Accounts. (i) Within six months from the Effective Date, establish a cash concentration account with the Administrative Agent (or another bank reasonably satisfactory to the Required Lenders) into which payments by the customers of the Borrower and its Subsidiaries (other than NPC Leasing Corp.) will be deposited by means of a sweep system to be established by the Borrower and its Subsidiaries (other than NPC Leasing Corp.) and reasonably acceptable to the Administrative Agent; and

          (ii) Not later than 30 days after the Effective Date, deliver to the Lenders a complete and accurate list of all deposit accounts maintained by the Borrower or its Subsidiaries; and cause each depositary institution at which such an account is maintained to execute and deliver to the Administrative Agent a bank acknowledgement or similar instrument, in form and substance satisfactory to the Administrative Agent, acknowledging and giving effect to the security interest in and Lien upon such account granted to the Administrative Agent, as agent hereunder and under the Security Documents.

          (n) Mortgages. Upon the request of the Administrative Agent, as promptly as practicable duly execute and deliver to the Administrative Agent Mortgages in respect of the real property of the Borrower identified by the Administrative Agent, together with certificates of title insurance (showing clear title with no Liens prior to the Liens created by the Mortgage, other than Liens permitted by Section 8.02(a)) and other evidence reasonably satisfactory to the Administrative Agent that all other action that the Administrative Agent may deem necessary or desirable to perfect and protect the security interests created by the Mortgages has been taken.

          (o) New Subsidiaries. After (i) any Person shall become a Subsidiary of the Borrower or (ii) any Subsidiary of the Borrower shall acquire material assets or properties, the Borrower shall promptly notify the Administrative Agent thereof and shall cause such Person to deliver to the Administrative Agent (x) a duly executed security agreement, substantially in the form of the Security Agreement, mutatis mutandis, together with the related items described in Section 7.01(k), and (y) a list of all its deposit accounts.

          (p) Trademarks. Not later than 30 days after the Effective Date, file or caused to be filed, with the Patent and Trademark Office applications for the registration of all valuable and registrable trademarks, service marks and trade names used or to be used in the Borrower's business; and as promptly as practicable, deliver to the Administrative Agent a duly executed Trademark Security Agreement, between the Borrower and the Administrative Agent, as agent for the Lenders, together with evidence reasonably satisfactory to the Administrative Agent that all other action that the Administrative Agent may deem necessary or desirable to perfect and protect the security interests created by the Trademark Security Agreement has been taken.

          (q) Public Gas Management Agreement. If the Public Gas Merger shall not theretofore have occurred, not later than November 15, 1994, enter into a management agreement, substantially in the form of Exhibit Q, with Public Gas (as such agreement may thereafter be amended from time to time, the "Public Gas Management Agreement") and deliver true and complete copies thereof to the Administrative Agent for distribution to the Lenders.

          Section 8.02. Negative Covenants. So long as the Borrower may borrow hereunder and until payment in full of the Notes and performance of all other obligations of the Borrower hereunder, the Borrower will not:

          (a) No Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or in any of its or any of its Subsidiaries' property or assets, whether now owned or hereafter acquired; or enter into or suffer to exist any agreement or other instrument binding on the Borrower or any of its Subsidiaries or affecting any of its or their respective properties which prohibits, requires the consent of any Person for, or otherwise restricts the creation of any Lien in favor of the Lenders in each case other than:

          (i) Liens in favor of the Lenders hereunder and under the Security Documents and other Liens existing on the date of this Agreement and identified on Schedule 7;

         (ii) During the 30 Business Days immediately following the Closing Date, certain Liens, existing on the date of this Agreement, on tangible assets of the Borrower that do not substantially impair the security in the Borrower's assets intended to be provided by the Security Documents, but which may not be identified on Schedule 7;

        (iii) Liens for taxes, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued, Liens to secure the performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Borrowed Money and arising in the ordinary course of business; provided that the aggregate dollar amount of obligations secured by all such Liens (other than Liens for taxes not yet due) does not exceed $1,500,000;

         (iv) any Lien on any asset securing Borrowed Money, in an amount not exceeding the Fair Market Value of such asset, incurred or assumed for the sole purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and, provided further that, with respect to the acquisition of a Person or a substantial part of a Person's business or assets, the obligee with respect to such Borrowed Money shall not be such Person or the seller of such Person or assets or an Affiliate of such seller;

          (v) any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary of the Borrower, provided that such Lien (A) does not encumber any other asset and (B) is not created in contemplation of such Permitted Acquisition;

         (vi) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower that (A) does not encumber any asset other than such acquired asset and (B) is not created in contemplation of such acquisition;

        (vii) any Lien arising out of the refinancing, extension, renewal or refunding of Borrowed Money secured by any Lien permitted by clause
     (iii) or (iv) of this Section, provided that (A) the incurrence of such Borrowed Money is permitted by Section 8.02(f), (B) the outstanding amount of such Borrowed Money is not increased in connection with or in anticipation of such refinancing, extension, renewal or refunding (except to the extent of reasonable and customary transaction costs actually incurred in connection therewith) and (C) such Borrowed Money is not, as a consequence of such transaction, secured by any additional assets; and

       (viii) any Lien securing obligations of the Borrower to any Lender or Affiliate of a Lender under an Interest Rate Agreement owing to a Lender.

          (b) Merger, Acquisition or Sales. Enter into any merger or consolidation or purchase, lease or otherwise acquire assets of any Person or sell, lease, or otherwise dispose of any of its assets (except in the ordinary course of business), or permit any of its Subsidiaries to do any of the foregoing, except (i) the Public Gas Merger (provided that the outstanding SEPSCO 11 7/8% bonds are irrevocably called for redemption, repaid in full, or an amount sufficient to pay such bonds in full shall have been deposited with the trustee for such bonds, in accordance with the terms thereof), (ii) Permitted Acquisitions and (iii) any Asset Sale; provided that with respect to any such Asset Sale:

          (A)  the Borrower shall comply with Section 3.07(b)(ii);

          (B) at least 75% of the proceeds of such Asset Sale are received in the form of cash or cash equivalents;

          (C) the Borrower or a Subsidiary shall receive consideration at the time of such Asset Sale at least equal in value to the Fair Market Value of the assets sold, leased or otherwise disposed of (as determined by the Board of Directors of the Borrower, as the case may
     be); and

          (D) the Fair Market Value of the assets sold, leased or otherwise disposed of in one transaction or series of related transactions shall not exceed $25,000,000; and

provided further that a Wholly Owned Subsidiary of the Borrower may merge with or into or consolidate with any other Wholly Owned Subsidiary or may merge with or into or consolidate with the Borrower.

          (c) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon, or permit any of its Subsidiaries to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon, the obligation of any Person (all such transactions herein being referred to as "Contingent Liabilities"), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except to the extent that such Contingent Liabilities would be permitted as Borrowed Money under Section 8.02(f).

          (d) Limitation on Capital Expenditures. Make, or permit any of its Subsidiaries to make, Consolidated Capital Expenditures in an aggregate amount (with respect to the Borrower and all of its Subsidiaries taken together) greater than $10,000,000 in any one fiscal year (excluding any amounts expended in such fiscal year in respect of Permitted Acquisitions).

          (e) Restricted Payments. Make, or permit any of its Subsidiaries to make, any Restricted Payment; provided, however, that:

           (i) at any time when the Borrower, after giving effect to such Restricted Payment, is Solvent the Borrower may make a Restricted Payment (A) of up to $45,000,000, payable in one or more installments on or after the date of the Tranche A and Tranche B Term Loans, (B) of up to $30,000,000 immediately following the funding of the Tranche C Term Loan, (C) prior to the Public Gas Merger but after entry into the Public Gas Management Agreement, of working capital advances not to exceed $1,300,000 in the aggregate to Public Gas evidenced by or pursuant to documentation approved by the Required Lenders (provided that such advances are evidenced by negotiable promissory notes, in form and substance satisfactory to the Administrative Agent (the "Public Gas Promissory Notes") duly pledged to the Administrative Agent as collateral under the Security Agreement) and (D) to the Guarantor to reimburse the Guarantor for advances to the Borrower prior to the Closing Date in an aggregate amount up to $2,345,000 related to the purchase prices paid in connection with certain acquisition agreements and letters of intent to acquire assets entered into prior to the Closing Date; and

         (ii) so long as no payment or financial covenant Default or Event of Default shall have occurred and be continuing, the Borrower may pay management fees in respect of periods subsequent to the Closing Date to the Guarantor in the ordinary course of business pursuant to the Borrower Management Agreement. Management fees not paid may be accrued until any such Default or Event of Default has been cured.

          (b) Indebtedness. Incur or suffer to exist, or permit any of its Subsidiaries to incur or suffer to exist, any Borrowed Money except
(i) Loans, (ii) existing indebtedness listed on Schedule 8 (other than Capital Lease Obligations, if any, listed therein), (iii) purchase money indebtedness in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time, (iv) Capital Lease Obligations (including Capital Lease Obligations listed in Schedule 8) not to exceed $15,000,000 at any one time and (v) indebtedness assumed or unsecured indebtedness issued in connection with Permitted Acquisitions.

          (g) Investments. (i) Make, or permit any of its Subsidiaries to make, any loan or advance to any Person; or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, warrants, rights, options, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person (each, an "Investment"), except (A) Permitted Investments, (B) Restricted Payments that are permitted under Section 8.02(e), (C) Permitted Acquisitions and (D) other Investments in the ordinary and usual course of business, in an aggregate amount not exceeding $500,000 at any one time.

          i) Make, or permit any of its Subsidiaries to make, any investment in financial derivatives for the purpose of speculation, other than Interest Rate Agreements referred to in Section 8.01(l).

          (h) Affiliate Transactions. Engage, or permit any Subsidiary of the Borrower to engage, in any transactions or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, or services) with the Guarantor or any Affiliate of the Guarantor or the Borrower (other than a Wholly Owned Subsidiary of the Borrower) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any one transaction or series of related transactions involving payments, or transfers of assets or property having a fair value, in excess of $1,000,000 in the aggregate, the Borrower delivers an officers' certificate to the Administrative Agent certifying that such transaction complies with clause
(i) above and such transaction or series of transactions is approved by a majority of the members of the Board of Directors of the Borrower; provided that this Section 8.02(h) shall not apply to any such transaction that is permitted by express language to that effect (and not by implication) in Sections 8.02(b), (c), (e) or (g).

          (i) Certain Agreements and Instruments. Amend, modify or waive, or permit to be amended, modified or waived, in any manner adverse to the interests of the Lenders, any provision of the Tax Sharing Agreement, the Borrower Management Agreement, the Public Gas Management Agreement, the Public Gas Promissory Notes (after the date thereof) or the Promissory Note, dated as of October 1, 1994, from the Guarantor to the Borrower unless, within not less than 15 days prior to such amendment, modification or waiver, the Borrower shall have given the Administrative Agent notice thereof, including all relevant terms and conditions thereof, and the Required Lenders shall have consented in writing thereto (such consent not to be unreasonably withheld).

          (j) Use of Proceeds. Use the proceeds of each Loan (i) for any purpose other than the applicable purposes described in Section 4.06 and
(ii) in any manner involving a violation of any applicable law or regulation, including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          (k) Deposit Accounts. Except with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), close any deposit account listed in the Schedule referred to in Section 8.01(m)(ii) or (except as permitted by Section 8.01(m)(i)) open any deposit account not listed on such Schedule; provided that the Borrower may open deposit accounts in connection with a Permitted Acquisition so long as within 30 days thereof, the applicable depository institution shall execute and deliver to the Administrative Agent a bank acknowledgment or similar instrument, in form and substance satisfactory to the Administrative Agent, acknowledging and giving effect to the security interest in and Lien upon such account granted to the Administrative Agent as agent hereunder and under the Security Documents.

          Section 8.03. Financial Covenants. As long as any of the Loans or other payment obligations of the Borrower under the Credit Documents shall remain unpaid or any Lender shall have a Commitment, the Borrower covenants that:

          (a) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not be less than:

          Period                                       Ratio
          ------                                       -----

          From the Closing Date through
               December 30, 1997                       2.60x
          From December 31, 1997 through
               December 30, 1997                       2.85x
          From December 31, 1998 through
               December 30, 1999                       3.00x
          From December 31, 1999 through
               December 30, 2000                       3.25x
          From December 31, 2000 and
               thereafter                              3.50x

          (b) Maximum Leverage Ratio. The Leverage Ratio shall not exceed at any time:

          Period                                       Ratio
          ------                                       -----

          From the Closing Date through
               December 30, 1995                       4.50x
          From December 31, 1995 through
               December 30, 1996                       4.25x
          From December 31, 1996 through
               December 30, 1997                       4.20x
          From December 31, 1997 through
               December 30, 1998                       3.80x
          From December 31, 1998 through
               December 30, 1999                       3.50x
          From December 31, 1999 through
               December 30, 2000                       3.25x
          From December 31, 2000 through
               December 30, 2001                       3.00x
          From December 31, 2001 through
               December 30, 2002                       2.50x
          From December 31, 2002 and
               thereafter                              2.00x

          (c) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not be less than 1.10:1.00 at any time.

          (d) Minimum Consolidated EBITDA. At all times until consum-mation of the Public Gas Merger, the minimum Consolidated EBITDA for the four most recently completed fiscal quarters of the Borrower shall be at least $21,000,000 and thereafter shall be at least $27,700,000.

                            ARTICLE IX

                    EVENTS OF DEFAULT; SECURITY

          Section 9.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

          (a) Default shall be made in the payment of (i) any installment of principal of any Loan when due and payable, whether at maturity, by notice of intention to prepay or otherwise; or (ii) interest upon any Loan or of any other amounts due hereunder and such default described in this clause
     (ii) shall continue for a period of five days; or

          (b) Default shall be made in the due observance or performance of any term, covenant, or agreement contained in
     Section 8.02 or 8.03; or

          (c) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in any Credit Document, and such default shall have continued unremedied for a period of 30 days after the Borrower becomes aware of such default; or

          (d) Any representation or warranty made in any Credit Document or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower, the Guarantor or any of their Subsidiaries in connec-tion herewith shall prove to have been false or misleading in any material respect when made; or

          (e) Any obligation of the Borrower or any Subsidiary of the Borrower for the payment of indebtedness for Borrowed Money in the amount of $5,000,000 or more is not paid when due (after giving effect to any applicable grace period) or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

          (f) Any Liens created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral described therein subject to no equal or prior Lien (other than a Lien permitted by Section 8.02(a)(i) -
     (vii)), or any of the Security Documents shall at any time cease to be in full force and effect (other than in accordance with the terms hereof or thereof or as a direct consequence of an affirmative action of the Lenders) or the Guarantor, the Borrower or any Affiliate thereof shall so assert in writing; the Guarantor shall default in the performance of any covenant contained in the Guarantee; or the Guaranty shall for any reason cease to be, or be asserted in writing by the Guarantor or the Borrower not to be, in full force and effect and enforceable in accordance with its terms; or

          (g) One or more final judgments against the Borrower or any Subsidiary of the Borrower or attachments against its property, (i) which in the aggregate exceed $5,000,000 or (ii) the operation or result of which would be to interfere materi-ally and adversely with the conduct of the business of the Borrower, or any Subsidiary of the Borrower, and which remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 30 days; or

          (h) Any reportable event described in Section 4043 of ERISA with respect to a Plan, other than a reportable event for which the 30-day notice requirement has been waived by the PBGC; the filing with any affected party of a notice of intent to terminate a Plan (other than a termination under Section 4041(b) of ERISA); the adoption of an amendment to a Plan if, after giving effect to such amendment, the Plan is a plan described in
     Section 4021(b) of ERISA; or receipt of notice of an application by the PBGC to institute proceedings to terminate a Plan pursuant to Section 4042 of ERISA; in each case, with respect only to those Plans under which the current value of the bene-fits which are guaranteed under title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) exceeds the then current value of the assets allocable to such benefits by more than $1,000,000; or

          (i) An involuntary case or other proceeding shall be commenced against the Guarantor, the Borrower or any Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substan-tial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or offering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

          (j) The commencement by the Guarantor, the Borrower or any Subsidiary of the Borrower of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Guarantor, the Borrower or any such Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor, the Borrower or any such Subsidiary or any substantial part of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of inability to pay their debts generally as they become due, or the taking of corporate action by the Guarantor, the Borrower or any such Subsidiary in furtherance of any such action; or

          (k) Ronald D. Paliughi shall cease to be the president of the Borrower and a successor shall not be appointed within 12 months thereafter with the prior consent of the Required Lenders (such consent not to be unreasonably withheld or delayed);

then (i) upon the happening of any of the foregoing Events of Default, the obligation of the Lenders to make any further Loans under this Agreement or of the Administrative Agent to issue Letters of Credit shall terminate upon declaration to that effect delivered by the Administrative Agent to the Borrower and (ii) upon the happening of any of the foregoing Events of Default which shall be continuing, the Notes shall become and be immediately and automatically due and payable upon declaration to that effect delivered by the Administrative Agent to the Borrower; provided, that upon the happening of any event specified in Section 9.01(i) or (j), the Notes shall become immediately and automatically due and payable and the obligation of the Lenders to make any further Loans hereunder and of the Administrative Agent to issue Letters of Credit shall terminate without declaration or other notice to the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement in accordance with the terms hereof or any other remedies provided by applicable law. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

                             ARTICLE X

             THE ADMINISTRATIVE AGENT AND THE LENDERS

          Section 10.01. Appointment, Powers and Immunities. (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Documents with such powers as are specifically delegated to it by the terms of the Credit Docu-ments, together with such other powers as are reasonably incidental thereto, including without limitation the execution and delivery by the Administrative Agent on behalf of such Lender of the Security Documents and the exercise by the Administrative Agent of the powers delegated to the Administrative Agent thereby and the Administrative Agent hereby accepts such appointment subject to the terms hereof. Exercise by the Administrative Agent of powers granted to it as agent under any of the Credit Documents shall for all purposes of this Agreement (including Sections 10.02, 10.06, 10.07 and 12.03) be deemed acts by the Administrative Agent in its capacity as such. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee or fiduciary for, or partner of, any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. The Administrative Agent and each Co-Agent: (i) shall not be responsible to any of the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of the Lenders under or in connection with, this Agreement or the other Credit Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or the other Credit Documents or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (ii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (iii) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instru-ment referred to or provided for herein or in connection herewith except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it.

          (b) In their capacities as Co-Agents, the Co-Agents shall have no authority to act on behalf of the Borrower or any Lender and shall be under no obligation or liability for any action or inaction in such capacity under or in connection with the Credit Documents.

          Section 10.02. The Administrative Agent's Liabilities. Each of the Lenders and the Borrower agrees that (i) neither the Administrative Agent nor the Co-Agents in such capacity nor any of their officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for their own gross negligence or willful misconduct, (ii) neither the Administrative Agent nor the Co-Agents in such capacity nor any of their officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent and (iii) subject to Sections 2.08(g)
(iv) and (v) with respect to Letters of Credit, the Administrative Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

          Section 10.03. Defaults and Events of Default. Each of the Administrative Agent and the Co-Agents shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans) unless it shall have received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default and Event of Default as the Administrative Agent shall deem advisable in the best interest of the Lenders.

          Section 10.04. Rights as a Lender. With respect to its Commitment and the Loans made by it, each of The Bank of New York, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it was not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and Co-Agents may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any Affiliates of the Borrower as if it were not acting as the Administrative Agent or a Co-Agent, and the Administrative Agent and Co-Agents may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          Section 10.05. Lender Credit Decision. Neither the Administrative Agent, any Co-Agent nor any of their officers or employees have any responsibility for, give any guaranty in respect of, nor make any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Credit Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceabil-ity or value of this Agreement or any other Credit Document or any other document or instrument related hereto or thereto. The Administrative Agent and the Co-Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Agents or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent, the Co-Agents or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Credit Document.

          Section 10.06. Indemnification. Each Lender agrees (which agreement shall survive payment of the Loans and the Notes) to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower or the Guarantor, ratably in accordance with their respective Loans (as of the time of the incurrence of the liability being indemnified against), or if no Loans are outstanding, their respective Commitments, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers or employees. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

          Section 10.07. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under any other Credit Document, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 10.08. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor to the Administrative Agent as provided below, the Administrative Agent may resign at any time by giving five days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent reasonably acceptable to the Borrower shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after a retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower, which shall either be a Lender or be a bank organized under the laws of the United States of America or any State having an office (or an affiliate with an office) in New York, New York, and a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties hereunder. After a retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

          Section 10.09. Agent Fee. Commencing on the Effective Date and continuing so long as the Commitments are outstanding and until payment in full of all Loans hereunder, the Borrower will pay to the Administrative Agent for its own account an agency fee, payable as separately agreed, such fee to be in an amount previously agreed between the Borrower and the Administrative Agent. Any such fee, once paid, shall be nonrefundable.


                            ARTICLE XI

           CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

          Section 11.01. Consent to Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in New York City for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and each other Credit Document. The Borrower hereby appoints the Guarantor, with offices on the date hereof at 900 Third Avenue, New York, New York, as its authorized agent on whom process may be served in any action which may be instituted against it by the Administrative Agent or the Lenders in any state or federal court in New York City, arising out of or relating to any Loan or this Agreement and each other Credit Document. Service of process upon such authorized agent and written notice of such service to the Borrower shall be deemed in every respect effective service of process upon the Borrower, and the Borrower hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in New York City. The Borrower hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Administrative Agent or any Lender to bring any action arising out of or relating to the Loans or this Agreement and each other Credit Document in any competent court elsewhere having jurisdiction over the Borrower or its property.

          Section 11.02. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT AND EACH HOLDER OF A NOTE HEREBY IRREVOCABLY
WAIVES ALL RIGHT
TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
ARISING OUT OF
OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                            ARTICLE XII

                           MISCELLANEOUS
          Section 12.01. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW
YORK, UNITED STATES OF AMERICA.

          Section 12.02. Set-off. As security for its obligations hereunder or in connection herewith and for any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now or hereafter arising, of the Borrower to such Lender hereunder or in connection herewith, and regardless of the adequacy of any collateral, the Borrower hereby grants to each Lender a security interest in, lien upon, and right of set-off against any deposits or other amounts standing to the credit of or due to the Borrower on the books of such Lender in any deposit or other account maintained with any branch of such Lender or otherwise and any securities or other property of the Borrower in the possession of such Lender.

          Section 12.03. Expenses; Indemnification. (a) The Borrower agrees to pay (i) all out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of Sullivan & Cromwell, as counsel to the Administrative Agent) in connection with the preparation, negotiation and syndication of this Agreement and the other Credit Documents and any amendments or supplements hereto or thereto or waivers or consents relating hereto or thereto and (ii) all out-of-pocket expenses incurred by the Administrative Agent and any Lender, including reasonable fees and disbursements of counsel for the Lenders and other professional fees, in connection with a Default or Event of Default, the enforcement of the Credit Documents and collection and other proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, or similar assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

          (b) The Borrower agrees to indemnify the Administrative Agent (including in its capacity as agent under the Security Documents), the Co-Agents and each of the Lenders and their respective directors, officers, affiliates, employees, agents and controlling persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consummation of the transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of any Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, and to reimburse each Indemnitee promptly after demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses that are finally judicially determined by a court of competent jurisdiction to have arisen from the gross negligence or wilful misconduct of any Indemnitee. The provisions of this Section 12.03(b) shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of the Loans, the reduction or cancellation of the Loans or the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Lenders.

          Section 12.04. Sharing of Payments and Expenses. All funds received by the Administrative Agent in respect of payments made by the Borrower pursuant to, or from any Person on account of, this Agreement or any other Credit Document (other than payments made pursuant to Section 10.09) shall be distributed forthwith by the Administrative Agent among the Lenders, in like currency and funds as received, ratably in proportion to their respective interests therein. In the event that any Lender shall receive from the Borrower or any other source any payment of, on account of, or for or under this Agreement or any other Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise as permitted by law) other than pro rata, then such Lender shall purchase from each other Lender so much of its interest in obligations of the Borrower as shall be necessary in order that each Lender shall share such payment proportionately with each of the other Lenders; provided that no Lender shall purchase any interest of any Lender that does not, to the extent that it may lawfully do so, set-off against the balance of any deposit accounts maintained with it the obligations due to it under this Agreement; and provided further that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes, but any such application of proceeds shall be pro rata among the obligations of the Borrower to such Lender. In the event that any purchasing Lender shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest.

          Section 12.05. Amendments. Any provision of this Agreement or the other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or modification shall, unless consented to by all the Lenders, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, the amount of Letter of Credit Obligations on any Letter of Credit or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or reimbursement of any drawing on any Letter of Credit or any fees hereunder or for any reduction or termina-tion of any Commitment, (iv) release all or substantially all of the Liens or collateral under the Security Agreement (except Liens on property which is otherwise permitted to be disposed of under the Security Documents), (v) release the Guarantor from its obligations under the Guarantee, or (vi) change the percentage of any of the Commitments, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; and provided further that (A) no amendment, waiver or modification, which does not require unanimous consent as set forth above, of any provision contained in
Section 3.06, 3.08 or 3.09(a) in a manner that disproportionately and adversely affects the rights of one or more Lender Classes shall be effective with respect to any such Lender Class unless consented to by Lenders in such Lender Class holding greater than 50% of the aggregate unpaid principal amount of the applicable type of Loans or, if no such Loans are outstanding, having greater than 50% of the applicable type of Commitments and (B) no amendment, waiver or modification of any provisions contained in Section 3.07(b) in a manner that disproportionately and adversely affects the rights of one or more Lender Classes shall be effective with respect to any such Lender Class unless consented to by Lenders in such Lender Class holding greater than 68% of the aggregate unpaid principal amount of the applicable type of Loans or, if no such Loans are outstanding, having greater than 68% of the applicable type of Commitments. Any Lender which has sold a participating interest in its Loans or its Commitment pursuant to Section 12.09 shall be entitled to split its vote to account for the exercise of any voting right granted to a Participant with respect to such participating interest permitted by Section 12.09.

          Section 12.06. Cumulative Rights and No Waiver. Each and every right granted to the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

          Section 12.07. Notices. Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing (which may include by telecopy transmission) to a party at its address:

     If to the Borrower, at

          National Propane Corporation
          1101 Second Avenue S.E.
          Cedar Rapids, Iowa 53403

          Attention:Terry D. Weikel
                    Senior Vice President &
                    Chief Financial Officer
          Telecopy: (319) 365-3672

     with a copy to

          Triarc Companies, Inc.
          900 Third Avenue
          New York, New York 10022

          Attention:Brian L. Schorr, Esq.
                    Executive Vice President &
                    General Counsel
          Telecopy: (212) 230-3216

     If to the Administrative Agent, at

          The Bank of New York, as Administrative Agent
          One Wall Street
          New York, New York  10286

          Attention:William A. O'Daly
          Telecopy: (212) 635-1208

     with a copy to

          The Bank of New York, as Administrative Agent
          Agency Function Administration
          One Wall Street, 18th Floor
          Attention: Carolyn Surles
          Telephone: (212) 635-4695
          Telecopy:  (212) 635-6365

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.02(a), 3.05 and 4.03(b) shall not be effective until received.

          If to any Lender, at its address as indicated on its signature page hereto or notified to the Administrative Agent in writing.

          Section 12.08. Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 12.09. Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns; except that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lenders, provided that, if the surviving entity of the Public Gas Merger is Public Gas, subject to delivery of the certificate and opinion referred to in Section 7.02(b), this Agreement may be assigned to Public Gas.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder and shall remain for all purposes of the Credit Documents the holder of Notes not assigned by it to other Persons, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii), (iii), (iv) or (v) of Section 12.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.03, 5.04 and 12.04 with respect to its participating interest; provided that all amounts payable to a Lender under Sections 5.03, 5.04 and 12.04 shall be determined as if such Lender had not granted any participation to any Participant. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) With the written consent of the Borrower (if no Event of Default shall have occurred and be continuing) and the Administrative Agent (which consents will not be unreasonably withheld or delayed), any Lender may assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (and if a proportionate part, in a minimum amount of $5,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of Exhibit R hereto, executed by such Assignee and such transferor Lender. Upon execution and delivery of such an instrument and upon notice to the Administrative Agent together with payment to the Administrative Agent of a processing fee in the amount of $2,500, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment or Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

          (d) No Assignee of any Lender's rights shall be entitled to receive any greater payment under Section 5.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of section 5.04 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

          (e) Any Lender may assign, participate or transfer its rights, in whole or in part, to an Affiliate of such Lender or to a Federal Reserve Bank.

          (f) If, pursuant to this Section 12.09, any interest in this Agreement is transferred to any Assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender transferring such interest (the "Transferor Lender") shall cause such Assignee concurrently with the effectiveness of such transfer, (a) to represent to the Transferor Lender (for the benefit of the Transferor Lender, Administrative Agent and Borrower) that it is either (i) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by Borrower under this Agreement; or (ii) is engaged in the trade or business within the United States, (b) to furnish to the Transferor Lender, Administrative Agent and Borrower either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 (wherein such Assignee claims entitlement to complete exemption from federal withholding tax of the United States of America on all payments hereunder) and (c) to agree (for the benefit of the Transferor Lender, Administrative Agent and Borrower) to provide to the Transferor Lender, Administrative Agent and Borrower such forms or documentation as may be required from time to time, including, a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form, in accordance with applicable laws and regulations of the United States of America establishing the current status of such Assignee with regard to continued entitlement to such complete withholding tax exemption.

          Section 12.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page of this Agreement or any other Credit Document shall be effective as delivery of a manually executed counterpart of this Agreement or such other Credit Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         NATIONAL PROPANE CORPORATION

                         By:   TERRY D. WEIKEL
                               -------------------------------
                               Name:  Terry D. Weikel
                               Title: Senior Vice President and
                                      Chief Financial Officer

                         THE BANK OF NEW YORK, in its
                         capacity as a Lender and as
                         Administrative Agent for the Lenders


                         By:   DAVID STEUBER
                               ---------------------------------
                               Name:  David Steuber
                               Title: Vice President

                         Address for Notices:

                               One Wall Street
                               New York, New York  10286

                         Attention:   William A. O'Daly
                         Telecopy:    (212) 635-1208


                         Eurodollar Lending Office:

                               One Wall Street
                               New York, New York  10286


                         THE FIRST NATIONAL BANK OF BOSTON


                         By:   MICHAEL KANE
                               -------------------------------
                               Name:  Michael Kane
                               Title: Managing Director

                         Address for Notices:

                               100 Federal Street,
                               P.O. Box 02016
                               Boston, Massachusetts 02110

                         Attention:   Energy & Utilities 01-08-02
                         Telecopy:    (617) 434-3652


                         Eurodollar Lending Office:

                               100 Federal Street,
                               P.O. Box 02016
                               Boston, Massachusetts  02110

                         INTERNATIONALE NEDERLANDEN (U.S.)
                         CAPITAL CORPORATION


                         By:   ROBERT FELLOWS
                               --------------------------------
                               Name:  Robert Fellows
                               Title: Vice President

                         Address for Notices:

                               135 East 57th Street
                               New York, New York 10022

                         Attention:   Robert Fellows
                         Telecopy:    (212) 593-3362


                         Eurodollar Lending Office:

                               135 East 57th Street
                               New York, New York 10022

                         USL CAPITAL CORPORATION


                         By:   CRAIG F. BRUZZONE
                               -----------------------------------
                               Name:  Craig F. Bruzzone
                               Title: Vice President, Municipal
                                      and Corporate Financing

                         Address for Notices:

                               733 Front Street
                               San Francisco, California

                         Attention:   Mark Nuti
                         Telecopy:    (415) 627-4405


                         Eurodollar Lending Office:

                               733 Front Street
                               San Francisco, California

                         PILGRIM PRIME RATE TRUST


                         By:   KATHLEEN LINARCIC
                               ----------------------------------
                               Name:  Kathleen Linarcic
                               Title: Senior Credit Analysis

                         Address for Notices:

                               10100 Santa Monica Boulevard
                               Los Angeles, California

                         Attention:   Kathleen Linarcic
                         Telecopy:    (301) 551-0003


                         Eurodollar Lending Office:

                               10100 Santa Monica Boulevard
                               Los Angeles, California

                                                      Schedule 1


                   Revolving Credit Commitments
                 ---------------------------------


                                                  Commitment As
     Lender                                     of Effective Date
     -------                                    ------------------

The Bank of New York                              $16,923,076.92
 Internationale Nederlanden (U.S.)                 13,076,923.08
Capital Corporation

The First National Bank of Boston                  10,000,000.00
                                                  --------------
                                                  $40,000,000.00

                                                      Schedule 2

                  Tranche A Term Loan Commitments
                 ---------------------------------

                                                  Commitment As
     Lender                                     of Effective Date
     -------                                    ------------------

The Bank of New York                              $25,384,615.38
Internationale Nederlanden (U.S.)
  Capital Corporation                              19,615,384.62
The First National Bank of Boston                  15,000,000.00
                                                  --------------
                                                  $60,000,000.00

                                                      Schedule 3

                  Tranche B Term Loan Commitments
                 --------------------------------


                                                  Commitment A
     Lender                                     of Effective Date
     -------                                    ------------------

USL Capital Corporation                          $20,000,000.00
Pilgrim Prime Rate Trust                          10,000,000.00
                                                  --------------
                                                  $30,000,000.00

                                                      Schedule 4

                  Tranche C Term Loan Commitments
                ----------------------------------


                                                  Commitment As
     Lender                                     of Effective Date
     -------                                    ------------------

The Bank of New York                               $ 5,000,000.00
Internationale Nederlanden (U.S.)
  Capital Corporation                               10,000,000.00
The First National Bank of Boston                    5,000,000.00
                                                  ----------------
                                                  $ 20,000,000.00

                                                      Schedule 5

                   Subsidiaries of the Borrower
                  -------------------------------



                                                     State or Jurisdiction
                                                     Under which Organized
                                                     ---------------------

Adirondack Bottled Gas Corporation of New York              New York

Adirondack Bottled Gas Corporation of Vermont               Vermont

Carib Gas Corporation of St. Croix
  (formerly LP Gas Corporation of St. Croix)                Delaware

Carib Gas Corporation of St. Thomas                         Delaware
  (formerly LP Gas Corporation of St. Thomas)

Equipment Maintenance, Inc.                                 New York

NPC Leasing Corp.                                           New York

The Home Gas Corporation of Great Barrington                Massachusetts

The Home Gas Corporation of Massachusetts                   Massachusetts

The Home Gas Corporation of New Hampshire, Inc.             New Hampshire

The Home Gas Corporation of Pittsfield                      Maine

The Home Gas Corporation of Plainville                      Connecticut

                                                      Schedule 6

                     Environmental Protection
                   ----------------------------

                                                      Schedule 7

                      Certain Permitted Liens
                    ---------------------------

                                      Description of
Secured Party    Address of Property  Property          Nature of Lien
-------------    -------------------  --------------    --------------

Antigo Gas       1584 Neva Rd.,       Real Estate       Mortgage
& Electric       Antigo, WI 54409

Hudspeth Propane 1805 N. Falls Blvd., Real Estate       Mortgage
                 Wynne, AR 75396

Hudspeth Propane Wynne, AR            Tanks and         Security Agreement
                                      equipment at      UCC
                                      customer locations

White River      Court Square,        Real Estate       Mortgage
Propane Co.      Melbourne, AR 72566

White River     Melbourne, AR         Tanks and         Security Agreement
Propane Co.                           equipment at      UCC
                                      customer locations

Baxter Oil Co.  411 S. High Street,   Real Estate       Mortgage
                Baxter, IA  50028

Baxter Oil Co.  Baxter, IA            Tanks and         Security Agreement
                                      equipment at      UCC
                                      customer locations

Milligan Bros.  Baxter, IA            Tanks and         Security Agreement
Propane Co.                           equipment at      UCC
                                      customer locations

ARK-LA-TEX LP   Texarkana, AR         Tanks and         Security Agreement
Gas, Inc.                             equipment at      UCC
                                      customer locations

B.J. Harmon     Karnack, TX           Tanks and         Security Agreement
                                      equipment at      UCC
                                      customer locations

Ozark Gas       Willow Springs        Tanks and         Security Agreement
                Thayer, West Plains,  equipment at      UCC
                MO                    customer locations

Garrett's       1125 E. Broadway St.  Real Estate       Mortgage
Propane Gas     Bolivar, MO  65613
Service, Inc.

Garrett's       Highway 13, Bolivar,  Real Estate       Mortgage
Propane Gas     MO 65613
Service, Inc.

Garrett's       Bolivar, Springfield  Tanks and         Security Agreement
Propane Gas     Pleasant Hope, MO     equipment at      UCC
Service, Inc.                         customer locations
Capitalized Leases

Berthel Fisher  1101 Second Ave, SE   Office partitions Security Agreement
& Co. Leasing   Cedar Rapids, IA      and equipment     UCC
                52403

ITT/First       All locations         Computers and     Security Agreement
Equipment Co.                         peripheral        UCC
                                      computer equipment

General Motors  All locations         Vehicles          Security Agreement
Acceptance Corp.                                        UCC

Hyster Credit   All locations         Vehicles          Security Agreement
Company                               UCC

Ford Motor      All locations         Vehicles          Security Credit
Agreement
Company                                                 UCC

PHH Financial   All locations         Vehicles          Security Agreement
                                                        UCC

Caterpillar     All locations         Vehicles          Security Agreement
                                                        UCC

AT&T Automotive All locations         Vehicles          Security Agreement
                                                        UCC

Pitney Bowes    Wyandanch, NY         Leased postage    UCC
Credit                                equipment

Advanta Leasing Jacksonville, FL      Leased telephone  UCC
Acceptance Corp.                      equipment

Comelec         Monticello, IA        Leased telephone  UCC
Services, Inc.                        equipment

Mellon Bank     Pittsburgh, PA        Letter of Credit  Letter of Credit
                                      Collateral A/C    Guarantee - UCC

                                                      Schedule 8

               Certain Indebtedness of the Borrower
            -------------------------------------------


Note Payable To          Date of Note         Original Note         Balance
---------------------    ------------         -------------         -------

Antigo Gas & Electric      10/01/85             555,000.00         90,008.40
Hudspeth Propane           02/23/88             416,000.00        332,800.34
White River Propane
  Company, Inc.            10/03/90             212,750.00         42,550.00
J.W. Ellis                 10/03/90             199,875.00         39,975.00
Hale Bibb                  10/03/90             199,875.00         39,975.00
Baxter Oil Company         10/21/91             300,000.00        137,044.88
Milligan Bros.
  Propane Company          10/21/91             416,000.00        189,338.52
ARK-LA-TEX LP Gas, Inc.    11/11/93             398,500.00        325,441.63
B.J. Harmon                11/11/93             290,000.00        236,833.37
Ozark Gas                  12/09/93           2,662,500.00      2,662,500.00
Chesapeake Insurance
  Company, Ltd.            06/01/94           1,250,000.00      1,250,000.00
Garrett's Propane Gas
  Service, Inc.             9/19/94             950,000.00        950,000.00

Subordinated Debentures    03/01/84         $70,000,000.00    $49,000,000.00


Capitalized Leases
with Note Payable To     Date of Note         Original Note         Balance
---------------------    ------------         -------------         -------

Berthel Fisher &
  Co. Leasing               11/93               184,327.33        150,057.49
ITT/First Equipment Co.     02/94             1,400,305.30      1,154,554.66
General Motors
  Acceptance Corp.          Varios              322,037.18         50,586.76
Hyster Credit Company       Various              66,082.00          8,605.26
Ford Motor Credit Company   Various           7,580,686.72      3,548,861.79
PHH Financial               Various             201,378.56     59,199.74
Caterpillar                 Various              43,132.69         13,292.27
AT&T Automotive             Various             440,737.88        296,876.71

                                                       Exhibit A


          GUARANTEE, dated as of October 7, 1994, of TRIARC COMPANIES, INC., a Delaware corporation (the "Guarantor"), in favor of The Bank of New York (the "Administrative Agent"), as agent for the Lenders party to the Credit Agreement referred to below and any Lender or Affiliate of a Lender which is a party to an Interest Rate Agreement entered into in connection with the Credit Agreement (the Administrative Agent, the Lenders and such Affiliates being referred to herein collectively as the "Creditors").

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), among National Propane Corporation (the "Borrower"), the Lenders party thereto, The Bank of New York, as Administrative Agent, and The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents.

          1. Guarantee. For value received, and to induce the Creditors to make the Loans or otherwise extend credit from time to time to or for the account of the Borrower pursuant to the terms of the Credit Agreement, to enter into Interest Rate Agreements entered into in connection with the Credit Agreement or to issue Letters of Credit for the account of the Borrower, the Guarantor unconditionally and irrevocably guarantees to the Creditors, their successors, endorsees and assigns, the prompt payment when due of all present and future obligations and liabilities of all kinds of the Borrower to any of the Creditors based on, arising out of, or otherwise relating to the Credit Documents, any Interest Rate Agreements entered into in connection with the Credit Agreement or any Letter of Credit, whether incurred by the Borrower as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever or whenever incurred by the Borrower (the "Obligations").

          2. Absolute Guarantee. The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations (other than the irrevocable payment in full thereof) which might otherwise constitute a defense to this Guarantee. The Creditors make no representation or warranty in respect to any such circumstance and have no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral therefor. The Creditors shall not be obligated to file any claim relating to the Obligations in the event that the Borrower becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Creditors to so file shall not affect the Guarantor's obligations hereunder.

          The Guarantor authorizes the Creditors, without notice to, demand of, or consent from the Guarantor, and without affecting its liability hereunder to the Creditors, from time to time (a) to renew, extend, accelerate or otherwise change the time or place for payment of, or otherwise change the terms of, the Obligations or any part thereof including, without limitation, to increase or decrease the rate of interest thereon; (b) to take and hold security for the payment or performance of the Obligations and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fail to perfect its interest in any such security or to establish its priority with respect thereto; (c) to apply such security and direct the order or manner of sale thereof as the Creditors in their sole discretion may determine; (d) to release any other guarantor, in whole or in part, from any or all of the Obligations or substitute any or all of the obligations of any other guarantor; (e) to settle or compromise any or all of the Obligations with any other guarantor or any endorser of the Obligations; and (f) to subordinate any or all of the Obligations to any other obligations of or claim against any other guarantor, whether owing to or existing in favor of the Creditors or any other party. The Guarantor shall be and remain bound hereunder notwithstanding any such renewal, extension, acceleration, change, taking, holding, exchange, enforcement, waiver, surrender, modification, impairment, alternation, renewal, continuation, compromise, release, failure, application, direction, substitution, settlement or subordination.

          In the event that the Borrower becomes insolvent or files a petition for reorganization, arrangement, composition, discharge or similar relief under any present or future provision of the Bankruptcy Reform Act of 1978, as amended, or any other applicable present or future bankruptcy or insolvency statute, or if such a petition be filed against the Borrower and in any such proceedings some or all of the Obligations shall be terminated or rejected or any of the Obligations modified or abrogated, the Guarantor agrees that its liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred and shall continue to be effective or reinstated, as the case may be, if any payment of any of the Obligations must be returned by any Creditor upon such insolvency, bankruptcy or reorganization, or otherwise, as though such payment had not been made.

          The Guarantor waives any and all statutory or other right which the Guarantor may otherwise have to require the Creditors to (a) proceed against the Borrower or any other guarantor; (b) proceed against or exhaust any security from the Borrower or any other guarantor; or (c) pursue any other remedy in their power whatsoever. The Creditors may, at their election, exercise any right or remedy they may have against the Borrower or any other guarantor or any security now or hereafter held by or for the benefit of the Creditors including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of or the Guarantor hereunder except to the extent the Obligations may thereby be paid. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Obligations. Any one or more of the Creditors may at their discretion purchase all or any part of such security so sold or offered for sale for their own account and may apply against the amount bid therefor all or any part of the Obligations for which such security is held; and in such case, only that portion of the proceeds realized, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or law, shall be applied against the Obligations. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reim-bursement or subrogation or other right or remedy against the Borrower or any other guarantor or any such security, whether resulting from the exercise by the Creditors of any right or remedy they may have against the Borrower or any other guarantor, any defect in, failure of, or loss or absence of priority with respect to the interest of the Creditors in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, the Guarantor waives any right that it may have to have any portion of the Obligations discharged except to the extent of the amount actually bid and received by the Creditors at any such sale. The Creditors shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

          The Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, the Borrower may default in performance of the Obligations. Notwithstanding any such performance here-under, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower in payment or performance of the Obligations.

          The Guarantor waives any setoff, defense or counterclaim which the Guarantor may have or claim to have against any Creditor.

          3. Representations and Warranties. The Guarantor hereby represents and warrants that:

          (a) The Guarantor has full power and authority to execute, deliver and perform this Guarantee and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval not heretofore obtained and in full force and effect of its stockholders, is required as a condition to the validity or performance of, or the exercise by the Creditors of any of their rights and remedies under, this Guarantee.

          (b) This Guarantee constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (c) There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding on the Guarantor or affecting its properties and no provision of the certificate of incorporation or by-laws of the Guarantor which would prohibit, conflict with or in any way be inconsistent with or prevent the execution, delivery, or performance of this Guarantee or result in or require the creation or imposition of any Lien on any of the properties of the Guarantor as a consequence of the execution, delivery and performance of this Guarantee or the consummation of the transactions contemplated hereby; and the execution, delivery and performance by the Guarantor of this Guarantee and the consummation of transactions contemplated hereby do not (i) violate any provision of law applicable to the Guarantor, or any order, judgment or decree of any court or other agency of government binding on the Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material agreement or instrument affecting its properties or (iii) require any approval of its stockholders or any approval or consent of any Person under any agreement or instrument binding on the Guarantor affecting its properties, other than approvals or consents (a) which have been previously obtained and are in full force and effect or (b) the absence of which could not reasonably be expected to have a Material Adverse Effect.

          4. Financial Information. So long as the Borrower may borrow under the Credit Agreement and until payment in full of the Notes and performance of all other obligations of the Borrower thereunder, the Guarantor will furnish to the Administrative Agent with sufficient copies for each Lender: (i) as soon as available, each Annual Report on Form 10-K, Annual Report to Stockholders, and Quarterly Report on Form 10-Q, in each case in the form filed with the Securities and Exchange Commission or distributed to Stockholders, together with any amendments or supplements to any such report; (ii) in the event that the Guarantor shall no longer be subject to reporting requirements under the Securities Exchange Act of 1934,
(A) as soon as available, but in no event more than 50 days after the end of each of its first three fiscal quarters in each year, a balance sheet of the Guarantor (consolidated and parent-company-only) as of the end of such period, statements of operations of the Guarantor (consolidated and parent-company-only) from the beginning of the then current fiscal year and from the beginning of such fiscal quarter to the end of such period, and a statement of cash flows of the Guarantor (consolidated) from the beginning of the then current fiscal year to the end of such period, certified by the Chief Financial Officer or Chief Accounting Officer of the Guarantor, (B) as soon as available, but in no event more than 95 days after the end of its fiscal year, annual financial statements of the Guarantor in reasonable detail and satisfactory to the Administrative Agent and prepared in accordance with GAAP, including a consolidated balance sheet as of the end of such fiscal year and a consolidated statement of operations and retained earnings and a consolidated statement of cash flows for such fiscal year accompanied by a supplemental consolidating balance sheet as of the end of such fiscal year and a supplemental consolidating statement of operations for such fiscal year, together with an audit report of Deloitte & Touche, LLP or other independent auditors reasonably satisfactory to the Administrative Agent; and (iii) at least once during each fiscal year of the Guarantor and promptly after approval of the budget by the Guarantor's Board of Directors, a schedule showing total fees to be charged by the Guarantor to each of its subsidiaries during the next succeeding fiscal year, including calculations showing detail of the allocation among such subsidiaries, together with a letter to the Guarantor of Deloitte & Touche, LLP or other independent auditors reasonably satisfactory to the Administrative Agent, indicating that the amount of such total fees set forth on such schedule does not exceed the Guarantor's unconsolidated, parent-company-only overhead expense budgeted for such fiscal year.

          5. Expenses. The Guarantor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of counsel) reasonably incurred in connection with the enforcement or protection of the rights of the Creditors hereunder.

          6. Subrogation. Until all Obligations shall have been satisfied, the Guarantor shall not have any right of subrogation, waives any right to enforce any remedy which any Creditor now has or may hereafter have against the Borrower or any other guarantor and waives any and all statutory or other rights to participate in any security now or hereafter held by any Creditor.

          7. Continuing Guarantee. This is a continuing Guarantee and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until full and final payment of all Obligations.

          8. No Waiver; Cumulative Rights. No failure on the part of any Creditor to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Creditors of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Creditors or allowed them by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Creditors from time to time.

          9. Waiver of Notice. The Guarantor waives notice of the acceptance of this Guarantee and of the making of any Loans or other extensions of credit to the Borrower, presentment to or demand or payment from anyone whomsoever liable upon any of the Obligations, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.

          10.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY,
AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          11. Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or federal court in New York City for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Guarantee, and the Guarantor hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in New York City. The Guarantor hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irre-vocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Creditors to bring any action arising out of or relating to this Guarantee in any competent court elsewhere having jurisdiction over the Guarantor or its property.

            12.  WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY
IRREVOCABLY
WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE.

            IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Creditors as of the date first above written.

                                TRIARC COMPANIES, INC.


                                By:  ________________________________
                                     Name:
                                     Title:

                                                       Exhibit B

              PRO-FORMA HISTORICAL EBITDA CALCULATION
           --------------------------------------------

                                                    (in thousands)

Historical Information
-----------------------
Average EBITDA during the
last two fiscal years of target:                    ______________

Adjustments
-----------
Effect of Volume Increase/Decrease                  ______________
Gross Margin Increase                               ______________
Gross Margin Decrease                               ______________
SGA Increase                                        ______________
SGA Decrease                                        ______________

Other Gross Margin Improvement
(appliances/labor)                                  ______________

Total Adjustments                                   ______________

Pro-forma Historical EBITDA                         ______________

Key Assumptions Used in Making Adjustments
(a) Volume
(b) Gross Margin
(c) SGA
(d) Other



[The CFO would sign below to confirm that the assumptions used in the above analysis were reasonable at the date of calculation.]

                                                       Exhibit C



        ---------------------------------------------------



                      MORTGAGE, MORTGAGE DEED
                      AND SECURITY AGREEMENT


                  made as of __________ __, 1994

                                By

                   NATIONAL PROPANE CORPORATION,

                           as Mortgagor,

                            To and With

                       THE BANK OF NEW YORK,
      in its individual capacity and as Administrative Agent
                         for the LENDERS,

                           as Mortgagee,


               To Secure a Principal Amount of up to

                           $150,000,000.



        ---------------------------------------------------


                    Return after recording to:

                        Sullivan & Cromwell
                          250 Park Avenue
                   New York, New York 10177-0021
                  Attention:  James I. Black III

                         TABLE OF CONTENTS

                                                             Page

Recitals
Mortgage of Property

                            ARTICLE ONE
                       PARTICULAR COVENANTS

SECTION 1.01  Title
SECTION 1.02  Taxes
SECTION 1.03  Insurance
SECTION 1.04  Maintenance of Property, etc.
SECTION 1.05  Sale, Leasing and Mortgaging
SECTION 1.06  Environmental Matters
SECTION 1.07  Further Assurances
SECTION 1.08  Recording
SECTION 1.09  After-acquired Property


                            ARTICLE TWO
                           CONDEMNATION

SECTION 2.01  Condemnation


                           ARTICLE THREE
                  EVENTS OF DEFAULT AND REMEDIES

SECTION 3.01  Events of Default
SECTION 3.02  Sale of Property; Application of
              Proceeds
SECTION 3.03  Purchase by the Mortgagee
SECTION 3.04  Receivers
SECTION 3.05  Remedies Cumulative
SECTION 3.06  Waiver of Rights


                           ARTICLE FOUR
                        SECURITY AGREEMENT

SECTION 4.01  Security Agreement

                           ARTICLE FIVE
                           MISCELLANEOUS

SECTION 5.01   Notices and Other Communications to
               the Mortgagee and Mortgagor
SECTION 5.02   Effective Notice Delivery
SECTION 5.03   Effect of Headings
SECTION 5.04   Successors and Assigns
SECTION 5.05   Separability Clause
SECTION 5.06   Applicable Law
SECTION 5.07   Satisfaction
SECTION 5.08   Counterparts
SECTION 5.09   Schedules; Addenda
SECTION 5.10   Limitations of Liability
[SECTION 5.11  Lien Law
SECTION 5.12   No Residential Units
SECTION 5.13   Maximum Principal Indebtedness

SCHEDULES:

       A:   Land Description
       B:   Permitted Encumbrances

ADDENDA

       No. 1:    Special Connecticut Provisions
       No. 2:    Special Iowa Provisions
       No. 3:    Special Massachusetts Provisions
       No. 4:    Special Michigan Provisions
       No. 5:    Special Minnesota Provisions
       No. 6:    Special Wisconsin Provisions

            THIS MORTGAGE, MORTGAGE DEED AND SECURITY AGREEMENT, dated as of __________ ____, 1994 (together with all amendments and supplements thereto, this "Mortgage"), made by NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Mortgagor"), having an address at 1101 Second Avenue, S.E., Cedar Rapids, Iowa 52403, as mortgagor, to and with THE BANK OF NEW YORK, a New York banking corporation, in its individual capacity, and as Administrative Agent (the "Administrative Agent") for the Creditors (as hereinafter defined) as mortgagee (the "Mortgagee");


                       W I T N E S S E T H:

            A. Pursuant to the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, modified, supplemented or extended from time to time, the "Agreement"), among the Mortgagor, each of the several lenders from time to time parties thereto (the "Lenders"), the Administrative Agent and the Co-Agents (as defined therein) the Lenders have agreed to extend credit to the Mortgagor; and

            B. One or more of the Lenders and/or certain affiliates of the Lenders may enter into Interest Rate Agreements (as defined in the Agreement) with Mortgagor to hedge interest payable on the Loans (as defined in the Agreement) (such affiliates together with the Administrative Agent, the Co-Agents and the Lenders being collectively referred to herein as the "Creditors"); and

            C. The obligation of the Lenders to extend certain credit to the Mortgagor pursuant to the Agreement is conditioned upon the execution and delivery by the Mortgagor of this Mortgage to secure all present and future obligations and liabilities of all kinds of Mortgagor to the Creditors on, arising out of, or otherwise relating to the Credit Documents, any Interest Rate Agreement or any Letter of Credit (collectively referred to as the "Obligations").

            D. The Mortgagor owns the Properties more particularly described on Schedule A annexed hereto including the Property which is designated as Parcel I on said Schedule A against which this Mortgage is to be recorded.

            E. The capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

                       MORTGAGE OF PROPERTY

            NOW THEREFORE, in consideration of these premises the parties hereto agree as follows: Mortgagor does hereby create a security interest in, mortgage and warrant, grant, convey, assign, bargain, sell, pledge, give, transfer and set over unto the Mortgagee, for the benefit of the Creditors and their successors and assigns forever, all of Mortgagor's right, title and interest in, to and under all of the following property now owned or hereafter acquired (hereinafter collectively referred to as the "Mortgaged Property"):

            (1) All the land more particularly described on Schedule A annexed hereto (each a "Property" and collectively, the "Properties") together with all appurtenant rights, titles and interests in and to the land lying in the beds of the streets adjoining such land, and all easements, rights, privileges and other appurtenances and all unused air and/or development rights belonging to or appertaining to the Properties (collectively, the "Premises);
            (2) The buildings and improvements located on the Properties together with all other buildings and improvements now or hereafter located or erected on the Properties (the "Improvements");

            (3) All appliances, apparatus, building materials, equipment, fittings, fixtures, furnishings, furniture, machinery, other articles of personal property and replacements thereof not owned by, paid for by or leased from third-parties and now or at any time hereafter placed upon or used in any way in connection with the occupancy or operation of the Improvements or Premises, including all airconditioning, heating, lighting, plumbing, communications, elevator and security systems now or at any time hereafter attached to, placed upon or used in connection with the occupancy or operation of the Improvements or the Premises (collectively, the "Equipment");

            (4) All leases, subleases, licenses, management contracts and other agreements permitting third-parties to occupy or use all or any parts of the Premises or Improvements in return for the payment of any Rents, royalties or other fees (collectively, the "Leases"), and all rents, revenues, royalties, income, profits, receipts, charges and other fees paid or payable thereunder (collectively, "Rents") together with all cash, securities or letters of credit deposited thereunder to secure the performance of the obligations of the third parties thereunder;

            (5) All real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Premises, Improvements, Equipment or Rents into cash or liquidated claims, including proceeds of insurance claims, condemnation awards, and awards which may become due by reason of the taking of all or any part of the Premises or Improvements by eminent domain (collectively called "Proceeds").

            TO HAVE AND TO HOLD by the Mortgagee and its successors and assigns forever, subject only to the exceptions and encumbrances (the "Permitted Encumbrances") listed on Schedule B annexed hereto.


                            ARTICLE ONE
                       Particular Covenants

            Mortgagor hereby represents, warrants and covenants as follows:

            SECTION 1.01 Title. The Mortgagor has good and marketable title to an indefeasible fee estate in the Premises and Improvements, and the Mortgagor is the owner of the other elements of the Mortgaged Property subject only to the Permitted Encumbrances.

            SECTION 1.02 Taxes. Mortgagor will pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) (x) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Mortgagor and
(y) reserves which are adequate under GAAP are maintained by the Mortgagor with respect thereto, or (ii) any failure to pay and discharge such taxes, assessments and governmental charges would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 1.03 Insurance. Mortgagor will maintain, for itself and its Subsidiaries, insurance with responsible insurance companies against such risks, and on such properties and in such amounts as is customarily maintained by Persons engaged in the same or similar businesses. The Mortgagor shall deliver to the Mortgagee upon its request a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            SECTION 1.04 Maintenance of Property, etc. The Mortgagor shall maintain, keep and preserve all of the Mortgaged Property in good repair, working order and condition except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 1.05 Sale, Leasing and Mortgaging. The Mortgagor will not, without the prior written consent of the Mortgagee, (a) sell, transfer or convey the Mortgaged Property or any part thereof or interest therein, or permit the Mortgaged Property or any part thereof or any interest therein to be sold, transferred or conveyed, to any other person or entity, or (b) lease any of the Mortgaged Property or (c) further encumber the Mortgaged Property by any other mortgage, assignment of rents or other instrument imposing a lien thereon in connection with or a security for any other financing, except as provided in Section 8.02(a) or (b) of the Agreement.

            SECTION 1.06 Environmental Matters. Mortgagor will comply, and cause each of its Subsidiaries to comply, with all applicable Environmental Laws except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) notify the Mortgagee promptly after becoming aware thereof of any material release, Adverse Environmental Condition or Environmental Claim in connection with the Mortgagor's or any of its Subsidiaries facilities, and (iii) promptly forward to the Mortgagee a copy of any order, notice, permit, application, or any other communication or report received by the Mortgagor or any of its Subsidiaries in connection with any such matters as they may affect such premises, and the response or planned response thereto of the Mortgagor or any of its Subsidiaries.

            SECTION 1.07 Further Assurances. Mortgagor will, at its expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, instruments and assurances reasonably required by the Mortgagee for the better granting to the Mortgagee of Mortgagor's interest hereby granted or for carrying out the intention of, or facilitating the performance of, this Mortgage.

            SECTION 1.08 Recording. Mortgagor will, upon the execution and delivery hereof, and thereafter from time to time, cause this Mortgage, any supplement or amendment thereto and financing statements with respect thereto (collectively, the "Recordable Documents"), to be filed, registered and recorded as may be required by law to publish notice of and maintain the lien hereof upon the Mortgaged Property and to publish notice of and protect the validity hereof. Mortgagor will, from time to time, perform or cause to be performed any other act as required by law, and will execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents) reasonably requested by the Mortgagee for such purposes. If Mortgagor shall fail to execute, deliver and file such financing statements and other instruments in accordance with the provisions of this Section, the Mortgagee shall be and are hereby irrevocably appointed the agents and attorneys-in-fact of Mortgagor to do so. To the extent permitted by law, Mortgagor will pay all recording taxes and similar fees incident thereto, and all taxes and other similar governmental charges and fees, and all reasonable out-of-pocket expenses (including the cost of title insurance), directly incurred in connection with the preparation, execution, delivery or acknowledgment of the Recordable Documents, and any instruments of further assurance.

            SECTION 1.09 After-acquired Property. All right, title and interest of Mortgagor in and to all improvements, alterations, substitutions, restorations and replacements of, and all additions and appurtenances to any property, hereafter acquired by or released to Mortgagor immediately upon such acquisition or release and without any further granting by Mortgagor shall become part of the Mortgaged Property and shall be subject to the lien of this Mortgage fully, completely and with the same effect as though now owned by Mortgagor and specifically described herein; at any time Mortgagor will execute and deliver to the Mortgagee any document which the Mortgagee may reasonably require to subject the same to the lien of this Mortgage.


                            ARTICLE TWO
                           Condemnation

            SECTION 2.01 Condemnation. The Mortgagor shall give the Mortgagee prompt notice of any condemnation proceedings or proposed taking by eminent domain that might affect the Mortgaged Property, and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss or settling any claim for compensation in excess of $1,000,000. The Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be taken by condemnation to the extent that it may, in its good faith business judgment, determine to do so. Any moneys received by the Mortgagor as any award made for any taking of the Mortgaged Property, shall be paid over to the Mortgagee and held by Mortgagee without liability for interest thereon and may be applied by Mortgagee as provided in the Credit Agreement or the Interest Rate Agreements or, to the extent not so provided, as Mortgagee may deem appropriate toward payment of any of the Obligations in such order or manner as Mortgagee may elect.


                           ARTICLE THREE
                  Events of Default and Remedies

        SECTION 3.01 Events of Default. If there shall occur and be continuing an Event of Default:

            I. The Mortgagee, individually, or by its agents or attorneys, may enter into and upon the Mortgaged Property and may exclude Mortgagor and its respective agents and servants wholly therefrom; and, at the expense of the Mortgagor may use, operate, manage and control the same and conduct the business thereof, may maintain and restore the Mortgaged Property, may insure and reinsure the same, may conduct such environmental studies of the Premises as the Mortgagee deem necessary or appropriate, may procure title searches and policies with respect to the Premises and may make all necessary or proper repairs, renewals and replacements and any useful alterations, additions, betterments and improvements thereto and thereon, all as the Mortgagee may deem advisable; and in every such case, the Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as the Mortgagee shall deem best. The Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, awards, proceeds, profits and income of the Mortgaged Property and said earnings, revenues, rents, issues, awards, proceeds, profits and income are hereby assigned to the Mortgagee. After deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, as well as reasonable compensation for the services of all attorneys, servants and agents of the Mortgagee properly engaged and employed (including compensation and expenses in connection with any appeal), the moneys arising as aforesaid shall be held by Mortgagee without liability for interest thereon and may be applied by Mortgagee as provided in the Credit Agreement or the Interest Rate Agreements or, to the extent not so provided, as Mortgagee may deem appropriate toward payment of any of the Obligations in such order or manner as Mortgagee may elect.

           II. The Mortgagee, with or without entry, personally or by their agents or attorneys, may sell the Mortgaged Property and all estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales, as an entirety or in parcels and at such times and places and upon such terms as may be specified in the notice or notices of sale to be given to Mortgagor or as may be required by law. Any number of sales may be conducted from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property shall have been sold or all of the Obligations shall have been satisfied in full. In addition, as to the Mortgaged Property, the Mortgagee will have the statutory power of sale, if any, as may be provided by the law of the state in which such Mortgaged Property is located. This Mortgage is made upon the statutory conditions provided for by the laws of the states in which the Mortgaged Property is located.

          III. The Mortgagee may take all reasonable steps to protect and enforce its rights and remedies provided hereby or by applicable law, whether by action, suit or proceeding in equity or at law (for the complete or partial foreclosure hereof or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Mortgagee may deem most effectual to protect and enforce the same.

        SECTION 3.02.  Sale of Property; Application of Proceeds.  (a)
In connection with any sale under this Article, the Mortgagee may postpone the sale of the Mortgaged Property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

        (b) Upon the completion of any sale made by the Mortgagee under or by virtue of this Article, the Mortgagee shall execute and deliver to the purchaser good and sufficient deeds and other instruments conveying, assigning and transferring all their estate, right, title and interest in and to the property and rights so sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor and any subsequent mortgagor of the Mortgaged Property for the specific purpose of this Section 3.02(b) to make, in its own name or in the name of Mortgagor, all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose the Mortgagee may execute all necessary deeds and instruments of assignment and transfer and may substitute persons with like power, Mortgagor or any subsequent mortgagor of the Mortgaged Property hereby ratifying and confirming all that their said attorneys or such substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor or any subsequent mortgagor of the Mortgaged Property, if so requested in writing by the Mortgagee, shall ratify and confirm any such sale by executing and delivering to the Mortgagee or to such purchasers any instrument which, in the reasonable judgment of the Mortgagee is suitable or appropriate therefor. Any such sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the property and rights so sold, and shall be a perpetual bar at law and in equity against Mortgagor and its successors and assigns and any and all persons who claim or may claim the same from, through or under Mortgagor or its successors or assigns.

        (c) The receipt of the Mortgagee for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the Mortgaged Property sold as aforesaid; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any purpose hereof, shall be answerable in any manner whatsoever for any loss, misapplication or nonapplication of any of such purchase money or shall be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

        (d) The purchase money or proceeds of any sale made under or by virtue of this Article, together with any other sums which then may be held by the Mortgagee as part of the Mortgaged Property or the proceeds thereof, shall, unless otherwise required by applicable law, be applied: first, to the payment of the costs and expenses of such sale, including reasonable compensation for the services of the Mortgagee's agents and counsel, and of any judicial proceeding wherein the same be made; second, to the payment of the whole amount then owing on the Notes for the payment of accrued and unpaid interest; third, to the payment of the whole amount then owing on the Notes for the payment of principal; fourth, to the payment of any other Obligations; and fifth, to the payment of the surplus, if any, to Mortgagor (or upon its written order) or to whomsoever shall lawfully be entitled thereto, free of the lien hereof.

        SECTION 3.03 Purchase by the Mortgagee. Upon any sale made under or by virtue of this Article (whether made under any power of sale herein granted or under or by virtue of any judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee, may (but shall not be obligated to) bid for and acquire the Mortgaged Property or any part thereof, provided that such acquisition shall not expose the Mortgagee to criminal liability or any other liability for which the Mortgagee has not been indemnified hereunder or otherwise in a manner acceptable to the Mortgagee, and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Mortgagor secured by this Mortgage the net proceeds of sale after deduction of all costs, expenses, compensation and other charges to be paid therefrom as herein provided. The person making such sale shall accept such settlement without requiring the production of the Notes, or any other evidence of the Obligations, and without such production there shall be deemed credited thereon the net proceeds of sale ascertained and established as aforesaid. The Mortgagee, upon so acquiring the Mortgaged Property or any part thereof, shall be entitled to hold, deal with and sell the same in any manner permitted by applicable laws.

        SECTION 3.04 Receivers. During the continuance of any Event of Default, immediately upon the commencement of any legal proceeding by the Mortgagee, for or in aid of the enforcement of the Notes or this Mortgage, or any of the Obligations and without regard to the adequacy of the security or the Mortgaged Property, the Mortgagee shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof, and Mortgagor hereby consents to any such appointment.

        SECTION 3.05 Remedies Cumulative. No remedy herein shall be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity; and every power and remedy of the Mortgagee hereunder may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. No delay or omission of the Mortgagee to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Acceptance by the Mortgagee of a partial payment of any obligation shall not be construed as a waiver of payment thereof in full.

        SECTION 3.06 Waiver of Rights. To the extent permitted by applicable law, Mortgagor agrees that it will not at any time or in any manner whatever claim or take any benefit of any stay, extension or moratorium law which may affect the terms of this Mortgage; nor, prior to or after any such sale, claim or exercise any right to redeem the property so sold or to be sold or any part thereof; and Mortgagor hereby expressly waives all benefit or advantage of any such law and covenants not to hinder, delay or impede the execution by the Mortgagee of any power or remedy herein granted or available at law or in equity, but to suffer and permit the execution of every power and remedy as though no such law existed. To the extent permitted by applicable law, Mortgagor waives all right to have the Mortgaged Property marshalled upon any foreclosure hereof.


                           ARTICLE FOUR
                        Security Agreement

        SECTION 4.01 Security Agreement. (a) From the date of its recording, this Mortgage shall be effective as a security agreement and financing statement by and between Mortgagor, as debtor, and the Mortgagee, as secured party, filed as a security agreement and financing statement pursuant to the Uniform Commercial Code, as enacted in each state in which a Property is located, with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the Premises and Improvements described herein and with respect to all other property included within the Mortgaged Property that may be subject to a security interest under Article 9 of the Uniform Commercial Code as enacted in the applicable states, including all additions to, substitutions for, and proceeds of such goods, fixtures and other property. For this purpose, the mailing address of the debtor is the address of Mortgagor set forth in
Section 5.01 below; the address of the secured party from which information concerning the security interest may be obtained is the address of the Mortgagee set forth in Section 5.01 below; and the record owner of the Premises is the Mortgagor as identified in the initial paragraph of this Mortgage. This Mortgage covers goods (as defined under the Uniform Commercial Code, as enacted in each state in which a property included within the Premises is located) which are or are to become fixtures.

        (b) Mortgagor hereby grants the Mortgagee a security interest in such portions of the Mortgaged Property which may be subject to a security interest under Article 9 of the Uniform Commercial Code, as enacted in each jurisdiction in which a property included within the Premises is located, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness now or hereafter secured by this Mortgage. Mortgagor agrees to execute and deliver financing and continuation statements covering the Mortgaged Property from time to time to perfect and continue the perfection of the Mortgagee's lien or security interest with respect to the Mortgaged Property.

        (c) This Mortgage constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code as enacted in each jurisdiction in which a property included within the Premises are located, to be filed and indexed in the applicable real estate records of the county in which such Premises are located with respect to any and all fixtures included within the term "Mortgaged Property" and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE COLLATERAL ARE, OR ARE TO BECOME, FIXTURES ON
THE
REAL ESTATE.

        (d) The information contained in this Section is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in each state in which a property included within the Premises is located, for instruments to be filed as financing statements. Mortgagor's identity and principal place of business is set forth on page one above.


                           ARTICLE FIVE
                           Miscellaneous

        SECTION 5.01 Notices and Other Communications to the Mortgagee and Mortgagor. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with,

        (1) the Mortgagee by Mortgagor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing with the Mortgagee at the following addresses, or to such other addresses as the Mortgagee may specify, by notice:

        The Bank of New York
        One Wall Street
        New York, New York 10286
        Attention:William A. O'Daly
                  Assistant Treasurer
        Telecopy: (212) 635-1208

        (2) Mortgagor by the Mortgagee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered to Mortgagor at the following address:

        National Propane Corporation
        1101 Second Avenue, S.E.
        Cedar Rapids, Iowa 52403
        Attention:Terry D. Weikel
                  Senior Vice President and
                  Chief Financial Officer
        Telecopy: (319) 365-3672

        with a copy to:

        Triarc Companies, Inc.
        900 Third Avenue
        New York, N.Y.  10022
        Attention:Brian L. Schorr, Executive Vice
                  President & General Counsel
        Telecopy: (212)230-3216

        SECTION 5.02 Effective Notice Delivery. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) five Business Days after being sent by first class registered or certified mail, postage prepaid, return receipt requested, (iii) when sent by telecopier (provided that such notice is legible and an original copy of such notice is also subsequently sent by overnight courier in the manner described in the following clause (iv) within two Business Days thereafter), or (iv) one Business Day after being sent Federal Express or any other nationally recognized overnight courier, in each case addressed as aforesaid. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then during the pendency of such suspension or other cause, such notification as shall be made with the approval of the Mortgagee shall constitute a sufficient notification for every purpose hereunder.

        SECTION 5.03 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        SECTION 5.04 Successors and Assigns. The provisions of this Mortgage shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not.

        SECTION 5.05 Separability Clause. In the case that any provision in this Mortgage shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of such provision in other contexts, and the remaining provisions hereof, shall not in any way be affected or impaired thereby.

        SECTION 5.06 APPLICABLE LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED AS TO ANY PORTION OF THE
MORTGAGED PROPERTY BY
THE LAWS OF THE JURISDICTION IN WHICH THE SAME MAY BE LOCATED.

        SECTION 5.07 Satisfaction. If and when the Obligations secured hereby shall have been satisfied in full, then this Mortgage shall become null and void, and the Mortgagee, at the request and expense of Mortgagor, shall issue, execute and deliver such instruments as may be necessary and appropriate for the release of the lien of this Mortgage.

        SECTION 5.08 Counterparts. This Mortgage may be executed in counterparts. All counterparts shall constitute one instrument.

        SECTION 5.09 Schedules; Addenda. Immediately following are Schedules A and B referred to in this Mortgage and Addenda 1-5 which Schedules and Addenda are hereby incorporated by reference herein.

        SECTION 5.10 Limitations of Liability. The obligations of the Mortgagor under this Mortgage shall not be enforced by personal judgment (or any other action or proceeding not required for the foreclosure of this Mortgage) against any shareholder, officer, director, principal, agent or employee of the Mortgagor. Nevertheless, the foregoing limitations of liability shall not affect, impair or restrict the validity or enforceability, or constitute a discharge, release or waiver, of this Mortgage or the Obligations.

     [Sections 5.11, 5.12 and 5.13 in New York Mortgage only]

        [SECTION 5.11  Lien Law.  This Mortgage is made subject to
Section 13 of the New York Lien Law and, in compliance with Section 13 of the New York Lien Law, the Mortgagor will receive and hold the right to receive the consideration for the Notes paid to or received by the Mortgagor as a trust fund to be applied first for the purpose of paying any unpaid costs of the Improvements before any part of the same is used for any other purpose. The Mortgagor will also indemnify and hold the Mortgagee harmless against all loss, liability, claim, cost or expense arising out of or relating to any proceedings instituted by any complainant alleging a violation by the Mortgagor of Article 3-A of the New York Lien Law.

        SECTION 5.12 No Residential Units. This Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate six (6) or fewer residential dwelling units having their own separate cooking facilities.

        SECTION 5.13 Maximum Principal Indebtedness. For the purpose of Section 253 of the New York Tax Law, the maximum amount of the principal indebtedness secured by this Mortgage at the time of its execution or that under any contingency may hereafter be so secured and for which this Mortgage may be foreclosed or otherwise enforced against the Mortgaged Property is $2,300,000.]



                     ------------------------
        IN WITNESS WHEREOF, Mortgagor and the Mortgagee have caused this Mortgage to be duly executed and delivered as of the day and year first above written.

Signed and acknowledged                    NATIONAL PROPANE CORPORATION,
in the presence of the                a Delaware corporation, as
following two witnesses                    Mortgagor
as to each signature:

                                 (i)  By:_____________________
                                           [               ],
                                           ------------------
Witnesses as to (i):                       [               ]
                                           ------------------

-----------------------
  (witness signature)


-----------------------
  (printed name)

                             and
-----------------------
  (witness signature)


-----------------------
  (printed name)

                                 (ii) By:_____________________
                                           [               ],
                                           ------------------
Witnesses as to (ii):                      [               ]
                                           ------------------

-----------------------
  (witness signature)


-----------------------
  (printed name)

                             and
-----------------------
  (witness signature)


-----------------------
  (printed name)

                                 THE BANK OF NEW YORK, a
                                 New York banking corporation,
                                 in its individual capacity,
                                 and as Administrative Agent for
                                 the Banks

                                 (iii)     By:_____________________
                                           [               ],
                                           ------------------
Witnesses as to (iii):                     [               ]
                                           ------------------

-----------------------
  (witness signature)


-----------------------
  (printed name)

                             and
-----------------------
  (witness signature)


-----------------------
  (printed name)

STATE OF NEW YORK      )
                       :  ss.:  Allstate Acknowledgment
COUNTY OF NEW YORK     )


        Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared __________________ and ________________, each of whom is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn each did acknowledge before me, depose and say to me that he is, respectively, a ___________________ and _________________
of NATIONAL PROPANE CORPORATION, a Delaware corporation, named as one of the parties to the aforementioned legal instrument; that he knows the seal of such corporation; that the seal imprinted on the legal instrument to which this acknowledgment is attached is an imprint of the true corporate seal of said corporation; that after being duly informed of the contents and import of such legal instrument he had signed and caused the seal of such corporation to be imprinted on such legal instrument as the officer of such corporation indicated above; that he had signed and sealed the same in the name of and on behalf of such corporation by the authority, order and resolution of its Board of Directors; that he had signed his name thereto on behalf of said corporation by like order; that the execution of said legal instrument was the free and voluntary act and deed of said corporation for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that on behalf of said corporation he had received a true copy of such legal instrument without charge.

        IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the _____ day of __________, 1994.

My commission expires:

                            _________________________
                            Notary Public

                            Print Name: _____________

STATE OF NEW YORK     )
                       :  ss.:  Allstate Acknowledgment
COUNTY OF NEW YORK    )


        Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared ________________ and __________________, each of whom is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn each did acknowledge before me, depose and say to me that he is, respectively, _________________ and ________________________ of THE BANK OF NEW YORK, a New York banking corporation, named as one of the parties to the aforementioned legal instrument; that he knows the seal of said corporation; that the seal imprinted on the legal instrument to which this acknowledgement is attached is an imprint of the true seal of said corporation; that after being duly informed of the contents and import of such legal instrument he had signed and caused the seal of such corporation to be imprinted on such legal instrument as the officer of such corporation indicated above; that he had signed and sealed the same in the name of and on behalf of such corporation by the authority, order and resolution of its Board of Directors; that he had signed his name thereto on behalf of said corporation by like order; that the execution of said legal instrument was the free and voluntary act and deed of said corporation for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that on behalf of said corporation he had received a true copy of such legal instrument without charge.

        IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the _____ day of __________, 1994.


My commission expires:


                            _________________________
                            Notary Public

                            Print Name: _____________

                            Schedule A
                            -----------


                         Land Description
                         -----------------

                              PAGE

                            Schedule B
                            -----------


                      Permitted Encumbrances
                      ----------------------

                                                  Addendum No. 1


                  SPECIAL CONNECTICUT PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Connecticut:

                                                  Addendum No. 2


                      SPECIAL IOWA PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Iowa:

                                                  Addendum No. 3


                 SPECIAL MASSACHUSETTS PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Massachusetts:

                                                  Addendum No. 4


                    SPECIAL MICHIGAN PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Michigan:

                                                  Addendum No. 5


                   SPECIAL MINNESOTA PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Minnesota:

                                                  Addendum No. 6


                   SPECIAL WISCONSIN PROVISIONS


        The following special provisions shall apply to this Mortgage in the State of Wisconsin:

                                                       Exhibit D


        PLEDGE AND SECURITY AGREEMENT, dated as of October 7, 1994 (this "Agreement"), between TRIARC COMPANIES, INC., a Delaware corporation ("Pledgor"), and THE BANK OF NEW YORK, as agent for the Creditors (as hereinafter defined) (the "Agent" or "Secured Party").

                            WITNESSETH:

        WHEREAS, the Pledgor owns 100% of the outstanding common stock, par value $1.00 per share ("Common Stock"), of National Propane Corporation, a Delaware corporation (the "Borrower"); and

        WHEREAS, pursuant to the Revolving Credit and Term Loan
Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), among the Company, the Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders (as defined therein), the Lenders have agreed to extend credit to the Company;

        WHEREAS, one or more of the Lenders and/or certain affiliates of the Lenders may enter into Interest Rate Agreements (as defined in the Credit Agreement) with the Borrower to hedge interest payable on the Loans (as defined in the Agreement) (such affiliates together with the Agent and the Lenders being collectively referred to herein as the "Creditors"); and

        WHEREAS, the extension of credit to the Borrower pursuant to the Agreement and the execution and delivery of the Interest Rate Agreements (as used in this Agreement, the term "Interest Rate Agreements" shall refer to such agreements to which a Creditor is a counterparty entered into in connection with the Credit Agreement) are conditioned upon the execution and delivery by Pledgor of this Agreement to secure the due and punctual payment of the obligations of the Borrower to the Creditors as described below;

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1.  Grant of Security Interest.  For value received,
Pledgor hereby grants to the Secured Party for its benefit and for the ratable benefit of the Creditors and their successors and assigns, as security for all present and future obligations and liabilities of all kinds of the Borrower to the Creditors based on, arising out of, or otherwise relating to the Credit Documents (as defined in the Agreement) or any Interest Rate Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing hereunder, (collectively referred to as the "Obligations"), a security interest in and to, collateral assignment of and first lien upon Pledgor's right, title and interest in and to the following described property (collectively referred to as the "Collateral"):

        (a) 1,000 shares of Common Stock, which are herewith delivered to Secured Party by Pledgor to be held as Collateral hereunder; and all shares of Common Stock hereafter acquired by Pledgor, which will be delivered to Secured Party to be held as Collateral hereunder promptly upon acquisition thereof.

together with

        (b) any other securities, certificates of deposit or other instruments lodged with, or delivered to, the Secured Party or its nominee as security for the Obligations or which may be transferred to, or held for the account of, Secured Party on the books of a financial intermediary or central depository, together with

        (c) the products and proceeds of the foregoing and any substitutions or replacements therefor.

        Section 2. Definitions. Except as otherwise expressly defined herein, all terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") have the same meaning herein as in the UCC.

        Section 3. Continuing Agreement. This is a continuing agreement and shall remain in full force and effect and shall be binding upon Pledgor, its successors and assigns until such time as all Obligations have been paid in full.

        Section 4. Representations and Warranties. Pledgor represents and warrants, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that:

        (a) Pledgor is the owner of the Collateral, free of all security interests or other encumbrances, except the security interest created by this Agreement.

        (b)  Pledgor is authorized to enter into this Agreement.

        (c) This Agreement and the pledge of the Collateral hereunder do not violate or contravene the terms of Pledgor's or the Borrower's charter documents, by-laws or any agreement or instrument binding on Pledgor, the Borrower or its respective property.

        Section 5. Rights of the Secured Party. Upon the occurrence of an Event of Default under the Credit Agreement and during the continuance of such Event of Default, the Secured Party may from time to time:

        (a) Transfer any of the Collateral into the name of the Secured Party or its nominee.

        (b) Notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

        (c)  Enforce collection of any of the Collateral.

        (d) Take possession or control of any proceeds of the Collateral.

        Upon the occurrence of such an Event of Default and during the continuance thereof, Pledgor will not demand or receive any income from or interest on the Collateral, and if Pledgor receives any such income or interest without any demand by it, the same shall be held by Pledgor in trust for the Secured Party in the same form as received, shall not be commingled with any assets of Pledgor and shall be delivered to the Secured Party in the form as received, properly endorsed to permit collection, not later than the next business day following the day of its receipt.

        Section 6. Further Assurances. Pledgor agrees to take such actions and to execute such stock or bond powers and such other or different writings as the Secured Party may request (and irrevocably authorizes the Secured Party to execute such writings as Pledgor's agent and attorney-in-
fact) further to perfect, confirm and assure the Secured Party's security interest in the Collateral and to assist the Secured Party's realization thereon.

        Section 7. Rights and Remedies Upon Default. If an Event of Default under the Credit Agreement shall have occurred and be continuing the Secured Party's rights and remedies with respect to the Collateral shall be those of a secured party under the UCC and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein. Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by the Secured Party of sale, disposition or other intended action hereunder in connection therewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by regular or certified mail, postage prepaid, at least ten days prior to such action, to Pledgor's address specified in Section 9.

        Section 8.  Application of Proceeds.  (a)  In the event the
Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Section (6) hereof, any amounts held, realized or received by the Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party first toward the payment of any costs and expenses incurred by the Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations, including attorneys' fees, and then toward payment of the Obligations in such order or manner as provided in the Credit Agreement or, to the extent not so provided, as the Agent may elect.

        (b) Liability for Deficiency. This Security Agreement shall not be construed as relieving Pledgor from full liability under the Guarantee (as defined in the Credit Agreement).

        Section 9. Notices. Any communications, notice or demand to be given hereunder shall be duly given if in writing (including communications transmitted by telecopier) and delivered, mailed or communicated:

             If to Pledgor, at:

                  Triarc Companies, Inc.
                  900 Third Avenue
                  New York, New York  10022
                  Attention:Brian L. Schorr, Esq.
                            Executive Vice President &
                            General Counsel
                  Telecopy: (212) 230-3216


             If to Secured Party, at:

                  The Bank of New York
                  One Wall Street
                  New York, New York 10286
                  Attention:William A. O'Daly
                            Assistant Treasurer
                  Telecopy: (212) 635-1208

or, as to any party, to such other address as shall be designated by such party in a prior written notice to each other party similarly given.

        Section 10. No Duty to Preserve Collateral. Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral or in any security therefor against any other party, which obligation Pledgor hereby assumes.

        Section 11. No Waiver. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as an election or as a waiver of any of the other remedies of Secured Party provided for herein or existing by law or otherwise.

        Section 12.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, EXCEPT
AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE
EXTENT THAT THE
VALIDITY OR PERFECTION OF ANY OF THE SECURITY INTERESTS HEREUNDER,
OR
REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF A JURISDICTION
OTHER THAN
THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            TRIARC COMPANIES, INC.
                            as Pledgor


                            By:  ______________________
                                 Name:
                                 Title:

                            THE BANK OF NEW YORK
                            as Agent


                            By:  _______________________
                                 Name:
                                 Title

                                                       Exhibit E

        SECURITY AGREEMENT, dated as of October 7, 1994 (this "Security Agreement"), between NATIONAL PROPANE CORPORATION, a Delaware corporation ("Debtor"), and THE BANK OF NEW YORK, as agent for the Creditors (as hereinafter defined) (in such capacity, the "Agent" or "Secured Party").

                            WITNESSETH:

        WHEREAS, pursuant to the Revolving Credit and Term Loan
Agreement, dated as of October 7, 1994 (as hereafter amended, the "Credit Agreement"), among Debtor, the Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders (as defined therein), the Lenders have agreed to extend credit to Debtor;

        WHEREAS, one or more of the Lenders and/or certain affiliates of the Lenders may enter into Interest Rate Agreements (as defined in the Credit Agreement) with Debtor to hedge interest payable on the Loans (as defined in the Credit Agreement) (such affiliates together with the Agent and the Lenders being collectively referred to herein as the "Creditors"); and

        WHEREAS, the extension of credit to Debtor pursuant to the Credit Agreement and the execution and delivery of the Interest Rate Agreements (as used in this Security Agreement, the term "Interest Rate Agreements" shall refer to such agreements to which a Creditor is a counterparty entered into in connection with the Credit Agreement) are conditioned upon the execution and delivery by Debtor of this Security Agreement to secure the due and punctual payment of the obligations of Debtor to the Creditors as described below;

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1. Grant of Security Interest. (a) For value received, Debtor hereby grants to Secured Party for its benefit and for the ratable benefit of the Creditors and their successors and assigns, as security for all present and future obligations and liabilities of all kinds of Debtor to the Creditors based on, arising out of, or otherwise relating to the Credit Documents (as defined in the Credit Agreement) or any Interest Rate Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of Debtor now or hereafter existing hereunder (collectively referred to as the "Obligations"), a security interest in and to, collateral assignment of and general first lien upon and right of set-off against, all of Debtor's right, title and interest in and to the following described property (collectively referred to as the "Collateral"):

        (i)Any and all of Debtor's Tangibles (as that term is defined below);

        (ii) Any and all of Debtor's Intangibles (as that term is defined below); and

        (iii) All products, proceeds and accessions of any of the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority and, (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        (b) The term "Intangibles" as used herein includes and shall be deemed to mean "accounts", "instruments", "documents", "chattel paper", "drafts", "checks", and "general intangibles" and each of them, as the foregoing terms are defined in the Uniform Commercial Code, as in effect in the State of New York (the "UCC"). Intangibles shall include all rights of Debtor under any contract, all interests in partnerships and joint ventures, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, databases, data, expertise, materials and records, goodwill and rights of indemnification.

        Intangibles shall also include securities from time to time delivered and pledged to the Agent and any other intangible property of Debtor or in which Debtor may have an interest now or hereafter in the possession or control of any Creditor, or of any third party acting on its behalf, including any deposit or other balance to the credit of Debtor on the books of any Creditor, or any third party acting on its behalf, regard-less of whether for the express purpose of being used by such Creditor as collateral security or for safekeeping or for any other or different purposes, including property in transit or covered or affected by documents in the possession or control of the Creditor.

        (c) The term "Tangibles" as used herein includes and shall be deemed to mean "inventory" and "equipment" as defined in the UCC and all goods and all other tangible personal property now owned or hereafter acquired by Debtor.

        (d) Terms not expressly defined herein which are defined in the UCC have the same meaning herein as in the UCC.

        Section 2. Warranties, Covenants and Agreements of Debtor. Debtor warrants, covenants and agrees that:

        (a) Except for the security interest granted hereby and except as permitted by the agreements under which Obligations are incurred, Debtor is, and as to Collateral acquired after the date hereof, Debtor shall be at the time of acquisition, the owner and holder of, the Collateral free from any Lien (as defined in the Credit Agreement) other than Liens permitted under the Credit Agreement, and covenants that at all times the Collateral will be and remain free of all such Liens not otherwise permitted pursuant to the terms of the Credit Agreement; Debtor has full power and lawful authority to grant to the Agent on behalf of itself and the other Creditors a first and prior security interest in the Collateral as herein provided; the execution and delivery and the performance hereof are not in contraven-tion of any charter or by-law provision or of any indenture, material agreement or undertaking to which Debtor is a party or by which Debtor or its property are bound; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; any officer, agent or representative acting for or on behalf of Debtor in connection with this Security Agreement or any aspect hereof, or entering into or executing this Security Agreement or any financing statement on behalf of Debtor, has been duly authorized so to do, and is fully empowered to act for and represent Debtor in connection with this Security Agreement and all matters related thereto or in connection therewith.

        (b) As long as any amount remains unpaid on any of the Obligations or any additional borrowings may be made by Debtor under any agreements entered into in connection with the Obligations, including the Credit Agreement, except as expressly permitted by any such agreements, (i) Debtor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than those security agreements and financing statements in favor of Secured Party hereunder, and
(ii) there will not be on file in any public office any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of Secured Party hereunder, unless otherwise permitted pursuant to the terms of the Credit Agreement or the prior written consent of Secured Party shall have been obtained.

   (iii) Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party covering the Collateral, and hereby appoints Secured Party as Debtor's attorney-in-fact to sign and file any such financing statements covering the Collateral. At the request of Secured Party, Debtor will join Secured Party in executing such documents as Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code in effect where the Collateral is located or where Debtor conducts business; without limiting the generality of the foregoing, Debtor agrees to join Secured Party, at Secured Party's request, in executing one or more financing statements in form satisfactory to Secured Party, and Debtor will pay the costs of filing or recording the same, or of filing or recording this Security Agreement, in all public offices at any time and from time to time, whenever filing or recording of any such financing statement or of this Security Agreement is deemed by Secured Party to be necessary or desirable. In connection with the foregoing, it is agreed and understood between the parties hereto (and Secured Party is hereby authorized to carry out and implement this agreement and understanding and Debtor hereby agrees to pay the reasonable costs thereof) that Secured Party may, at any time or times, file as a financing statement any counterpart, copy, or reproduction of this Security Agreement.

        (c) Except as specifically otherwise permitted or provided in the Credit Documents, Debtor's Tangibles shall remain in Debtor's possession and control at all times at Debtor's risk of loss, and are now kept and, except for inventory sold in the ordinary course or tanks leased to customers of Debtor in the ordinary course, at all times shall be kept at the addresses and locations set forth on Schedule 1 hereto. If Debtor is using or will use all or any part of the advances made, obligations incurred, or credit extended by any of the Creditors to acquire rights in, possession of, or use of Tangibles, then Debtor agrees that, as promptly as reasonably practicable after Debtor first receives possession thereof, such Tangibles will be brought to and kept at one of the addresses and locations set forth on Schedule 1 hereto (as revised pursuant to Section 2(d)).

        (d) Debtor will notify Secured Party of its intention to make any change in any of the addresses or locations set forth on Schedule 1 hereto and of any new addresses or locations where Tangibles are or may be kept as promptly as reasonably practicable prior to making any such change, and Debtor will not remove (except for inventory sold in the ordinary course or tanks leased to customers of Debtor in the ordinary course) the Tangibles, or any part thereof, from the addresses and locations described and specified above without the prior written consent of Secured Party.

        (e) With respect to accounts, general intangibles and chattel paper included in the Collateral, Debtor represents and warrants and agrees that Debtor's books and records with respect to such Collateral are and will be kept at Debtor's office located at 1101 Second Avenue S.E., Cedar Rapids, Iowa 52403, and such address is that of Debtor's chief executive offices; and Debtor further covenants and agrees that Debtor will not change such address without first providing at least 30 days prior notice to Secured Party and filing such new or additional financing statements and making such other filings or recordings as Secured Party shall deem necessary or appropriate.
        (f) If any certificates of title or similar documents are at any time issued or outstanding with respect to any of the Collateral, Debtor will promptly advise Secured Party thereof, and Debtor will promptly cause the interest of the Creditors to be properly noted thereon, and if any certificates of title or similar documents are so issued or outstanding at the time this Security Agreement is executed by or on behalf of Debtor, then Debtor shall have caused the interest of the Creditors so to have been properly noted at or before the time of such execution; and Debtor will further promptly deliver to Secured Party any such certificate of title or similar document.

        (g) Debtor will take all action necessary to maintain and preserve all security for Debtor's Intangibles at all times as valid, subsisting and perfected as to all the property affected and covered thereby and to maintain the priority and validity of the security for the Intang-ibles as against the rights, claims and interests of all other persons.

        Section 3.  Special Provisions - Intangibles.  (a)  Secured
Party shall have the right, exercisable at any time after the occurrence of an Event of Default under the Credit Agreement and so long as such Event of Default shall be continuing, to take control of all proceeds of the Collateral (whether cash proceeds or non-cash proceeds) and to notify any account debtors, lessees, or other obligors to make payment on any and all accounts, leases, or obligations directly to Secured Party; and, in such circumstances, Debtor will upon request of Secured Party likewise notify any and all such account debtors, lessees or other obligors to make payment directly to Secured Party. Following the occurrence, and during the continuance, of an Event of Default under the Credit Agreement, upon demand by Secured Party, all proceeds of Intangibles (whether cash proceeds or non-cash proceeds), received by Debtor shall be held in trust by Debtor for the account of Secured Party, shall not be commingled with any other funds, accounts, monies or property of Debtor, and shall be forthwith accounted for, paid over, transmitted and delivered to Secured Party in the form as received by Debtor promptly upon receipt thereof by Debtor.

        (b) At any time after the occurrence of an Event of Default under the Credit Agreement, and so long as such Event of Default shall be continuing, Secured Party shall have the right in its own name or in the name of Debtor to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Intangibles and to endorse the name of Debtor on all checks, drafts, commercial paper and other instruments given in payment or part payment thereof, and in its discretion to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of, and collateral assignment to, Secured Party in the Intangibles and the proceeds thereof including, without limitation, the right to sell, assign, pledge, transfer and make any agreement respecting or otherwise deal with the Intangibles.

        (c)  Until an Event of Default occurs under the Credit
Agreement, Debtor shall be entitled to vote any securities included in the Collateral, to receive all cash distributions thereon to the extent not otherwise prohibited by the terms of the Credit Agreement or this Security Agreement and to transfer securities into the name of Secured Party or its nominee. Debtor covenants and agrees to deliver promptly to Secured Party all securities or other property of any kind distributed as a dividend or otherwise with respect to the securities, said additional property to be held as Collateral hereunder.

        Section 4. Special Provisions - Tangibles. (a) Except for tanks leased to customers of Debtor in the ordinary course, any of Debtor's Tangibles in the possession of persons other than Debtor must be represented by documents issued by the person in possession thereof, in form acceptable to Secured Party, which documents must, upon the request of the Secured Party, be delivered to Secured Party and must be either negotiable documents issued in the name of Debtor or non-negotiable documents issued in the name of Secured Party or on which the security interest of Secured Party has been noted appropriately by the issuer thereof. Debtor warrants that the Tangibles described therein will be identified or fungible portions of an identified mass, and that said documents are and will be subject to no terms or conditions other than is noted therein or thereon.

        (b) After the occurrence of an Event of Default under the Credit Agreement and so long as such Event of Default shall be continuing, all proceeds of Debtor's Tangibles, whether cash proceeds or non-cash proceeds, and including, without limitation, proceeds that constitute Intangibles or that are included in the Collateral as Intangibles, and proceeds that represent the proceeds of Intangibles, shall be received and held by Debtor in trust for Secured Party, shall not be commingled with any other funds, accounts, monies or property of Debtor, and shall unless otherwise agreed with the Secured Party be promptly accounted for, paid over and delivered to Secured Party in the same form as received by Debtor promptly upon receipt thereof by Debtor.

        Section 5.  Further Agreements Between Debtor and the Secured
Party. (a) Secured Party shall have no obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which Debtor agrees, and undertakes to do at Debtor's expense, but Secured Party may do so in its discretion at any time after any of the Obligations shall become due and payable, whether by acceleration or otherwise, and after the occurrence of an Event of Default under the Credit Agreement and so long as such Event of Default shall be continuing and at such time Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to insure or otherwise protect or to enforce the Collateral or any security therefor. All expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred or paid by Secured Party or any Creditor in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect, insure or enforce the Collateral or any security therefor shall be borne by Debtor or reimbursed by Debtor to Secured Party or Creditor as the case may be, upon demand. The proceeds of collection of the Collateral or other proceeds received by Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by Secured Party without liability for interest thereon and may be applied by Secured Party as provided in the Credit Agreement or the Interest Rate Agreements or, to the extent not so provided, as Secured Party may deem appropriate toward payment of any of the Obligations in such order or manner as Secured Party may elect.
        (b) In the event Secured Party shall pay any taxes, assessments, interest, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, Debtor, upon demand of Secured Party, shall pay to Secured Party the full amount thereof; and so long as Secured Party shall be entitled to any such payment, this Security Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Obligations secured hereunder, and for the enforcement of such repayment Secured Party shall have every right and remedy provided hereunder for enforcement of payment of the Obligations.

        Section 6. Remedies. Upon the occurrence of an Event of Default under the Credit Agreement and so long as such Event of Default shall be continuing, in addition to any other remedies provided for in any of the agreements relating to any of the Obligations or available under applicable law, Secured Party shall have and may exercise with reference to the Collateral and Obligations any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement executed by Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by Secured Party and toward payment of the Obligations in such order or manner as provided in the Credit Agreement, or to the extent not so provided, as Secured Party may elect. Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, Secured Party may require Debtor to assemble the Collateral or any security therefor and make it available to Secured Party at a place to be designated by Secured Party; and Secured Party shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of Debtor or in Debtor's possession or control relating to the Collateral which are not already in Secured Party's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is given in the manner provided in Section 7(c) hereof at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

        Section 7. General. (a) No Impairment, etc. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Obligations and no security taken hereafter as security for payment or performance of the Obligations shall impair in any manner or affect this Security Agreement, all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest, collateral assignment or charge of this Security Agreement as to the Collateral not expressly released, and this Security Agreement shall continue as a first and prior lien, security interest, collateral assignment and charge on all of the Collateral not expressly released until all the Obligations secured hereby have been paid in full. Any future assignment of the interest of Debtor in and to any of the Collateral shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all or any part of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

        (b) Liability for Deficiency. This Security Agreement shall not be construed as relieving Debtor from full liability on the Obligations and any and all future and other indebtedness secured hereby and for any deficiency thereon.

        (c) Notices. Any communications, notice or demand to be given hereunder shall be duly given if in writing (including communications transmitted by telecopier) and delivered, mailed or communicated:

             If to Debtor, at:

                  National Propane Corporation
                  1101 Second Avenue S.E.
                  Cedar Rapids, Iowa 53403
                  Attention:Terry D. Weikel
                            Senior Vice President &
                            Chief Financial Officer
                  Telecopy: (319) 365-3672

             With a copy to

                  Triarc Companies, Inc.
                  900 Third Avenue
                  New York, New York 10022
                  Attention:Brian L. Schorr, Esq.
                            Executive Vice President &
                            General Counsel
                  Telecopy: (212) 230-3216

             If to Secured Party, at:

                  The Bank of New York, as Agent
                  One Wall Street
                  New York, New York 10286
                  Attention:William A. O'Daly
                            Assistant Treasurer
                  Telecopy: (212) 635-1208

or, as to any party, to such other address as shall be designated by such party in a prior written notice to each other party similarly given.

        (d) No Duty to Preserve Collateral. Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral or in any security therefor against any other party, which obligation Debtor hereby assumes.

        (e)  No Waiver.  No delay or omission on the part of Secured
Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as an election or as a waiver of any of the other remedies of Secured Party provided for herein or existing by law or otherwise.

        (f)  GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE
GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK,
EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO
THE EXTENT
THAT THE VALIDITY OR PERFECTION OF ANY OF THE SECURITY INTERESTS
HEREUNDER,
OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF A JURISDICTION
OTHER THAN
THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.


                            NATIONAL PROPANE CORPORATION



                            By:  _________________________
                                 Name:
                                 Title:


                            THE BANK OF NEW YORK, as Agent


                            By:  _________________________
                                 Name:
                                 Title:

                            Schedule 1
                            -----------

                      Locations of Tangibles
                      -----------------------

              [To Be Circulated Under Separate Cover]

                                                       Exhibit F



        TRADEMARK SECURITY AGREEMENT, dated as of ____________, 199_, between NATIONAL PROPANE CORPORATION, a Delaware corporation ("Debtor"), and THE BANK OF NEW YORK (the "Agent"), as agent for the Creditors (in such capacity, as hereinafter defined).

                            WITNESSETH:

        WHEREAS, pursuant to the Revolving Credit and Term Loan
Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), among Debtor, the Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders (as defined therein), the Lenders have agreed to extend credit to the Debtor;

        WHEREAS, one or more of the Lenders and/or certain affiliates of the Lenders may enter into Interest Rate Agreements (as defined in the Credit Agreement) with the Debtor to hedge interest payable on the Term Loans (as defined in the Credit Agreement) (such affiliates, together with the Agent and the Lender, being collectively referred to herein as the "Creditors"); and

        WHEREAS, the extension of credit to Debtor pursuant to the Credit Agreement and the execution and delivery of the Interest Rate Agreements (as used in this Agreement, the term "Interest Rate Agreements" shall refer to such agreements to which a Creditor is a counterparty entered into in connection with the Credit Agreement) are conditioned upon the execution and delivery by Debtor of this agreement to secure the due and punctual payment of the obligations of Debtor to the Creditors as described below;

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1. Grant of Security. Debtor hereby assigns, pledges, conveys, transfers and grants to the Agent, for its benefit and for the ratable benefit of the Creditors, a lien on and security interest in the entire right, title and interest of the Debtor in and to the following, whether now owned or hereafter acquired (the "Trademark Collateral"):

        (a) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto and made a part hereof, and including (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks"); and
        (b) all license agreements with any other person in connection with any of the Trademarks or such other person's names or marks, whether Debtor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements now or hereafter owned by the Debtor and now or hereafter covered by such licenses (the "Licenses").

        Section 2. Security for Obligations. This Trademark Security Agreement secures the payment of all obligations of every kind or character now or hereafter existing, whether matured or unmatured, contingent or liquidated, of Debtor under the Credit Documents (as defined in the Credit Agreement) or any Interest Rate Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of Debtor now or hereafter existing under this Trademark Security Agreement (all obligations described in this Section 2 being the "Obligations"). The liens and security interests granted by this Trademark Security Agreement are granted in conjunction with the liens and security interests granted to the Agent in certain other assets of Debtor, as set forth in the other Credit Documents.

        Section 3. Representations and Warranties. The Debtor represents and warrants as follows:

        (a) Debtor is the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademark Collateral set forth in Schedule 1 free and clear of any Lien (as defined in the Credit Agreement) other than Liens permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Trademark Collateral is on file in any recording office (including, without limitation, the United States Patent and Trademark Office), except such as may have been filed in favor of the Agent relating to this Trademark Security Agreement or otherwise permitted by the Credit Agreement.

        (b) Set forth in Schedule 1 is a complete list of all United States trademark and service mark registrations, and applications for United States trademark or service mark registrations, owned by Debtor. The Debtor owns no United States trademark or service mark registrations, or applications for United States trademark or service mark registrations, other than as set forth in Schedule 1. Debtor has made all filings and recordations necessary to protect and maintain its interest in the Trademarks set forth in Schedule 1 including filings and recordings in the United States Patent and Trademark Office. Set forth in Schedule 2 is a complete list of all Licenses owned by the Debtor in which Debtor is a licensee with respect to any United States Trademark.

        (c) Each trademark and service mark registration and application for trademark or service mark registration identified in
   Schedule 1 is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and is, to the best of Debtor's knowledge, valid, subsisting, registrable and enforceable. Each License identified in Schedule 2 is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to the best of Debtor's knowledge, valid and enforceable.

        (d) Debtor has made no previous assignment, transfer or agreement constituting a present or future assignment, transfer or encumbrance of any of the Trademark Collateral. Debtor has not granted any license, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Trademark Collateral.

        (e) To the best of Debtor's knowledge, no claim has been made and is continuing or threatened that the use by Debtor of any item of Trademark Collateral does or may violate the rights of any Person in the United States. To the best of Debtor's knowledge, there is currently no infringement or unauthorized use of any Trademark which could give rise to a claim by any Person.

        Section 4. Further Assurances. (a) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action (including the execution and filing of financial statements and continuations thereof and amendments thereto), that may be required, or that the Agent may reasonably request, in order to (i) continue, perfect and protect any security interest granted or purported to be granted hereby or
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any part of the Trademark Collateral.

        (b) Debtor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Trademark Collateral without the signature of the Debtor where permitted by law, in each case with prior notice to Debtor.

        (c) Debtor agrees that, should it obtain an ownership interest in any trademark, service mark, trade name, trade dress, other indicia of trade origin, trademark or service mark registration, or application for trademark or service mark registration or license which is not now a part of the Trademark Collateral, (i) the Debtor shall give prompt written notice thereof to the Agent, (ii) the provisions of Section 1 shall automatically apply thereto, and (iii) any such trademark, service mark, trade name, trade dress, indicia of trade origin, trademark or service mark registration or application for trademark or service mark registration, together with the goodwill of the business connected with the use of the mark and symbolized by it, or license, shall automatically become part of the Trademark Collateral.

        (d) Debtor agrees to notify the Agent promptly in writing if Debtor learns of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Trademark Collateral.

        Section 5.  Agent Appointed Attorney-in-Fact.   Debtor hereby
irrevocably appoints the Agent Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Trademark Security Agreement, including, without limitation to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any payments relating to any of the Trademark Collateral or otherwise to enforce the rights of the Agent with respect to any of the Trademark Collateral.

        Section 6.  The Agent's Duties.  The powers conferred on the
Agent hereunder are solely to protect its interest in the Trademark Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the exercise of reasonable care in the custody of any Trademark Collateral in its possession and the accounting for any moneys actually received by it hereunder, the Agent shall have no duty as to any Trademark Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Trademark Collateral.

        Section 7. Remedies. If any Event of Default shall have occurred and be continuing:

        (a) The Agent may exercise in respect of the Trademark Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time (the "Uniform Commercial Code") (whether or not the Uniform Commercial Code applies to the affected Trademark Collateral) and also may (i) exercise any and all rights and remedies of the Debtor under or otherwise in respect of the Trademark Collateral and (ii) dispose of the Trademark Collateral as part of any sale of all or part of Debtor's business or otherwise.

        (b) All payments received by Debtor under or in connection with any of the Trademark Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of Debtor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement).

        (c) All payments made under or in connection with or otherwise in respect of the Trademark Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Trademark Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 8) in whole or in part by the Agent for the ratable benefit of the Creditors against, all or any part of the Obligations, in such order as provided in the Credit Agreement, or to the extent not so provided, as the Agent shall elect.

        Section 8. Indemnity and Expenses. (a) Debtor agrees to indemnify the Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Trademark Security Agreement or the transactions contemplated hereby (including, without limitation, enforcement of this Trademark Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or wilful misconduct as determined by a final judgment of a court of competent jurisdiction,

        (b) Debtor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Trademark Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Trademark Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Creditors hereunder, or (iv) the failure by Debtor to perform or observe any of the provisions hereof.
        Section 9. Amendments, Waivers, Etc. No amendment or waiver of any provision of this Trademark Security Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 10. Addresses for Notices. All notices and other communications to either party provided for hereunder shall be in writing and shall be mailed, delivered or communicated to such party at the address of such party specified in, or determined pursuant to, Section 12.07 of the Credit Agreement, or as to either party at such other notice to the other party complying as to delivery with the terms of this Section.

        Section 11. Continuing Security Interest; Transfer of Notes; Release of Collateral. (a) This Trademark Security Agreement shall create a continuing security interest in the Trademark Collateral and shall (i) remain in full force and effect until payment in full of the Obligations,
(ii) be binding upon Debtor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Creditors and their respective successors, transferees and assigns.

        (b) Upon the payment in full of the Obligations, the liens and security interests granted hereby shall terminate and all rights to the Trademark Collateral shall revert and be reassigned to the Debtor. Upon any such termination, the Agent will, at the Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination, release and reassignment.

        Section 12. Severability. If any term or provision of this Trademark Security Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Trademark Security Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

        Section 13. Governing Law; Terms. THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAW OF
THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR
PERFECTION
OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN
RESPECT OF ANY
PARTICULAR TRADEMARK COLLATERAL ARE GOVERNED BY THE LAW OF THE
UNITED STATES
OR ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

        IN WITNESS WHEREOF, Debtor has caused this Security Trademark Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                            NATIONAL PROPANE CORPORATION



                            By:  _________________________
                                 Name:
                                 Title:


                            THE BANK OF NEW YORK, as Agent



                            By:  _________________________
                                 Name:
                                 Title:

                            SCHEDULE 1
                           -------------

      UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS
    -----------------------------------------------------------

                          Registrations:

   Mark           Owner               Reg. No.       Reg. Date
   ----------     ----------          ------------   -------------

                           Applications:
                          ---------------

   Mark                Application No.               Filing Date
   ------------        -------------------      ---------------

                            SCHEDULE 2
                            -----------

                             Licenses
                            -----------

STATE OF NEW YORK)
                  :ss.:
COUNTY OF NEW YORK)


On the ____ day of _________, 199_, before me personally came ________________ to me known, who, being by me duly sworn, did depose and say he resides at ____________ __________; and that he is the _________ of
____________, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.




                                      Notary Public


[Notarial Seal]

                                                       Exhibit G

          NOTICE OF BORROWING FOR REVOLVING CREDIT LOANS

                                                 [Dated as provided
                                                 in Section 2.02]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention:  _________________

The Bank of New York, as Administrative Agent
Agency Function Administration
One Wall Street, 18th Floor
New York, New York, 10286
Attention:  _________________


        NATIONAL PROPANE CORPORATION (the "Borrower") hereby gives
notice of its intention to borrow [$          ] on [date] pursuant to the
Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified, or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders from time to time parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This borrowing will consist of [ABR Revolving Loans] [Eurodollar Revolving Loans] [and the principal amount of such Loans will bear interest as provided in Section [4.01] [4.02] of the Agreement].

        [If Eurodollar Revolving Loans -- The initial Interest Period of such Eurodollar Revolving Loans will be [one month] [two months] [three months] [six months].]

        These Loans will be a [General Purposes Borrowing] [Acquisition Borrowing]. The Borrower hereby confirms that each of the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on the date hereof and, after giving effect to this borrowing, will be true and correct in all material respects on the proposed borrowing date as though such representations and warranties had originally been made on such dates. The Borrower has complied and is now in compliance in all material respects with all the terms, covenants and condi-tions of the Credit Agreement which are binding on it and, after giving effect to this borrowing, will be in such compliance. No Default or Event of Default under the Credit Agreement has occurred and is continuing nor will any such event occur as a result of this borrowing.

                            NATIONAL PROPANE CORPORATION


                            By:  _______________________
                                 Name:
                                 Title:

                                                       Exhibit H

                       REVOLVING CREDIT NOTE

$_____                                              October 7, 1994


        NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of ___________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286 in lawful money of the United States, on March 31, 2000, the principal sum of $___________ or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below). This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement for ABR Revolving Loans and Eurodollar Revolving Loans.
        This Note is one of the Revolving Credit Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.
        All changes in interest determination on the Revolving Credit
Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments of principal and interest thereon may be indicated by the Lender upon the grid attached hereto which is a part of this Note. Such notations shall be presumed correct absent manifest error as to the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender pursuant to the Credit Agreement, and interest due thereon, provided, that any failure by the Lender to make any such notations shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of such Revolving Credit Loans.
        This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.
        The obligations of the Borrower evidenced hereby constitute
"senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.
        This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
                            NATIONAL PROPANE CORPORATION


                            By:  _______________________
                                 Name:
                                 Title:



                                     Loans and Payments of Principal
                                  --------------------------------------


                        Name of
                   Interest    Interest Period      Interest Rate
Amount of     Unpaid
 Person
        Amount   Method (ABR)  (if Eurodollar      (if fixed for a
Principal    Principal
     Making
Date   of Loan  or Eurodollar)      Loan)          Specified period)
Paid        Balance
  Notification
-----  -------  --------------  --------------     -----------------
----------    ----------     -------------



------------------------------------------------------------------------------
--------------------------------------
-

------------------------------------------------------------------------------
--------------------------------------
-

------------------------------------------------------------------------------
--------------------------------------
-

------------------------------------------------------------------------------
--------------------------------------
-

                                                       Exhibit I

                        TRANCHE A TERM NOTE

$_________                                          October 7, 1994


          NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of _______________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286, in lawful money of the United States, the principal sum of $__________, in installments payable in the amounts and on the dates set forth in the Credit Agreement (as defined below).

          This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement for ABR Term Loans and Eurodollar Term Loans.

          Except as otherwise provided in the Credit Agreement with respect to Eurodollar Term Loans, if interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Tranche A Term Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender, and is subject to prepay-ment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

          The obligations of the Borrower evidenced hereby constitute "senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.

          This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit J

                        TRANCHE B TERM NOTE

$_________                                          October 7, 1994


          NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of _________________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286, in lawful money of the United States, the principal sum of $______________, in installments payable in the amounts and on the dates set forth in the Credit Agreement (as defined below).

          This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement for ABR Term Loans and Eurodollar Term Loans.

          Except as otherwise provided in the Agreement with respect to Eurodollar Term Loans, if interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Tranche B Term Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender, and is subject to prepay-ment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

          This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.

          The obligations of the Borrower evidenced hereby constitute "senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit K

                        TRANCHE C TERM NOTE

$_________                                        ________ __, 199_


          NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of _________________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286, in lawful money of the United States, the principal sum of $______________, in installments payable in the amounts and on the dates set forth in the Credit Agreement (as defined below).

          This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement for ABR Term Loans and Eurodollar Term Loans.

          Except as otherwise provided in the Credit Agreement with respect to Eurodollar Term Loans, if interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Tranche C Term Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender, and is subject to prepay-ment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

          This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.

          The obligations of the Borrower evidenced hereby constitute "senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit L

                        TRANCHE D TERM NOTE

$_________                                        ________ __, 199_


          NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of _________________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286, in lawful money of the United States, the principal sum of $______________, in installments payable in the amounts and on the dates set forth in the Credit Agreement (as defined below).

          This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement for ABR Term Loans and Eurodollar Term Loans.

          Except as otherwise provided in the Agreement with respect to Eurodollar Term Loans, if interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Tranche D Term Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender, and is subject to prepay-ment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

          The obligations of the Borrower evidenced hereby constitute "senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.

          This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit M

    NOTICE OF BORROWING FOR TRANCHE A AND TRANCHE B TERM LOANS


                                                   October __, 1994


The Bank of New York,
 as Administrative Agent
Agency Function Administration
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

          NATIONAL PROPANE CORPORATION (the "Borrower") hereby gives notice of its intention to borrow [$60,000,000] as Tranche A Term Loans and [$30,000,000] as Tranche B Term Loans on the Effective Date (currently expected to be October 7, 1994) under the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower and The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders from time to time parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This borrowing will consist of ABR Term Loans and the principal amount of such Loans will bear interest as provided in Section 4.01 of the Credit Agreement.

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit N

           NOTICE OF BORROWING FOR TRANCHE C TERM LOANS


                                                 [Dated as provided
                                                 in Section 3.05]

The Bank of New York,
 as Administrative Agent
One Wall Street
New York, New York 10286

The Bank of New York,
 as Administrative Agent
Agency Function Administration
One Wall Street
New York, New York 10286

Attention:     ____________________

Ladies and Gentlemen:

          NATIONAL PROPANE CORPORATION (the "Borrower") hereby gives notice of its intention to borrow [$20,000,000] as Tranche C Term Loans on [date] pursuant to the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower and The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders from time to time parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This borrowing will consist of [ABR Term Loans] [Eurodollar Term Loans] [and the principal amount of such Loans will bear interest as provided in Section [4.01] [4.02] of the Credit Agreement].

          [For Eurodollar Term Loans -- The initial Interest Period will be [one month] [two months] [three months] [six months].]

          The Borrower hereby confirms that each of the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on the date hereof and, after giving effect to this borrowing, will be true and correct in all material respects on the proposed borrowing date as though such representations and warranties had originally been made on such dates. The Borrower has complied and is now in compliance in all material respects with all the terms, covenants, and condi-tions of the Credit Agreement which are binding on it and, after giving effect to this borrowing, will be in such compliance. No Default or Event of Default under the Credit Agreement has occurred and is continuing nor will any such event occur as a result of this borrowing.

                              NATIONAL PROPANE CORPORATION


                              By:  ______________________
                              Name:
                              Title:

                              PAGE

                   Exhibit O

                    NOTICE OF INTEREST ELECTION


                                                 [Dated as provided
                                                 in Section 4.03]

The Bank of New York, as Administrative Agent
Agency Function Administration
One Wall Street
New York, New York 10286

Attention:  ____________________

Ladies and Gentlemen:

          NATIONAL PROPANE CORPORATION (the "Borrower") hereby gives notice of its intention pursuant to the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the Lenders from time to time parties thereto to change the basis of interest on a [portion of the] Loans currently outstanding in the aggregate amount of $__________ as [ABR Loans] [Eurodollar Loans] the last day of the Interest Period for which is [date]. An aggregate amount of $___________ of such Loans shall bear interest as [ABR Loans] [Eurodollar Loans] as provided in Section [4.01] [4.02] of the Credit Agreement, effective as of [date]. [The Interest Period for such Eurodollar Loan will be [one month] [two months] [three months] [six months].]

                              NATIONAL PROPANE CORPORATION



                              By:  ______________________
                              Name:
                              Title:

                                                       Exhibit P

                   FORMS OF OPINIONS OF COUNSEL
                FOR THE BORROWER AND THE GUARANTOR




                                        [Effective Date]


                              [DATE]

                                                       Exhibit Q


             [FORM OF PUBLIC GAS MANAGEMENT AGREEMENT]


                              [DATE]

                                                       Exhibit R


                ASSIGNMENT AND ASSUMPTION AGREEMENT


          Reference is made to the Revolving Credit and Term Loan
Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), among NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), each of the several lenders from time to time parties thereto (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as
Co-Agents. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          Section 1. Assignment and Acceptance. The Assignor identified in Annex 1 hereby sells and assigns, without recourse, to the Assignee identified in Annex 1, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth in Annex 1, the interests set forth on Annex 1 (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on Annex 1 in the Revolving Credit Commitment and Tranche C Term Loan Commitment of the Assignor on the Effective Date and the Revolving Credit Loans and Term Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on Annex 1 hereto of any fees under the Credit Agreement accrued to the Effective Date for the account of the Assignor.

          Section 2. Representations and Warranties of the Assignor. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Guarantee, the Notes, the Letters of Credit or the other Credit Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Guarantee, the Notes, the Letters of Credit, the other Credit Documents or any other instrument or document executed or furnished pursuant thereto; and (c) makes no representation or warranty, and assumes no responsibility, with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of its respective obligations under the Credit Agreement, the Guarantee, the Notes, the Letters of Credit, the other Credit Documents, or any other instrument or document executed or furnished pursuant thereto.

          Section 3. Confirmations and Agreements of the Assignee. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 6.05 and 8.01(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Co-Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents (including the Security Documents) as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; (e) if the Assignee is not already a Lender, specifies as its address for notices and Eurodollar Lending Office the offices set forth on Annex 1; and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower and the Guarantor (and is providing to the Administrative Agent and the Borrower Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service) that (i) the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

          Section 4. Delivery to the Administrative Agent. Following the execution of the Agreement by the Assignor and the Assignee, it will be delivered to the Administrative Agent, together (where applicable) with a processing fee of $2,500 in cash, for acceptance and recording by the Agent. The effective date of this Agreement shall be specified on the Schedule hereto (the "Effective Date").

          Section 5. Effect of Assignment. (a) Upon acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations as a Lender under the Credit Agreement.

          (b) Upon acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall transmit all notices for funding of Loans and shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          SECTION 6. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Annex 1 hereto.

                              Annex 1
                                to
                Assignment and Acceptance Agreement
                                 Dated _________, ___


Section 1.

     Percentage Interest:                              _______%

Section 2.

     Assignee's Revolving Credit Commitment:           $_______
     Assignee's Tranche C Term Loan
       Commitment:                                     $_______
     Aggregate Outstanding Principal
       Amount of Revolving Credit Loans:               $_______
     Aggregate Outstanding Amount of Letter
       of Credit Obligations:                          $_______
     Aggregate Outstanding Principal Amount
       of Tranche A Term Loan owing to
       Assignee:                                       $_______
     Aggregate Outstanding Principal Amount
       of Tranche B Term Loan owing to Assignee:       $_______
     Aggregate Outstanding Principal Amount
       of Tranche C Term Loan owing to Assignee:       $_______
     Aggregate Outstanding Principal Amount
       of Tranche D Term Loan owing to Assignee:       $_______

Section 3.

     Effective Date:
                                             __________, ____


                                        ______________________
                                        (Name of Assignor)


                                        By:  _________________
                                             Title:


                                        _______________________
                                               (Name of Assignor)


                                        By:  _________________
                                             Title:

                                   Address for Notices:
                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   ________________________________

                                   Attention:____________________
                                   Telecopy: ____________________

                                   Eurodollar Lending Office:
                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   ________________________________

                                   Attention:____________________
                                   Telecopy: ____________________




Accepted this ______ day
of ____________, ____


THE BANK OF NEW YORK, as Administrative Agent


By:  _____________________
     Title:

          If the Assignee is not a Lender (as defined in the Credit Agreement), an affiliate of the Assignor or a Federal Reserve Bank, the Borrower consents to the assignment.


Assignment consented to this ____ day
of _____________, ____


NATIONAL PROPANE CORPORATION


By:  ________________________
     Title:

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